EXHIBIT 10.41

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE OMITTED CONFIDENTIAL INFORMATION APPEARS ON EIGHT (8) PAGES OF THIS EXHIBIT.

LOAN AGREEMENT

dated as of February     , 2006

between

AIRTRAN AIRWAYS, INC., as Borrower,

THE PARTIES IDENTIFIED IN SCHEDULE 1 HERETO AS LENDERS, as Lenders,

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,

in its individual capacity

Two (2) Boeing model 737-7BD aircraft

each equipped with

Two (2) CFM International model CFM56-7B20 engines

TABLE OF CONTENTS

1.	DEFINITIONS AND CONSTRUCTION	1

2.	SECURED LOANS; CLOSING	1

2.1	MAKING OF LOANS; CREATION OF MORTGAGES; ISSUANCE OF EQUIPMENT NOTES.	1
2.2	PROCEDURE FOR FUNDING OF SECURED LOANS.	2
2.3	TERMS OF REPAYMENT.	4
2.4	CLOSING; FUNDS; NO SET-OFF.	5
2.5	EVENTS OF DEFAULT.	5

3.	CLOSING CONDITIONS	5

3.1	CONDITIONS TO EACH LENDER’S OBLIGATIONS.	5
3.2	CONDITIONS TO BORROWER’S OBLIGATIONS.	9
3.3	POST-REGISTRATION OPINION.	9

4.	FEES AND COSTS	9

4.1	TRANSACTION EXPENSES.	9
4.2	UPFRONT FEE.	9
4.3	COMMITMENT FEE.	9
4.4	INCREASED COSTS/CAPITAL ADEQUACY	10
4.5	PAST DUE INTEREST.	12

5.	REPRESENTATIONS AND WARRANTIES	12

5.1	BORROWER’S REPRESENTATIONS AND WARRANTIES.	12
5.2	WFB’S REPRESENTATIONS AND WARRANTIES.	15
5.3	LENDER’S REPRESENTATIONS AND WARRANTIES.	17

6.	LENDER COVENANTS.	18

6.1	WITHHOLDING TAXES.	18
6.2	COMPLIANCE.	18
6.3	RECOGNITION OF RIGHTS IN CERTAIN ENGINES.	18
6.4	QUIET ENJOYMENT.	18

7.	ASSIGNMENT OR TRANSFER OF INTEREST; JUNIOR LOANS; SALE-LEASEBACKS; TERMINATION OF CROSS-COLLATERALIZATION AND CROSS-DEFAULT	19

7.1	LENDERS.	19
7.2	EFFECT OF TRANSFER; COSTS.	20
7.3	JUNIOR LOANS.	20
7.4	SALE-LEASEBACK TRANSACTION.	21
7.5	TERMINATION OF CROSS-COLLATERALIZATION AND CROSS-DEFAULTS.	22

8.	CONFIDENTIALITY	23

9.	INDEMNIFICATION AND EXPENSES	24

9.1	GENERAL INDEMNITY.	24
9.2	EXPENSES.	28
9.3	GENERAL TAX INDEMNITY.	28
9.4	PAYMENTS.	38
9.5	INTEREST.	39
9.6	BENEFIT OF INDEMNITIES.	39

10.	INTENTIONALLY OMITTED.	39

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11.	MISCELLANEOUS	39

11.1	AMENDMENTS.	39
11.2	SEVERABILITY.	39
11.3	SURVIVAL.	40
11.4	REPRODUCTION OF DOCUMENTS.	40
11.5	COUNTERPARTS.	40
11.6	NO WAIVER.	40
11.7	NOTICES.	40
11.8	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.	41
11.9	THIRD-PARTY BENEFICIARY.	42
11.10	ENTIRE AGREEMENT.	42
11.11	FURTHER ASSURANCES.	42
11.12	SECTION 1110.	42

ANNEX A – DEFINITIONS

EXHIBIT A – FORM OF MORTGAGE

EXHIBIT B – FORM OF DRAWDOWN NOTICE

EXHIBIT C – FORM OF TRANSFER CERTIFICATE

SCHEDULE 1 - ACCOUNTS ADDRESSES

SCHEDULE 2 - COMMITMENTS; TRANSACTION EXPENSES LIMIT

SCHEDULE 3 - PERMITTED COUNTRIES

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LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is entered into as of February     , 2006 among (a) AIRTRAN AIRWAYS, INC. (“Borrower”), a Delaware corporation, (b) THE PARTIES IDENTIFIED IN SCHEDULE 1 HERETO AS LENDERS (the “Lenders”) and (c) WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, in its individual capacity (“WFB”).

RECITALS

A. Borrower and Airframe Manufacturer have entered into the Purchase Agreement, pursuant to which Airframe Manufacturer agreed to manufacture and sell to Borrower, and Borrower agreed to purchase and take delivery of, among other things, two (2) Boeing model 737-7BD aircraft, each equipped with two (2) CFM International model CFM56-7B20 engines, to be delivered in the Scheduled Delivery Months (the “Aircraft”).

B. To enable Borrower to purchase and take delivery of each of the Aircraft on the applicable Delivery Dates, Borrower desires to borrow from Lenders, and Lenders desire to lend to Borrower, a portion of the purchase price of each of the Aircraft.

C. The parties to this Agreement wish to set forth in this Agreement the terms and conditions upon and subject to which the foregoing transactions shall be effected.

The parties hereto agree as follows:

1. DEFINITIONS AND CONSTRUCTION

The terms defined in Annex A, when capitalized as in Annex A, have the same meanings when used in this Agreement. Annex A also contains rules of usage that control construction in this Agreement.

2. SECURED LOANS; CLOSING

2.1 Making of Loans; Creation of Mortgages; Issuance of Equipment Notes.

In respect of each Aircraft and subject to the terms and conditions of this Agreement, on the applicable Delivery Date of each Aircraft (each such date a “Closing Date”):

(a) each Lender agrees to make a secured loan to Borrower in the amount of such Lender’s Commitment;

(b) WFB, in its individual capacity and as a mortgagee, and Borrower shall enter into the Mortgage in respect of such Aircraft; and

(c) pursuant to Section 2 of the Mortgage, Borrower shall issue an Equipment Note to each Lender, dated the Applicable Closing Date, for an aggregate principal amount equal to the amount of the secured loan made by such Lender on such date.

No Closing Date for any Aircraft shall occur after the Commitment Termination Date.

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2.2 Procedure for Funding of Secured Loans.

(a) Notice of Scheduled Delivery Date. In the case of each Aircraft, Borrower agrees to give each Lender written notice or telephonic notice (to be confirmed promptly in writing) of the date such Aircraft is scheduled to be delivered (the “Scheduled Delivery Date”) so that such notice is received by each Lender not later than 4:30 p.m., New York City time, on the tenth (10th) day prior to the Scheduled Delivery Date. Borrower undertakes to promptly notify each Lender of any amendment or change in the Scheduled Delivery Date.

(b) Drawdown Notice. No later than 4:30 p.m., New York City time, on the third (3rd) Business Day prior to the Scheduled Delivery Date for any Aircraft, each Lender shall receive the Drawdown Notice from Borrower in respect of such Aircraft, receipt of which shall, subject to the conditions contained in this Agreement, oblige Borrower to borrow an amount equal to the Commitment for such Aircraft (or such lesser amount specified in such Drawdown Notice) on the date stated and on the terms herein contained.

(c) Amortization Schedule. No later than 10:00 a.m., New York City time, on the Business Day prior to the Scheduled Delivery Date, Calyon New York Branch, on behalf of the Lenders, shall deliver the amortization schedule for the Applicable Aircraft to the Borrower and the Borrower shall no later than 4:00 p.m., New York City time, on such day deliver written confirmation of such amortization schedule to the Lenders. In the event notice of any postponement of the Scheduled Delivery Date is delivered pursuant to Section 2.2(e) involving a postponement of more than three (3) Business Days, Calyon New York Branch, on behalf of the Lenders, shall deliver to Borrower by 10:00 a.m., New York City time, on the Business Day prior to the date to which the Scheduled Delivery Date is so postponed or as promptly as practicable thereafter, an amortization schedule reflecting the postponed Scheduled Delivery Date for the Applicable Aircraft and Borrower shall deliver by 4:00 p.m., New York City time, on such day or as promptly as practicable thereafter, written confirmation of such schedule to the Lenders.

(d) Disbursement of Funds. In the case of each Aircraft, each Lender agrees, subject to the terms and conditions of this Agreement, to make its Commitment for such Aircraft available for disbursement to or on behalf of the Borrower, in each case in immediately available funds by 11:00 a.m., New York City time, on the Scheduled Delivery Date for such Aircraft in the amount set out in the Drawdown Notice. In order to facilitate the timely closing of the transactions contemplated hereby, for any Aircraft, the Borrower, by delivery of the Drawdown Notice to the Lenders, irrevocably instructs, subject to its rights to postpone under Section 2.2(e) below, such Lenders to wire transfer (for receipt by no later than 11:00 a.m. New York City time) on the Scheduled Delivery Date for such Aircraft its Commitment for such Aircraft by the wiring of immediately available funds (reference: AirTran/Calyon N__AT) to the account of WFB specified in Schedule 1 hereto (the “Account”). The funds so paid by each Lender (the “Deposit”) into the Account for any Aircraft are to be held by WFB for the account of such Lender. Upon the fulfillment (as determined by each Lender acting reasonably) (or waiver) of the

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conditions precedent set forth in Section 3 hereof in respect of the Applicable Aircraft, such Lender shall instruct WFB to disburse the Deposit for application of its Commitment for such Aircraft.

(e) Postponement of Scheduled Delivery Date.

(1) Borrower may in the case of each Aircraft change or postpone (indefinitely, or to a specified date not later than the Commitment Termination Date) the Scheduled Delivery Date for an Aircraft by telephonic notice (to be confirmed promptly in writing) to each Lender, provided such notice (specifying the new Delivery Date, if any) is received by the Lenders not later than 4:30 p.m. on such Scheduled Delivery Date being postponed (the “Postponement Notice”). If the revised Scheduled Delivery Date specified in the Postponement Notice is a date after a date specified in clause (x) or (z) of the definition of “Cutoff Date” set forth in Section 2.2(e)(4) hereof, then such revised Scheduled Delivery Date shall be deemed the “Scheduled Delivery Date” for such Aircraft for all purposes of the Applicable Operative Agreements.

(2) If the Scheduled Delivery Date for an Aircraft is postponed and the Deposit has been paid by the Lenders into the Account, then the Deposit for such Aircraft will, pending any return contemplated by Section 2.2(e)(4) below, be invested, together with earnings thereon, and reinvested by WFB at the sole direction, for the account, and at the risk of the Borrower in an overnight investment selected by the Borrower and acceptable to WFB (acting reasonably and in good faith). Upon the Borrower’s oral (to be confirmed in writing) instructions, earnings on any such investments shall be applied to the Borrower’s payment obligations to each Lender under Section 2.2(e)(3) to the extent of such earnings.

(3) If the Scheduled Delivery Date for an Aircraft is postponed and the Deposit has been paid by the Lenders into the Account, then the Borrower shall pay interest hereunder to each Lender on the amount of its Deposit for the period from and including the original Scheduled Delivery Date for such Aircraft to but excluding the earlier of (i) the actual Delivery Date for such Aircraft, (ii) the Cutoff Date (as defined below) or (iii) the date of return of the Deposit to such Lender pursuant to clause (4) below if such amounts are received by such Lender before 11:00 a.m. on such date (and if such amounts are received by such Lender after 11:00 a.m., the next succeeding Business Day). For each Lender, such interest shall accrue on the amount of such Lender’s Deposit at the applicable Debt Rate. Interest on the Deposit accrued pursuant to the preceding sentence shall (i) if accrued to the Delivery Date for such Aircraft, be paid on the first Payment Date following such delivery and (ii) if accrued to the Cutoff Date, be due and payable to each Lender on such date.

(4) If for any reason, other than the failure of any Lender to comply with the terms hereof, the Scheduled Delivery Date for an Aircraft is postponed beyond the earliest of (x) three Business Days after the Scheduled Delivery Date

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for such Aircraft, (y) the Commitment Termination Date or (z) such earlier date as the Borrower shall specify (the “Cutoff Date”), then each such Lender shall cancel, terminate or otherwise unwind its funding arrangements made in the London interbank market or otherwise to fund its Commitment on the Scheduled Delivery Date for such Aircraft, and such Lender shall notify WFB thereof, and WFB shall return its Commitment for such Aircraft to it, subject, however, to such Lender’s continuing commitment to fund as provided herein.

(5) In the event of the occurrence of the events described in Section 2.2(d) or clause (4) above, the Borrower agrees to pay each Lender promptly (but in any event within three (3) Business Days of the relevant Cutoff Date) (i) as compensation for the cancellation or termination of its Commitment for any Aircraft, an amount of liquidated damages equal to any loss incurred in connection with the unwinding or liquidating of any deposits or funding or financing arrangement with its funding source and (ii) without duplication of the amounts covered by the preceding clause (i) or to be paid pursuant to Section 4.1 hereof, the reasonable out-of-pocket costs and expenses of such Lender (including, without limitation, reasonable legal costs and expenses) incurred by such Lender in respect of such cancellation or termination to the extent described in the definition of Transaction Expenses.

2.3 Terms of Repayment.

(1) On each Payment Date, Borrower shall make payments to the Applicable Mortgagee on each Applicable Equipment Note of principal scheduled to be paid thereon on such date in accordance with the amortization schedule attached thereto and accrued interest due and payable on such Equipment Note on such date. The amortization schedules in the aggregate determined for all Applicable Equipment Notes issued in respect of any Aircraft shall be calculated as follows: using the initial Debt Rate (calculated on the basis of a year consisting of 360 days and actual number of days elapsed) for such Equipment Notes, mortgage-style (level pay) payments payable on each of the first twenty-three (23) Payment Dates for such Equipment Notes sufficient to amortize such Equipment Notes to an aggregate outstanding principal balance balloon payment due on the twenty-fourth (24th) such Payment Date (i.e., the Maturity Date) of $7,500,000. In respect of the amortization schedule for any particular Equipment Note issued in respect of any Aircraft, the payments due on any Payment Date set forth on such amortization schedule shall be pro rated based on the ratio by which the Original Amount of such Equipment Note bears to the aggregate Original Amount of all of the Applicable Equipment Notes. For the avoidance of doubt, the aggregate principal amount payable at any time under all Equipment Notes issued in respect of a single Aircraft shall be equal to the amount which would be required to be paid had a single Equipment Note complying with the requirements of this Section 2.3(1) been issued.

Interest on each Applicable Equipment Note will accrue at the Debt Rate for such Equipment Note (calculated on the basis of a year of 360 days and actual

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number of days elapsed), and be payable on each Payment Date. The interest payable on each Payment Date for any Applicable Equipment Note shall include interest accrued during the Interest Period ending on such Payment Date.

(2) Except as otherwise provided in the Applicable Mortgage, each payment of principal and interest received by the Applicable Mortgagee in respect of an Applicable Equipment Note shall be applied: first, to pay amounts due hereunder or under the Applicable Mortgage other than as specified in the following clauses, second, to pay accrued interest on such Applicable Equipment Note (as well as any interest on any overdue amount) to the date of such payment, third, to pay the principal of such Applicable Equipment Note then due, and fourth, the balance, if any, remaining thereafter, to pay installments of the principal of such Applicable Equipment Note remaining unpaid in the inverse order of their maturity.

2.4 Closing; Funds; No Set-Off.

(a) Location. Each closing of the Transactions shall take place on the Applicable Closing Date at the offices of Smith, Gambrell & Russell, LLP, Promenade II, Suite 3100, 1230 Peachtree Street, N.E., Atlanta, Georgia 30309 (the “Closing”), with a set of Operative Agreements relating to such Closing also being delivered in New York City, New York.

(b) Funds; No Set-Off. All payments by Borrower pursuant to this Section 2 and on any Equipment Note whether on account of principal, interest, LIBOR Breakage Amount, fees or otherwise shall be made in immediately available funds without set-off, counterclaim or defense to the account of the Applicable Mortgagee as set forth in Schedule 1 hereto.

2.5 Events of Default.

If an Event of Default as defined in any Mortgage (or, prior to the date of execution and delivery of any Mortgage, the form of Mortgage attached hereto as Exhibit A) shall have occurred and be continuing, Lenders holding a majority of the Commitments in respect of any Aircraft may, by written notice to the Borrower, cancel such Commitments, and upon such notice, such Commitments shall be cancelled and of no further effect. If an Event of Default under Section 5.1(e), (f) or (g) under any Mortgage (or form of Mortgage) shall have occurred and be continuing, the Commitments shall automatically, without any action or notice, be cancelled and of no further effect.

3. CLOSING CONDITIONS

3.1 Conditions to each Lender’s Obligations.

Each Lender’s obligation to make the secured loan described in Section 2.1(a) and to participate in the Transactions with respect to an Aircraft to which it is a Lender, is subject to the fulfillment (or such Lender’s waiver) before or on the Applicable Closing Date, of the following conditions:

(a) Equipment Notes. Borrower tenders to such Lender the Applicable Equipment Notes duly completed, executed, authenticated and delivered.

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(b) Delivery of Documents. Such Lender receives executed counterparts of the following documents in respect of the Applicable Aircraft and such counterparts (x) have been duly authorized, executed, and delivered by the parties thereto, (y) are in full force and effect and (z) are in form and substance reasonably satisfactory to such Lender:

(1) the Mortgage, duly completed;

(2) the broker’s report and insurance certificates required by Section 4.6 of the Mortgage;

(3) the Consent and Agreement, the Engine Consent and Agreement and the GEES Acknowledgment and Agreement;

(4) the Bills of Sale;

(5) (aa) (x) a copy of Borrower’s certificate of incorporation, by-laws, and resolutions, in each case certified by the Secretary or an Assistant Secretary of Borrower, duly authorizing Borrower’s execution, delivery, and performance of the Applicable Operative Agreements to which it is party required to be executed and delivered by Borrower on or before the Applicable Closing Date in accordance with the provisions hereof and thereof; (y) incumbency certificate of Borrower as to the person(s) authorized to execute and deliver the Applicable Operative Agreements on its behalf; and (z) good-standing certificate for Borrower for Delaware and Florida; and

(bb) an incumbency certificate of WFB as to the person(s) authorized to execute and deliver the Applicable Operative Agreements on behalf of WFB (in its individual capacity and as the Applicable Mortgagee), and (2) a copy of WFB’s certificate of incorporation, by-laws, and general authorizing resolution of the board of directors (or executive committee) or other satisfactory evidence of authorization, certified as of the Applicable Closing Date by the Secretary or Assistant or Attesting Secretary of WFB, which authorize WFB’s execution, delivery, and performance of the Applicable Operative Agreements to which it is a party (in its individual capacity and as the Applicable Mortgagee);

(6) Officer’s Certificate of WFB, dated as of the Applicable Closing Date, stating that its representations and warranties in its individual capacity and as the Applicable Mortgagee in the Applicable Operative Agreements are true and correct as of the Applicable Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

(7) Officer’s Certificate of Borrower, dated as of the Applicable Closing Date, stating that its representations and warranties in this Agreement are true and correct as of the Applicable Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

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(8) Copies of the applicable warranty provisions of the Purchase Agreement and the GTA assigned to the Applicable Mortgagee pursuant to Granting Clause (2) of the Applicable Mortgage, certified by an Officer of Borrower;

(9) the Financing Statements;

(10) the following opinions of counsel, in each case in form and substance reasonably acceptable to the Lenders and dated the Closing Date: (aa) an opinion of Smith, Gambrell & Russell, LLP, special counsel to Borrower; (bb) an opinion of Borrower’s Legal Department; and (cc) an opinion of FAA Counsel;

(11) a copy of a duly-executed application for registration of the Aircraft with the FAA in Borrower’s name;

(12) a copy of the certificate of airworthiness issued in respect of the Aircraft; and

(13) such other documents as a Lender may reasonably request.

(c) Perfected Security Interest. After giving effect to the filing of the FAA-Filed Documents and the Financing Statements related to the Applicable Aircraft, the Applicable Mortgagee shall have a duly-perfected first-priority security interest in all of Borrower’s right, title, and interest in the Applicable Aircraft and all other then-existing Collateral (as defined in the Applicable Mortgage), subject only to Permitted Liens not of record.

(d) Violation of Law. No change occurs after the date of this Agreement in any applicable Law that makes it a violation of Law for (a) Borrower, any Lender or WFB (in its individual capacity and/or as the Applicable Mortgagee) to execute, deliver, and perform the Applicable Operative Agreements to which any of them is a party or (b) any Lender to make the loan contemplated to be made by it pursuant to Section 2.1 or to realize the benefits of the security afforded by the Applicable Mortgage.

(e) Representations, Warranties and Covenants. The representations and warranties of each other party to this Agreement and the Applicable Mortgage made, in each case, in any Applicable Operative Agreement to which it is a party, are true and accurate in all material respects as of the Applicable Closing Date (unless any such representation and warranty was made with reference to a specified date, in which case such representation and warranty was true and accurate as of such specified date), and each other party to this Agreement and the Applicable Mortgage has performed and observed, in all material respects, all of its covenants, obligations, and agreements in each Applicable Operative Agreement to which it is a party to be observed or performed by it as of the Applicable Closing Date.

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(f) No Event of Default. On the Applicable Closing Date, no Special Default or Event of Default with respect to any Aircraft exists or would result from the mortgaging of the Applicable Aircraft.

(g) No Event of Loss. No Event of Loss with respect to the Airframe or any Engine related to the Applicable Aircraft has occurred, and no circumstance, condition, act, or event has occurred that, with the giving of notice or lapse of time, would give rise to or constitute an Event of Loss with respect to the Airframe or any Engine related to the Applicable Aircraft.

(h) Title. Borrower has good and valid title (subject to filing and recordation of the FAA Bill of Sale with the FAA) to the Applicable Aircraft, free and clear of all Liens, except Permitted Liens not of record.

(i) Certification. The Applicable Aircraft has been duly certificated by the FAA as to type and has (or, upon registration in Borrower’s name, will be eligible for) an FAA airworthiness certificate.

(j) Section 1110. The Applicable Mortgagee is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines related to the Applicable Aircraft as provided in the Applicable Mortgage in the event of a case under Chapter 11 of the Bankruptcy Code in which Borrower is a debtor.

(k) Filing. The FAA-Filed Documents related to the Applicable Aircraft are in the process of being duly filed for recordation with the FAA in accordance with the Transportation Code, and the Financing Statements related to the Applicable Aircraft have been duly filed or are in the process of being duly filed in the appropriate jurisdiction.

(l) No Proceedings. No action or proceeding has been instituted, nor is any action threatened in writing, before any Government Entity, nor has any order, judgment, or decree been issued or proposed to be issued by any Government Entity, to set aside, restrain, enjoin, or prevent the completion and consummation of any Applicable Operative Agreement or the Transactions related to the Applicable Aircraft.

(m) Governmental Actions. All appropriate action required to have been taken before the Applicable Closing Date by the FAA, or any other Government Entity of the United States, in connection with the Transactions related to the Applicable Aircraft has been taken, and all orders, permits, waivers, authorizations, exemptions, and approvals of such entities required to be in effect on the Applicable Closing Date in connection with the Transactions related to the Applicable Aircraft have been issued.

(n) No Materially Adverse Change. Since the date of Holdings’ balance sheet referred to in Section 5.1(g), there has been no materially adverse change in Borrower’s financial condition, operations or business.

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(o) Fees. The Applicable Mortgagee shall have received, on behalf of the Lenders, the Upfront Fee related to the Applicable Aircraft and, if applicable, the accrued Commitment Fee.

3.2 Conditions To Borrower’s Obligations.

For each Aircraft, it is hereby agreed that Borrower’s obligation to participate in the Transactions with respect to such Aircraft is subject to the satisfaction (or Borrower’s waiver), on or before the Applicable Closing Date, of the conditions in this Section 3.2.

(a) Documents. Borrower receives (or has waived receipt of) (aa) executed originals of the documents related to the Applicable Aircraft as described in Section 3.1(b) and such documents are reasonably satisfactory to Borrower and (bb) such other documents as Borrower may reasonably request from WFB or any Lender, unless the failure to receive any such document is the result of any action or inaction by Borrower.

(b) Other Conditions. Each of the conditions in Subsections (d), (e), (g), (h), (i), (j), (k), (l) and (m) of Section 3.1 are satisfied or have been waived by Borrower unless the failure of any such condition to be satisfied is the result of any action or inaction by Borrower.

3.3 Post-Registration Opinion.

Promptly after the registration of an Aircraft and the recordation of the FAA-Filed Documents related to such Aircraft, Borrower will cause FAA Counsel to deliver to Borrower, each Lender with respect to such Aircraft and to the Applicable Mortgagee a favorable opinion or opinions addressed to each of them with respect to such registration and recordation.

4. FEES AND COSTS

4.1 Transaction Expenses.

As to each Aircraft, if the Transactions in respect of such Aircraft are consummated, or do not close for any reason other than any Lender’s breach of its obligations under Section 2 hereof, Borrower agrees to the pay the Transaction Expenses related to such Aircraft subject to the limits set forth in Section 2 of Schedule 2.

4.2 Upfront Fee.

In respect of each Aircraft on or before the Applicable Closing Date, Borrower shall pay to the Applicable Mortgagee an amount equal to the Upfront Fee in immediately available funds. The Applicable Mortgagee shall distribute such fee to the Lenders in such amounts as the Initial Lender shall direct.

4.3 Commitment Fee.

In respect of any Aircraft having a Closing Date that is more than thirty (30) days after the date of this Agreement, Borrower agrees to pay a Commitment Fee on account of the

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unutilized Commitment for such Aircraft to the Applicable Mortgagee in arrears on the last Business Day of each calendar quarter following the date of this Agreement, on the Closing Date for such Aircraft and, if not theretofore utilized, on the Commitment Termination Date. Such Commitment Fee shall be calculated on the basis of a year of 360 days and actual number of days elapsed and shall accrue from the date of this Agreement until the earlier of, for any such Aircraft, its Closing Date and the Commitment Termination Date. The Commitment Fee shall be payable by the Borrower to the Applicable Mortgagee on the due date thereof in immediately available funds no later than 11:00 a.m., New York City time, on such date to the account of the Applicable Mortgagee on Schedule 1. The Applicable Mortgagee shall promptly distribute such fee to the Lenders in such amounts as the Initial Lender shall direct. The Commitment Fee in respect of an Aircraft shall abate for any day that interest is accruing pursuant to Section 2.2(e)(3) on the Deposit funded in respect of such Aircraft.

4.4 Increased Costs/Capital Adequacy

(a) The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any increase in costs that such Lender determines are attributable to its making or maintaining of its Commitment or the loans evidenced by its Equipment Notes or funding arrangements utilized in connection with such loans, or any reduction in any amount receivable by such Lender hereunder in respect of any of Commitments, such loans or such arrangements (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), in either case applicable to the period commencing sixty (60) days prior to Lender’s notification thereof pursuant to Section 4.4(c) and resulting from any Regulatory Change that:

(1) imposes any tax that is the functional equivalent of any reserve, special deposit or similar requirement of the sort covered by clause (2) below; or

(2) imposes or modifies any reserve, special deposit or similar requirements (including any Reserve Requirement) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any such obligations; or

(3) imposes any other condition affecting this Agreement or its Equipment Notes (or any of such extensions of credit or liabilities) or any such obligation.

(b) Without limiting the effect of the foregoing provisions of this Section 4.4 (but without duplication), the Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender shall determine to be necessary to compensate such Lender (or, without duplication, the holding company of which such Lender is a subsidiary) for any increase in costs that are attributable to the maintenance by such Lender (or any lending office or such holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful so long as compliance therewith is standard banking practice in the relevant jurisdiction) of any

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court or governmental or monetary authority following (i) any Regulatory Change or (ii) implementing any risk-based capital guideline or other similar requirement issued by any government or governmental or supervisory authority at the national level (including the implementation of the capital guidelines commonly known as Basle II), of capital in respect of its Commitments or Equipment Notes or funding arrangements utilized in connection with the Equipment Notes. Such compensation shall include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any lending office or such bank holding company) would have achieved but for such law, regulation, interpretation, directive or request, but shall be limited to any such increase in costs or reductions attributable for the period commencing sixty (60) days prior to Lender’s notification thereof pursuant to Section 4.4(c).

(c) Each Lender shall notify the Borrower of any event occurring after the date of this Agreement entitling such Lender to compensation under paragraph (a) or (b) of this Section 4.4 as promptly as practicable following its actual knowledge thereof. Each Lender will use commercially reasonable efforts (at the Borrower’s expense) to attempt to mitigate the amount of the Additional Costs associated with such event, including designating a different lending office for the Equipment Notes of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the opinion of such Lender, result in any economic, legal or regulatory disadvantage to such Lender (other than economic disadvantages for which the Borrower agrees to indemnify such Lender and which indemnity is acceptable to such Lender in its discretion acting reasonably and in good faith based on its credit assessment of the Borrower). If after using commercially reasonably efforts as aforesaid such Lender is not able to mitigate the amount of or the need for such compensation to the reasonable satisfaction of Borrower within thirty (30) days of such Lender’s notice described in Section 4.4(c) hereof, Borrower may prepay in accordance with Section 2.10 of the Applicable Mortgage the unpaid Original Amount of the affected Equipment Notes plus interest accrued thereon and any LIBOR Breakage Amount. Each Lender will furnish to the Borrower an officer’s certificate setting forth in reasonable detail (i) the events giving rise to such Additional Costs, (ii) the basis for determining and allocating such Additional Costs and (iii) the amount of each request by such Lender for compensation under paragraph (a) or (b) of this Section 4.4 (subject, however, to any limitations such Lender may require in respect of disclosure of confidential information relating to its capital structure), together with a statement that the determinations and allocations made in respect of the Additional Costs comply with the provisions of this Section 4.4, including as provided in the last sentence of this paragraph (c). Determinations and allocations by any Lender for purposes of this Section 4.4 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 4.4, or of the effect of capital maintained pursuant to paragraph (b) of this Section 4.4, on its costs or rate of return of maintaining Equipment Notes or its funding, or on amounts receivable by it in respect of Equipment Notes, and of the amounts required to compensate such Lender under this Section 4.4, shall be conclusive, absent manifest error; provided, that such determinations and allocations are made on a reasonable basis and, in the case of allocations, are made fairly.

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(d) The Borrower shall not be required to make payments under this Section to any Lender if (i) a claim hereunder arises through circumstances peculiar to such Lender and which do not affect commercial banks in the same jurisdiction generally or (ii) the claim arises out of a relocation by such Lender of its lending office (except any such relocation effected pursuant to Section 4.4(c)), or (iii) such Lender is not seeking similar compensation for such costs from its borrowers generally in commercial equipment loans, or (iv) the claim arises as the result of any law or regulation or any interpretation, directive or request of any court or governmental or monetary authority in any jurisdiction other than an Accepted Jurisdiction, unless, in the case of Section 4.4(d)(iv), such claim is made by a Lender that is a United States branch of a foreign commercial bank that has its principal place of business in a country that is a member of the Organization for Economic Co-operation and Development as of the date of this Agreement.

4.5 Past Due Interest.

Any amounts not paid under this Agreement by the Borrower when due shall bear interest at the Past-Due Rate (calculated on the basis of a year of 360 days and actual number of days elapsed), and shall be payable on demand.

5. REPRESENTATIONS AND WARRANTIES

5.1 Borrower’s Representations and Warranties.

Borrower represents and warrants to each Lender and WFB that:

(a) Organization; Qualification. Borrower is a corporation validly existing and in good standing under the Laws of Delaware, and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under each of the Applicable Operative Agreements to which Borrower is or will be a party. Borrower is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, except where the failure to be so qualified does not constitute or would not give rise to a Materially Adverse Change to Borrower.

(b) Corporate Authorization. The execution and delivery by Borrower of, and performance by Borrower of its obligations under, this Agreement has been, and on the Applicable Closing Date, each of the other Applicable Operative Agreements to which Borrower is a party will have been, duly authorized by all necessary corporate action on the part of Borrower.

(c) No Violation. Borrower’s execution and delivery of, and performance of its obligations under, this Agreement do not, and on the Applicable Closing Date, each of the other Applicable Operative Agreements to which Borrower is a party will not, (1) violate any provision of Borrower’s articles of incorporation or by-laws, (2) violate any Law applicable to or binding on Borrower, or (3) violate or constitute any default under,

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or result in the creation of any Lien (other than as permitted under the Mortgage) upon the Applicable Aircraft or the other Collateral (as defined in the Applicable Mortgage) under any lease, loan or other agreement to which Borrower is a party or by which Borrower or any of its properties is bound.

(d) Approvals. Borrower’s execution and delivery of, and performance of its obligations under, this Agreement do not, and on the Applicable Closing Date, each of the other Applicable Operative Agreements to which Borrower is a party will not, require the consent or approval of, the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of (1) any trustee or other holder of any debt of Borrower, or (2) any Government Entity, other than (x) the FAA-Filed Documents and the Financing Statements (and continuation statements periodically related to the Applicable Aircraft), and (y) filings, recordings, notices, or other ministerial actions pursuant to any routine recording, contractual, or regulatory requirements.

(e) Valid and Binding Agreements. This Agreement has been, and on the Applicable Closing Date, each of the other Applicable Operative Agreements to which Borrower is a party will have been at the time delivered by Borrower, duly authorized, executed, and delivered by Borrower and this Agreement constitutes, and on the Applicable Closing Date, each of the other Applicable Operative Agreements to which Borrower is a party will constitute, legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, and other similar Laws affecting the rights of creditors generally or by general principles of equity.

(f) Litigation. Except as set forth in Holdings’ Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the SEC on or prior to December 31, 2005, no action, claim or proceeding is now pending or, to Borrower’s Actual Knowledge, threatened, against Borrower before any Government Entity, that is reasonably likely to be determined adversely to Borrower and if determined adversely to Borrower would result in a Materially Adverse Change.

(g) Financial Condition. Holdings’ audited consolidated balance sheet for its fiscal year ended December 31, 2004, included in Holdings’ most-recent Annual Report on Form 10-K filed by Holdings with the SEC, and the related consolidated statements of operations and cash flows for the period then ended, have been prepared in accordance with GAAP and fairly present in all material respects in accordance with GAAP the financial condition of Holdings and its consolidated subsidiaries as of such date and the results of its operations and cash flows for such period and Holdings’ unaudited consolidated balance sheet for its fiscal quarter ended September 30, 2005, included in Holdings’ most-recent Quarterly Report on Form 10-Q filed by Holdings with the SEC, and the related consolidated statements of operations and cash flows for the period then ended, have been prepared in accordance with GAAP and fairly present (subject to year-end audit adjustments) in all material respects in accordance with GAAP the financial condition of Holdings and its consolidated subsidiaries as of such date and the results of its operations and cash flows for such period, and since the date of such December 31,

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2004 balance sheet, there has been no Materially Adverse Change in such financial condition or operations, except for matters disclosed in (1) the financial statements referred to above, or (2) any subsequent report filed with the SEC on or prior to December 31, 2005.

(h) Registration and Recordation. On each Applicable Closing Date, except for (1) registering the Applicable Aircraft with the FAA in Borrower’s name, (2) filing for recordation (and recording) the FAA-Filed Documents related to the Applicable Aircraft, (3) filing the Financing Statements (and continuation statements relating thereto at periodic intervals related to the Applicable Aircraft), and (4) affixing the nameplates referred to in Section 4.2(f) of the Applicable Mortgage, no further action, including filing or recording any document (including any financing statement under UCC Article 9) is necessary in order to establish and perfect the Applicable Mortgagee’s Lien on the Applicable Aircraft, as against Borrower and any other Person, in any applicable jurisdictions in the United States.

(i) Securities Law. Neither Borrower nor any Person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Applicable Aircraft or any interest in such Collateral (as defined in the Applicable Mortgage), or any of the Applicable Equipment Notes or any other interest in or security under the Applicable Mortgage or any other interest in or security under such Collateral, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person in violation of the Securities Act.

(j) Section 1110. The Applicable Mortgagee will be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines related to the Applicable Aircraft, as provided in the Applicable Mortgage, in the event of a case under Chapter 11 of the Bankruptcy Code in which Borrower is a debtor.

(k) Title. On the Applicable Closing Date, Borrower will have good and valid title to the Applicable Aircraft, free and clear of all Liens except Permitted Liens not of record.

(l) Insurance. The insurance required by the Applicable Mortgage will be in full force and effect, and all premiums which have become due or are due with respect to the insurance required to be provided by Borrower in respect of the Applicable Aircraft or required under Section 4.6 of the Applicable Mortgage will have been paid and no notice of cancellation has been given by any insurer with respect to such insurances.

(m) Citizenship. Borrower is a Citizen of the United States and a U.S. Air Carrier.

(n) Compliance with Laws. Borrower holds all licenses, permits, and franchises from the appropriate Government Entities necessary to authorize Borrower to engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to hold any such license, permit, or franchise would not give rise to a Materially Adverse Change to Borrower.

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(o) Investment Company. Borrower is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940.

(p) Broker’s Fees. No Person acting on behalf of Borrower is or will be entitled to any broker’s fee, commission, or finder’s fee in connection with the Transactions related to the Applicable Aircraft, other than Borrower’s Advisor.

(q) Margin Requirements. Borrower will not directly or indirectly use any of the proceeds from the issuance of the Applicable Equipment Notes so as to result in a violation of Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

5.2 WFB’s Representations and Warranties.

WFB represents and warrants to Borrower and each Lender that:

(a) Organization. WFB is a validly existing national banking association in good standing under the Laws of the United States, with banking and trust authority to execute and deliver, and perform its obligations under, each of the Applicable Operative Agreements to which WFB (in its individual capacity and/or as the Applicable Mortgagee) is or will be a party.

(b) Corporation Authorization. The execution and delivery by WFB (in its individual capacity and/or as the Applicable Mortgagee) of, and the performance by WFB (in its individual capacity and/or as the Applicable Mortgagee) of its obligations under, this Agreement have been, and on the Applicable Closing Date, each of the other Applicable Operative Agreements to which WFB (in its individual capacity and/or as the Applicable Mortgagee) is a party will have been, duly authorized by all necessary corporate action.

(c) No Violation. The execution and delivery by WFB (in its individual capacity and/or as the Applicable Mortgagee) of, and performance by WFB (in its individual capacity and/or as the Applicable Mortgagee) of its obligations under, this Agreement do not, and on the Applicable Closing Date, each of the other Applicable Operative Agreements to which WFB (in its individual capacity and/or as the Applicable Mortgagee) is a party will, not (a) violate any provision of WFB’s articles of association or by-laws, (b) violate any Utah or federal Law applicable to or binding on WFB governing WFB’s banking or trust powers or (c) violate or constitute any default under, or result in the creation of any Lien (other than the Lien of any Mortgage) upon any property of WFB, or any of WFB’s subsidiaries under any lease, loan, or other agreement to which WFB is a party or by which WFB or any of its properties is bound.

(d) Approvals. The execution and delivery by WFB (in its individual capacity and/or as the Applicable Mortgagee) of, and performance by WFB (in its individual

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capacity and/or as the Applicable Mortgagee) of its obligations under, this Agreement do not, and on the Applicable Closing Date, each of the other Applicable Operative Agreements to which WFB (in its individual capacity and/or as the Applicable Mortgagee) is a party will not, require the consent, approval, or authorization of, the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of (a) any trustee or other holder of any Debt of WFB, or (b) any federal or Utah Government Entity governing the banking or trust powers of WFB.

(e) Valid and Binding Agreements. This Agreement has been, and on the Applicable Closing Date, each of the other Applicable Operative Agreements to which WFB (in its individual capacity and/or as the Applicable Mortgagee) is a party will have been at the time delivered by WFB, duly authorized, executed, and delivered by WFB and this Agreement constitutes, and on the Applicable Closing Date each of the other Applicable Operative Agreements to which WFB (in its individual capacity and/or as the Applicable Mortgagee) is a party will constitute, legal, valid, and binding obligations of WFB, enforceable against WFB in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, or other similar Laws affecting the rights of creditors generally or by general principles of equity.

(f) No Liens. On the Applicable Closing Date, no Liens will be attributable to WFB (in its individual capacity) in respect of all or any part of the Collateral (other than Liens created by the Applicable Operative Agreements).

(g) Securities Laws. Neither WFB (in its individual capacity or as the Applicable Mortgagee) nor any Person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Applicable Aircraft or any interest in such Collateral (as defined in the Applicable Mortgage) or any of the Applicable Equipment Notes or any other interest in or security under such Collateral for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person.

(h) Taxes. There are in connection with WFB’s (in its individual capacity and/or as the Applicable Mortgagee) execution, delivery, and performance of this Agreement, and, on the Applicable Closing Date, will be, in connection with WFB’s (in its individual capacity and/or as the Applicable Mortgagee) execution, delivery and performance of the other Applicable Operative Agreements to which WFB (in its individual capacity and/or as the Applicable Mortgagee) is a party, no Taxes payable by WFB (in its individual capacity or as the Applicable Mortgagee) imposed by Utah or any political subdivision or taxing authority of such state (other than franchise or other taxes based on or measured by any fees or compensation received by WFB (in its individual capacity and as the Applicable Mortgagee) for services rendered in connection with the transactions contemplated by any of the Applicable Operative Agreements to which it is a party), and there will be no Taxes payable by WFB (in its individual capacity or as the Applicable Mortgagee) imposed by Utah or any political subdivision or taxing authority of such state in connection with the acquisition, possession, or ownership by the Lenders of any of the Applicable Equipment Notes (other than franchise or other taxes based on

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or measured by any fees or compensation to be received by WFB (in its individual capacity or as the Applicable Mortgagee) for services rendered in connection with the transactions contemplated by any of the Applicable Operative Agreements to which it is a party), and, assuming that the trust created by the Applicable Mortgage will not be taxable as corporations, but, rather, that each will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Code or as a partnership under Subchapter K of the Code, such trusts will not be subject to any Taxes imposed by Utah or any political subdivision of such state.

(i) Citizenship. WFB is a Citizen of the United States.

(j) Litigation. There are no pending or, to WFB’s Actual Knowledge, threatened actions or proceedings against WFB (in its individual capacity or as the Applicable Mortgagee), before any Government Entity that, if determined adversely to WFB, would materially adversely affect the ability of WFB (in its individual capacity and/or as the Applicable Mortgagee) to perform its obligations under the Applicable Operative Agreements to which WFB (in its individual capacity and/or as the Applicable Mortgagee) is or will be a party.

(k) Broker’s Fees. No Person acting on behalf of WFB (in its individual capacity or as the Applicable Mortgagee) is or will be entitled to any broker’s fee, commission, or finder’s fee in connection with the Transactions related to the Applicable Aircraft.

5.3 Lender’s Representations and Warranties.

Each Lender represents and warrants to Borrower on the date hereof and on each Applicable Closing Date that:

(a) Valid and Binding Agreements. This Agreement has been duly authorized, executed, and delivered by it and this Agreement constitutes its legal, valid, and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, and other similar Laws affecting the rights of creditors generally or general principles of equity.

(b) Broker’s Fees. No Person acting on behalf of it is or will be entitled to any broker’s fee, commission, or finder’s fee in connection with the Transactions related to the Applicable Aircraft.

(c) ERISA. No portion of the funds it uses to purchase, acquire and hold the Applicable Equipment Notes or interest directly or indirectly constitutes, or may be deemed under the Code or ERISA or any rulings, regulations, or court decisions thereunder to constitute, the assets of any Plan.

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6. LENDER COVENANTS.

In respect of each Aircraft to which it is a Lender and the transactions contemplated hereby with respect thereto, each Lender agrees for the benefit of Borrower as follows:

6.1 Withholding Taxes.

If it is a Non-U.S. Person, to reimburse (on an After-Tax Basis) to Borrower or the Applicable Mortgagee, as applicable for any amounts paid (including pursuant to obligations under any of the Operative Agreements) with respect to any United States withholding taxes (and related interest, penalties, and additions to tax) as a result of any false, inaccurate, or untrue statement in any certificate or form provided by it to Borrower or such Applicable Mortgagee pursuant to Section 2.3 of the Mortgage in connection with such withholding taxes. Any amount payable under this Section 6.1 shall be paid within 30 days after it receives a written demand therefor (which shall state in reasonable detail the basis for and calculation of such claim).

6.2 Compliance.

It agrees that it will perform and comply with the obligations specified to be imposed on it in respect of the Applicable Equipment Notes and the Mortgage(s) to which such Equipment Notes are subject.

6.3 Recognition of Rights in Certain Engines.

It agrees, for the benefit of each lessor, conditional seller, or secured party of any airframe or engine (other than an Engine) leased to, purchased by, or owned by Borrower or any Permitted Lessee subject to a lease, conditional sale, or other security agreement that it will not acquire or claim, as against such lessor, conditional seller, or secured party, any right, title, or interest in any engine (other than an Engine) as the result of the installation of such engine on any such Aircraft at any time while such engine (other than an Engine) is subject to such lease, conditional sale, or other security agreement and owned by such lessor or conditional seller or subject to a security interest in favor of such secured party; provided, Borrower or any Permitted Lessee has received from any such lessor, secured party, or conditional seller in respect of any airframe leased to, purchased by or owned by Borrower or any Permitted Lessee, a written agreement (which may be a copy of the lease, security agreement, conditional sale agreement, or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title, or interest in any Engine by reason of the installation of such Engine on any such airframe at any time while such Engine is subject to the Lien of the Applicable Mortgage.

6.4 Quiet Enjoyment.

It agrees that so long as no Event of Default exists, it shall not, and shall not permit any Affiliate or other Person (including an Applicable Mortgagee) claiming by, through or under it to, take any action in violation of Borrower’s rights, including by interfering with Borrower’s or any Permitted Lessee’s right to quiet enjoyment of and the continuing possession, use and operation of any Aircraft.

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7. ASSIGNMENT OR TRANSFER OF INTEREST; JUNIOR LOANS; SALE-LEASEBACKS; TERMINATION OF CROSS- COLLATERALIZATION AND CROSS-DEFAULT

7.1 Lenders.

(a) Transfer. Subject to Section 7.1(b) and (c) below and Section 2.6 of the Mortgage, any Lender may, at any time, Transfer or grant participations in all or any portion of its Commitment and/or Equipment Notes or all or any portion of its beneficial interest in its Equipment Notes to a Transferee; provided, that any participant in any such participations shall not have any direct rights under the Applicable Operative Agreements or any Lien on all or any part of any of the Applicable Aircraft or the Collateral (as defined in the Applicable Mortgage); and further provided, no such Transfer or participation shall diminish Borrower’s rights or increase Borrower’s liability or obligations or the amounts thereof (including with respect to withholding Taxes) above that which would result or would have been incurred had any such Transfer or participation not occurred. In the case of any Transfer, the Transferee, by acceptance of such Commitments and/or such Equipment Notes in connection with such Transfer, shall be bound by all of the covenants of the transferring Lender in the Applicable Operative Agreements. Notwithstanding any Operative Agreement to the contrary, no Lender shall be entitled to Transfer all or any portion of its Equipment Notes or all or any portion of its beneficial interest in its Commitments and/or Equipment Notes to any Person (i) if, after giving effect to any such Transfer, there shall be more than four (4) Lenders with respect to any Aircraft and (ii) unless such Transfer is in respect of a Commitment or an Original Amount that is greater than or equal to Five Million Dollars ($5,000,000).

(b) Securities Law. Each Lender agrees that it will not Transfer any Equipment Note which it holds or any interest in, or represented by, any Equipment Note which it holds in violation of the Securities Act or any applicable state or federal securities Law.

(c) ERISA. Each Lender agrees that it will not Transfer any Equipment Note which it holds or any interest in, or represented by, any Equipment Note which it holds unless the proposed Transferee thereof first provides Borrower with the following:

(1) a written representation and covenant that no portion of the funds it uses to purchase, acquire and hold such Equipment Note or interest directly or indirectly constitutes, or may be deemed under the Code or ERISA or any rulings, regulations, or court decisions thereunder to constitute, the assets of any Plan; and

(2) a written covenant that it will not Transfer any Equipment Note or any interest in, or represented by, any Equipment Note unless the subsequent Transferee also makes the representation described in clause (1) of this Section 7.1(c) and agrees to comply with this clause (2).

(d) Transfer at Request of Borrower. In the event that Indemnified Withholding Taxes become payable by Borrower pursuant to Section 9.3(a) hereof with respect to payments by Borrower to a Lender under an Equipment Note or pursuant to any Operative Agreement and the elimination or sufficient reduction of such Indemnified Withholding Taxes pursuant to a transfer described in the last sentence of such Section 9.3(a) is not accomplished, such Lender shall, upon the written request of Borrower, sell the affected Equipment Notes to a Person to which payments under the Equipment Notes would not be subject to U.S. withholding Taxes under then applicable Law for an amount

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which, together with any supplemental payment by Borrower in connection with such sale, shall be equal to the par value of such affected Equipment Notes plus accrued but unpaid interest thereon plus any LIBOR Breakage Amount. Out-of-pocket costs and expenses, if any, (including reasonable fees and disbursements of counsel) reasonably incurred by any Lender, WFB or any Mortgagee in connection with any such transfer shall be for the account of the Borrower.

7.2 Effect of Transfer; Costs.

Upon any Transfer in accordance with Section 7.1 (other than any Transfer by any Lender to the extent it only grants participations in Equipment Notes it holds or in its beneficial interest therein), the Transferee shall be deemed a “Lender” for all purposes of the Applicable Operative Agreements, and the transferring Lender shall be released from all of its liabilities and obligations under the Applicable Operative Agreements to the extent such liabilities and obligations arise after such Transfer and, in each case, to the extent such liabilities and obligations are assumed by the Transferee; provided, that such transferring Lender (and its Affiliates, successors, assigns, agents, representatives, directors, and officers) will continue to have the benefit of any rights or indemnities under any Applicable Operative Agreement vested or relating to circumstances, conditions, acts, or events before such Transfer. The transferring Lender agrees that it shall reimburse, or shall cause the Transferee to reimburse, the Borrower and the Applicable Mortgagee for all of their reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with any such Transfer.

7.3 Junior Loans.

Notwithstanding anything to the contrary in any Operative Agreement upon not less than 30 days’ prior written notice to the parties hereto, Borrower shall have the right to issue, at any time prior to March 1, 2009, additional debt secured by a Lien on any Aircraft junior to the Lien of the Applicable Mortgage (a “Junior Loan”); provided, that Borrower shall be entitled at any time following the Applicable Closing Date of any Aircraft, to obtain a Junior Loan which finances the acquisition and installation of winglets to be installed on such Aircraft, provided, such winglets are owned by Borrower and, following installation thereof, are subject to the Lien of the Applicable Mortgage. In connection with any such Junior Loan, each of the parties hereto (or their successors) and the lender(s) providing such Junior Loan (and the related mortgagee) will execute and deliver an intercreditor agreement in form and substance reasonably satisfactory to the parties hereto (or their successors) and the lender(s) providing such Junior Loan, which agreement shall, among other things, ensure there is no diminution of the Applicable Mortgagee’s priority and perfected Lien in such Aircraft and all other then-existing Collateral (as defined in the Applicable Mortgage). In connection with any such Junior Loan, in no event will the Lenders be required to agree to:

(a) payment cure rights that would forestall their ability to take action for more than one year;

(b) convey control over remedies following an Event of Default to the lender(s) providing such Junior Loan (or to the related mortgagee); and

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(c) any buyout right that would not cover outstanding principal, accrued interest, any LIBOR Breakage Amount and all other amounts due and owing to the applicable Lenders under the Applicable Operative Agreements (the “Applicable Senior Debt”).

In addition the holders of the Junior Loan will (i) fully subordinate the entirety of their claims to the Applicable Senior Debt as it relates to the Collateral and (ii) not be entitled to exercise any remedies against the Applicable Aircraft and related Collateral so long as the Applicable Senior Debt is outstanding. Borrower shall reimburse the Applicable Mortgagee and the Lenders for all of their reasonable out-of-pocket fees and expenses (including reasonable fees and disbursements of counsel) incurred in connection with documenting any such Junior Loan and intercreditor agreement and shall pay to the Applicable Mortgagee the Working Fee to be distributed by the Applicable Mortgagee to the relevant Lenders as directed by the Initial Lender.

7.4 Sale-Leaseback Transaction.

Notwithstanding anything to the contrary in any Operative Agreement, upon not less than thirty (30) days’ prior written notice to the parties hereto (the “Sale-Leaseback Notice”), Borrower shall, so long as no Event of Default is then in existence, have the right to sell, at any time prior to March 1, 2009, an Aircraft and transfer title to such Aircraft to an owner trustee for the benefit of an owner participant in a transaction in which such owner trustee assumes all of Borrower’s obligations under the Applicable Equipment Notes and the Applicable Mortgage on a non-recourse basis (with Borrower being released from such obligations, except to the extent accrued before the assumption), leases such Aircraft to Borrower, and assigns such lease to the Applicable Mortgagee pursuant to an amended and restated mortgage (a “Sale-Leaseback”). In connection with such Sale-Leaseback, each of the relevant parties hereto (or their successors) will execute and deliver appropriate documentation permitting the owner trustee to assume Borrower’s obligations under the Applicable Equipment Notes and the Applicable Mortgage on a non-recourse basis, releasing Borrower from all obligations in respect of such Equipment Notes and Mortgage (except to the extent accrued before the assumption), and take all other actions as are reasonably necessary to permit such assumption by the owner trustee. Such Sale-Leaseback shall be subject to the satisfaction of the following terms and conditions:

(a) the Sale-Leaseback Notice shall identify the owner participant and the owner trustee;

(b) the identified owner participant shall have a tangible net worth of at least $50,000,000 per Aircraft subject to the Sale-Leaseback (or have its obligations guaranteed by a Person with such a tangible net worth level) and the owner participant shall be an entity regularly participating in the leasing and financing of equipment or shall otherwise be reasonably acceptable to the relevant Lenders; and

(c) documentation for such transaction shall be in form and substance reasonably satisfactory to the relevant Lenders, Borrower, the owner participant and the owner trustee and shall:

(1) other than variations necessary to effect the Sale-Leaseback, contain terms and conditions concerning the Borrower and the Applicable Aircraft no less favorable to the relevant Lenders than those binding on the Borrower and such Aircraft contained in the Applicable Operative Agreements;

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(2) the applicable lease shall be a “hell-or-highwater” triple net lease, with a minimum rents clause that will provide that basic rent shall always be sufficient to pay debt service on the Applicable Equipment Notes, and that the termination/stipulated loss value shall always be sufficient to pay the aggregate outstanding principal amount of, and accrued interest on, the Applicable Equipment Notes;

(3) contain debt/equity provisions as are consistent with market practice and reasonably satisfactory to the relevant Lenders, but shall not, without the consent of the relevant Lenders, contain any breakage cap or other limitation relating to any funding transaction (whether relating to the distribution-of-proceeds waterfall following an “event of default” or the owner participant’s buy-out right following an “event of default”) or otherwise adversely affect the ability of the relevant Lenders to recover any LIBOR Breakage Amounts ahead of recoveries by the owner participant of its investment; the relevant Lenders agree to negotiate such debt/equity provisions in good faith, provided that, in no event will the relevant Lenders be required to agree to (A) payment cure rights that would forestall their ability to take action for more than one year; or (B) equity squeeze provisions that would prohibit the relevant Lenders from squeezing out the equity following the 60-day Section 1110 period; and

(4) the economic substance (e.g., loan amount, interest rate, payment periodicity, payment conventions, maturity date, amortization profile, Debt Rate, etc.) of the Sale-Leaseback debt funded by the relevant Lenders shall be the same as that evidenced by the Applicable Equipment Notes.

Borrower shall reimburse the Applicable Mortgagee and the relevant Lenders for all of their reasonable out-of-pocket fees and expenses (including reasonable fees and disbursements of counsel) incurred in connection with any such Sale-Leaseback and shall pay to the Applicable Mortgagee the Working Fee to be distributed by the Applicable Mortgagee to the relevant Lenders as directed by the Initial Lender.

7.5 Termination of Cross-Collateralization and Cross-Defaults.

(a) Majority. If at any time a majority of the aggregate unpaid Original Amount of all Applicable Equipment Notes in respect of an Aircraft (for purposes of this Section 7.5(a) only, a “Relevant Aircraft”) ceases to be held by the same Lender or Lenders as the Lender or Lenders holding a majority (or more) of the aggregate unpaid Original Amount of all Applicable Equipment Notes in respect of the other Aircraft, then, (x) for purposes of the Mortgage entered into in respect of such Relevant Aircraft, the Equipment Notes issued, and the Mortgage entered into, in respect of the other Aircraft shall, without further action of the parties hereto or thereto, not be deemed to be “Related

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Equipment Notes” or a “Related Mortgage” (as the case may be) and (y) the Equipment Notes issued, and the Mortgage entered into, in respect of such Relevant Aircraft shall, without further act of the parties hereto or thereto, not be deemed to be “Related Equipment Notes” or a “Related Mortgage” (as the case may be) under the Mortgage in respect of the other Aircraft.

(b) Sale-Leaseback. If an Aircraft is subjected to a Sale-Leaseback pursuant to Section 7.4 (for purposes of this Section 7.5(b) only, the “Relevant Aircraft”) then (x) for purposes of the Mortgage entered into in respect of such Relevant Aircraft, the Equipment Notes issued, and the Mortgage entered into, in respect of the Aircraft not subjected to a Sale-Leaseback with the same (or affiliated) owner participants (for purposes of this Section 7.5(b) only, the “No-Cross Aircraft”) shall, without further act of the parties hereto or thereto, no longer be deemed to be “Related Equipment Notes” or a “Related Mortgage” (as the case may be) and (y) the Equipment Notes issued, and the Mortgage entered into, in respect of such Relevant Aircraft shall, without further act of the parties hereto or thereto, no longer be deemed to be “Related Equipment Notes” or a “Related Mortgage” (as the case may be) for purposes the Mortgage in respect of the No-Cross Aircraft.

(c) Payment. If the unpaid Original Amount of (plus the unpaid and accrued interest thereon and all other amounts due under the Applicable Operative Agreements with respect to) all Equipment Notes in respect of an Aircraft (for purposes of this Section 7.5(c) only, the “Relevant Aircraft”) are paid in full and the Lien of the Applicable Mortgage is discharged and terminated in accordance with the terms thereof, then (x) for purposes of the Mortgage entered into in respect of such Relevant Aircraft, the Equipment Notes issued, and the Mortgage entered into, in respect of the other Aircraft shall, without further act of the parties hereto or thereto, no longer be deemed to be “Related Equipment Notes” or a “Related Mortgage” (as the case may be) and (y) the Equipment Notes issued, and the Mortgage entered into, in respect of such Relevant Aircraft shall, without further act of the parties hereto or thereto, no longer be deemed to be “Related Equipment Notes” or a “Related Mortgage” (as the case may be) for purposes of the Mortgage in respect of such other Aircraft.

8. CONFIDENTIALITY

Each Lender, Borrower and WFB (in its individual capacity and as a Mortgagee) shall keep confidential the terms of Annex B to each Mortgage and all information furnished to them from time to time hereunder or under the Mortgage (which is marked confidential) and shall not disclose, or cause to be disclosed, the same to any Person, except (a) to prospective and permitted transferees of the interests of any Lender, WFB (in its individual capacity or as a Mortgagee) or their counsel, independent insurance brokers, auditors, or other agents who are under an obligation of confidentiality with respect to such information or who otherwise agree to hold such information confidential, (b) to any Lender’s, Borrower’s or WFB’s counsel, independent insurance brokers, auditors, or other agents, Affiliates, or investors who agree to hold such information confidential, (c) as may be required by any statute, court, or administrative order or decree, legal process, or governmental ruling or regulation, including those of any applicable regulatory authority, federal or state banking examiners, taxing authorities, or any

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stock exchange, or (d) to such other Persons as are reasonably deemed necessary by the disclosing party in order to protect the interests of such party or for the purposes of enforcing such documents by such party; provided, that any and all disclosures permitted by clauses (c) and (d) above shall be made only to the extent reasonably deemed necessary to meet the specific requirements or needs of the Persons making such disclosures.

9. INDEMNIFICATION AND EXPENSES

9.1 General Indemnity.

(a) Indemnity. Whether or not any of the Transactions are consummated, Borrower shall indemnify, protect, defend, and hold harmless each Indemnitee from, against, and in respect of, and shall pay on an After-Tax Basis, any and all Expenses of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Indemnitee, relating to, resulting from, or arising out of or in connection with any one or more of the following:

(1)	the Operative Agreements or the enforcement of any of the terms of any of the Operative Agreements;

(2)	the Aircraft, the Airframe, any Engine, or any Part, including, with respect thereto, (aa) the manufacture, design, purchase, acceptance, nonacceptance, rejection, ownership, registration, reregistration, deregistration, delivery, nondelivery, lease, sublease, assignment, possession, use, non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, airworthiness, replacement, repair, sale, substitution, return, abandonment, redelivery, transfer of title or other disposition of the Aircraft, any Engine, or any Part, (bb) any claim or penalty arising out of violations of applicable Laws by Borrower (or any Permitted Lessee), (cc) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive, or imputed), (dd) death or property damage of passengers, shippers, or others, (ee) environmental control, noise, or pollution, and (ff) any Liens in respect of the Aircraft, any Engine, or any Part; and

(3)	any breach of or failure to perform or observe, or any other noncompliance with, any covenant, agreement, or other obligation to be performed by Borrower under any Operative Agreement to which it is party or the falsity of any representation or warranty of Borrower in any Operative Agreement to which it is party.

(b) Exceptions. Notwithstanding anything in Section 9.1(a), Borrower shall not be required to indemnify, protect, defend or hold harmless any Indemnitee pursuant to Section 9.1(a) against any Expense of such Indemnitee:

(1)	for any Taxes or a loss of Tax benefit, whether or not Borrower is required to indemnify therefor pursuant to Section 9.3;

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(2)	to the extent attributable to any Transfer (voluntary or involuntary) by or on behalf of such Indemnitee of any Equipment Note or interest therein, except for out-of-pocket costs and expenses incurred as a result of any such Transfer requested in writing by Borrower or made or effected pursuant to the exercise of remedies under any Operative Agreement;

(3)	to the extent attributable to the gross negligence or willful misconduct of such Indemnitee or any “Related Indemnitee” (as defined at the end of this Section 9.1(b)) (other than gross negligence or willful misconduct imputed to such Person solely by reason of its interest in the Aircraft or any Operative Agreement);

(4)	to the extent attributable to the incorrectness or breach of any representation or warranty, of such Indemnitee or any Related Indemnitee, contained in or made pursuant to any Operative Agreement;

(5)	to the extent attributable to the failure, by such Indemnitee or any Related Indemnitee, to perform or observe any agreement, covenant, or condition on its part to be performed or observed in any Operative Agreement;

(6)	to the extent attributable to the offer or sale, by such Indemnitee or any Related Indemnitee, of any interest in the Equipment Notes, or any similar interest, in violation of the Securities Act or other applicable federal, state, or foreign securities Laws (other than any thereof caused by acts or omissions of Borrower);

(7)	(aa) with respect to any Indemnitee other than the Mortgagee, to the extent attributable to such Mortgagee’s failure to distribute funds received and distributable by it in accordance with the relevant Mortgage and (bb) with respect to the Mortgagee, to the extent attributable to its negligence or willful misconduct in the distribution of funds received and distributable by it in accordance with the relevant Mortgage;

(8)	other than during the existence of an Event of Default, to the extent attributable to the authorization or giving or withholding of any future amendments, supplements, waivers, or consents with respect to any Operative Agreement, other than any requested by Borrower or required by or made pursuant to the terms of the Operative Agreements (unless such requirement results from the actions of an Indemnitee not required by or made pursuant to the Operative Agreements);

(9)	to the extent attributable to any amount which any Indemnitee expressly agrees to pay (other than amounts required to be paid by such Indemnitee in connection with the enforcement of its rights and remedies hereunder and under any Operative Agreement) or such Indemnitee expressly agrees shall not be paid by or be reimbursed by Borrower;

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(10)	to the extent that it is an ordinary and usual operating or overhead expense;

(11)	for any Lien attributable to such Indemnitee or any Related Indemnitee that Borrower is not obligated to discharge under the Operative Agreements;

(12)	if another provision of an Operative Agreement specifies the extent of Borrower’s responsibility or obligation with respect to such Expense, to the extent arising from a cause other than Borrower’s failure to comply with such specified responsibility or obligation; or

(13)	to the extent incurred by or asserted against an Indemnitee as a result of any “prohibited transaction” caused by it, within the meaning of ERISA § 406 or Code § 4975(c)(1).

For purposes of this Section 9.1, a Person shall be considered a “Related Indemnitee” of an Indemnitee if that Person is an Affiliate or employer of such Indemnitee, a director, officer, employee, agent, or servant of such Indemnitee or any such Affiliate, or a successor or permitted assign of any of the foregoing (other than pursuant to a Transfer). For the avoidance of doubt, no Transferee of an Equipment Note shall be entitled under this Section 9.1 to be indemnified, protected, defended or held harmless against any Expense to the extent that any prior holder of such Equipment Note would not have been entitled to such rights and protections at the time of its transfer.

(c) Separate Agreement. The provisions of this Section 9.1 constitute a separate agreement with respect to each Indemnitee and is enforceable directly by each such Indemnitee.

(d) Notice. If an Indemnitee makes a claim for any Expense indemnifiable under this Section 9.1, such Indemnitee shall give prompt written notice thereof to Borrower. Notwithstanding the foregoing, any Indemnitee’s failure to notify Borrower as provided in this Section 9.1(d), or in Section 9.1(e), shall not release Borrower from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional Expense to Borrower (in which event Borrower shall not be responsible for such additional Expense) or materially impairs Borrower’s ability to contest such claim.

(e) Notice of Proceedings; Defense of Claims; Limitations.

(1) If any action, suit, or proceeding for which Borrower is responsible under this Section 9.1 is brought against any Indemnitee, such Indemnitee shall notify Borrower of the commencement thereof, and Borrower may, at its expense, participate in and, to the extent that it so desires (subject to the provisions of the following paragraph), assume and control the defense thereof and, subject to Section 9.1(e)(3), settle or compromise it.

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(2) Borrower or its insurer(s) shall have the right, at its or their expense, to investigate and control the defense of, any action, suit, or proceeding, relating to any Expense for which indemnification is sought pursuant to this Section 9.1, and each Indemnitee shall cooperate reasonably and in good faith with Borrower or its insurer(s) with respect thereto; provided, that Borrower shall not be entitled to control the defense of any such action, suit, or proceeding, or to compromise any such Expense, while (a) any Event of Default exists, (b) if such proceedings will involve a material risk of the sale, forfeiture, or loss of, or the creation of any Lien (other than Permitted Lien) on the Aircraft, or the Collateral, unless Borrower shall have posted a bond or other security or collateral reasonably satisfactory to such Indemnitee in respect to such risk, or (c) if such proceedings entail any material risk of criminal liability or material civil liability. In connection with any such Borrower-controlled action, suit, or proceeding, such Indemnitee shall have the right to participate therein, at its sole cost and expense, with counsel reasonably satisfactory to Borrower, provided that such Indemnitee’s participation does not, in the reasonable opinion of the independent counsel appointed by Borrower or its insurers to conduct such proceedings, interfere with the defense of such case. In connection with any Indemnitee-controlled action, suit, or proceeding, Borrower or its insurers shall have the right to participate therein, at its or their sole cost and expense, with counsel reasonably satisfactory to any such Indemnitee, provided that Borrower’s or its insurers’ participation does not, in the reasonable opinion of the independent counsel appointed by any such Indemnitee to conduct such suit or proceedings, materially interfere with the defense of such case.

(3) In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Expense without Borrower’s prior written consent (which shall not be unreasonably withheld or delayed), unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 9.1.

(4) To the extent that any Expense indemnified by Borrower hereunder may be covered by insurance maintained by Borrower, at Borrower’s expense, each Indemnitee agrees to cooperate with the insurers in the exercise of their rights to investigate, defend, or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.

(5) If an Indemnitee is not a party to this Agreement, Borrower may require such Indemnitee to agree in writing to the terms of this Section 9.1 and Section 11.8 before making any payment to such Indemnitee under this Section 9.

(6) Nothing in this Section 9.1(e) shall require an Indemnitee to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.

(f) Information. Borrower will provide the relevant Indemnitee with such information not within the control of such Indemnitee (but in Borrower’s control or

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reasonably available to Borrower) which such Indemnitee reasonably requests, and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under Section 9.1(e). The Indemnitee shall supply Borrower with such information not within the control of Borrower (but in such Indemnitee’s control or reasonably available to such Indemnitee) which Borrower reasonably requests to control or participate in any proceeding to the extent permitted by Section 9.1(e).

(g) Effect of Other Indemnities. Upon payment in full by or on behalf of Borrower of any indemnity provided for under this Agreement, Borrower, without any further action and to the full extent permitted by Law, will be subrogated to all rights and remedies of the Person indemnified (other than with respect to any of such Indemnitee’s insurance policies or in connection with any indemnity claim of such Indemnitee under Section 6.3 of the applicable Mortgage) in respect of the matter as to which such indemnity was paid. Each Indemnitee will give such further assurances or agreements and cooperate with Borrower to permit Borrower to pursue such claims, to the extent reasonably requested by Borrower and at Borrower’s expense.

(h) Refunds. If an Indemnitee receives any refund, in whole or in part, with respect to any Expense paid by Borrower hereunder, that Indemnitee will promptly pay the amount refunded (but not an amount in excess of the amount Borrower or any of its insurers has paid in respect of such Expense) over to Borrower unless a Special Default or Event of Default exists, in which case such amount shall be paid over to the relevant Mortgagee to hold as security for Borrower’s obligations under the relevant Operative Agreements or, if requested by Borrower, applied to satisfy those obligations.

9.2 Expenses.

Borrower shall pay (a) the ongoing fees and expenses of the Mortgagees, and (b) all reasonable out-of-pocket costs and expenses (including the reasonable fees and disbursements of counsel) incurred by the Mortgagees or Lenders attributable to an Event of Default or any waiver, amendment, or modification of any Operative Agreement to the extent requested by Borrower.

9.3 General Tax Indemnity.

(a) Withholding Taxes. Except as provided in Section 9.3(c), Borrower agrees that each payment paid by Borrower or the Mortgagee under the Equipment Notes, and any other payment or indemnity paid by Borrower or the Mortgagee to or for the benefit of a Lender under any Operative Agreement, shall be free of all withholdings or deductions with respect to Taxes of any nature unless the withholding or deduction is required by applicable Law, and if Borrower or the Mortgagee is required by applicable Law to make any such withholding or deduction for any such payment, (1) Borrower shall (or cause Mortgagee on its behalf to) make all such withholdings or deductions, (2) if and to the extent that all or any portion of the required withholdings or deductions constitutes Indemnified Withholding Taxes, the amount payable by Borrower shall be increased by Borrower so that, after the Mortgagee makes all required withholdings or deductions, such Lender receives the same amount that it would have received had no

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such withholdings or deductions with respect to such Indemnified Withholding Taxes been made, with the amount payable by Borrower with respect to such Indemnified Withholding Taxes being calculated on an After-Tax Basis and (3) Borrower shall (or cause Mortgagee on its behalf to) pay the full amount withheld or deducted to the relevant Taxing Authority in accordance with applicable Law. The term “Indemnified Withholding Taxes” shall mean, with respect to any Equipment Note or other payment or indemnity paid by Borrower or the Mortgagee to or for the benefit of a Lender under any Operative Agreement, withholding taxes imposed by the U.S. Government, but only to the extent that, as the result of a change in law or regulation or the interpretation thereof or a change in a tax treaty to which the United States is a party, in each case that occurs after the Closing Date applicable to such Equipment Notes or other payment or indemnity paid by Borrower or the Mortgagee to or for the benefit of a Lender under any Operative Agreement, such withholding taxes become applicable with respect to a payment by Borrower or the Mortgagee to or for the benefit of the Lender (if none had previously been imposed or required) or the rate applicable to a previously imposed or required withholding tax is increased; provided that, if the particular Lender is based in a jurisdiction other than an Accepted Jurisdiction, the amount of Indemnified Withholding Taxes shall not exceed the amount of Indemnified Withholding Taxes that would be applicable if the Lender were based in an Accepted Jurisdiction or other jurisdiction to which such Equipment Notes have been transferred solely pursuant to this Section 9.3(a). In the event that Indemnified Withholding Taxes become payable by Borrower as provided above, the Lender will, if possible and without any adverse consequences, transfer the Equipment Notes to another jurisdiction that is mutually acceptable to Borrower and such Lender so that either (1) no such Indemnified Withholding Taxes would be applicable to subsequent payments to or for the benefit of such Lender following such transfer (taking into account the provisions of Treas. Reg. § 1.881-3 and the limitation on benefits provisions of any applicable tax treaty) or (2) the rate of the Indemnified Withholding Taxes applicable to subsequent payments to such Lender following such transfer (taking into account the provisions of Treas. Reg. § 1.881-3 and the limitation on benefits provisions of any applicable tax treaty) would not exceed the rate of the Indemnified Withholding Taxes applicable to payments to such Lender prior to such transfer and the applicable change in law or regulation or the interpretation thereof or change in tax treaty.

(b) General Tax Indemnity. Except as provided in Section 9.3(c) and whether or not any of the transactions contemplated hereby are consummated, Borrower shall pay, indemnify, protect, defend, and hold harmless each Tax Indemnitee from all Taxes imposed by any Taxing Authority imposed on or asserted against any Tax Indemnitee or the Aircraft, the Airframe, any Engine, or any Part, or any interest in any of the foregoing (whether or not indemnified against by any other Person), upon or with respect to the Operative Agreements or the transactions or payments contemplated thereby, including any Tax imposed upon or with respect to (x) the Aircraft, the Airframe, any Engine, any Part, any Operative Agreement (including any Equipment Notes), any data, or any other thing delivered or to be delivered under an Operative Agreement, (y) the purchase, manufacture, acceptance, rejection, sale, transfer of title, return, ownership, mortgaging, delivery, transport, charter, rental, lease, re-lease, sublease, assignment, possession, repossession, presence, use, condition, storage, preparation, maintenance, modification,

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alteration, improvement, operation, registration, transfer or change of registration, reregistration, repair, replacement, overhaul, location, control, imposition of any Lien, financing, refinancing requested by Borrower, abandonment, or other disposition of the Aircraft, the Airframe, any Engine, any Part, any data, or any other thing delivered or to be delivered under an Operative Agreement or (z) interest, fees, or other income, proceeds, receipts, or earnings, whether actual or deemed, arising upon, in connection with, or in respect of any of the Operative Agreements (including the property or income or other proceeds with respect to property held as part of the Collateral) or the transactions contemplated thereby.

(c) Certain Exceptions. The provisions of Section 9.3(a) and Section 9.3(b) shall not apply to, and Borrower shall have no liability hereunder for, Taxes:

(1) imposed on a Tax Indemnitee by the federal government of the United States or any Taxing Authority or governmental subdivision of the United States or therein (including any state or local Taxing Authority) (aa) on, based on, or measured by gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on, or measured by gross or net income or receipts, or (bb) on, or with respect to, or measured by capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than Indemnified Withholding Taxes, sales, use, rental, stamp, documentary, license, or property Taxes and value added Taxes (that are not imposed in direct substitution for an income Tax);

(2) imposed on a Tax Indemnitee by any Taxing Authority or governmental subdivision thereof or therein outside of the United States (including any Taxing Authority in or of a territory, possession or commonwealth of the United States) (aa) on, based on, or measured by gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on, or measured by gross or net income or receipts, or (bb) on, or with respect to, or measured by capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (aa) or (bb), (y) sales, use, rental, stamp, documentary, license, or property Taxes and value added Taxes (that are not imposed in direct substitution for an income Tax), or (z) any Taxes imposed by any Taxing Authority (other than a Taxing Authority within whose jurisdiction such Tax Indemnitee is incorporated or organized or maintains its principal place of business) if such Tax Indemnitee would not have been subject to Taxes of such type by such jurisdiction but for (i) the location, use, or operation of the Aircraft, the Airframe, any Engine, or any Part thereof by any Borrower Person within the jurisdiction of the Taxing Authority imposing such Tax, or (ii) the activities of any Borrower Person in such jurisdiction, including use of any other aircraft by

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any Borrower Person in such jurisdiction, (iii) the status of any Borrower Person as a foreign entity or as an entity owned in whole or in part by foreign persons, (iv) any Borrower Person having made (or having been deemed to have made) payments to or for the benefit of such Tax Indemnitee from the relevant jurisdiction, or (v) any Borrower Person being incorporated or organized or maintaining a place of business or conducting activities in such jurisdiction);

(3) on, with respect to, or measured by any trustee fees, commissions, or compensation received by Mortgagee or WFB;

(4) that are being contested as provided in Section 9.3(e) below;

(5) imposed on any Tax Indemnitee to the extent that such Taxes result from the gross negligence or willful misconduct of such Tax Indemnitee or any Affiliate thereof;

(6) imposed on or with respect to a Tax Indemnitee (including a transferee thereof in those cases in which the Tax on transfer is imposed on, or is collected from, the transferee) as a result of a transfer or other disposition (including a deemed transfer or disposition) by such Tax Indemnitee or any of its Related Tax Indemnitees of any or all of its interest in the Aircraft, the Airframe, any Engine, or any Part, any interest arising under the Operative Agreements, or any Equipment Note, or as a result of a transfer or disposition (including a deemed transfer or disposition) of any interest in a Tax Indemnitee (other than (1) a substitution or replacement of the Aircraft, the Airframe, any Engine, or any Part by a Borrower Person that is treated for Tax purposes as a transfer or disposition, or (2) a transfer requested by Borrower or required by the Operative Agreements or pursuant to an exercise of remedies upon a then-existing Event of Default);

(7) in excess of those that would have been imposed had there not been a transfer or other disposition excluded from indemnification by clause (6) of this Section 9.3(c) by or to such Tax Indemnitee or any of its Related Tax Indemnitees;

(8) consisting of any interest, penalties, or additions to Tax imposed on a Tax Indemnitee as a result (in whole or in part) of a failure of such Tax Indemnitee or any of its Related Tax Indemnitees to properly and timely file any Tax return that it is required to file, unless such failure is caused by Borrower’s failure to fulfill its obligations (if any) under Section 9.3(g) with respect to such Tax return;

(9) resulting from, or that would not have been imposed but for, any Liens arising as a result of claims against, or acts or omissions of, or otherwise attributable to such Tax Indemnitee or any of its Related Tax Indemnitees that Borrower is not obligated to discharge under the Operative Agreements;

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(10) imposed on a Tax Indemnitee as a result of the breach by such Tax Indemnitee or any of its Related Tax Indemnitees of any covenant of such Tax Indemnitee or any Affiliate thereof contained in any Operative Agreement or the inaccuracy of any representation or warranty by such Tax Indemnitee or any Affiliate thereof in any Operative Agreement;

(11) in the nature of an intangible or similar Tax imposed upon or with respect to the value or principal amount of the interest of a Lender in any Equipment Note or the loan evidenced thereby, but only if such Taxes are in the nature of franchise Taxes or result from the conduct of business by such Tax Indemnitee in the taxing jurisdiction and, in each case, are imposed because of the place of incorporation or the activities unrelated to the Transactions in the taxing jurisdiction of such Tax Indemnitee;

(12) imposed on a Tax Indemnitee by a Taxing Authority of a jurisdiction outside the United States, to the extent that such Taxes result from a connection between the Tax Indemnitee or any of its Related Tax Indemnitees and such jurisdiction imposing such Tax unrelated to the Transactions; or

(13) relating to ERISA or to Code § 4975.

For purposes of this Section 9.3, a Person shall be considered a “Related Tax Indemnitee” of a Tax Indemnitee if that Person is an Affiliate or employer of such Tax Indemnitee, a director, officer, employee, agent, or servant of such Tax Indemnitee or any such Affiliate, or a successor or permitted assign of any of the foregoing (other than pursuant to a Transfer).

(d) Payment.

(1) Borrower’s indemnity obligation to a Tax Indemnitee under this Section 9.3 shall equal the amount which, after taking into account any Tax currently payable upon the receipt or accrual of the amounts payable under this Section 9.3 and any current tax benefits realized by such Tax Indemnitee as a result of the indemnifiable Tax (including any benefits realized as a result of such Tax Indemnitee’s use of an indemnifiable Tax as a credit against Taxes not indemnifiable under this Section 9.3), shall equal the amount of the Tax indemnifiable under this Section 9.3.

(2) At Borrower’s written request, the computation of the amount of any indemnity payment owed by Borrower or any amount owed by a Tax Indemnitee to Borrower pursuant to this Section 9.3 shall be verified and certified by an independent public accounting firm selected by such Tax Indemnitee and reasonably satisfactory to Borrower. Each Tax Indemnitee shall upon written request provide to such accounting firm such information in such Tax Indemnitee’s possession or control as is reasonably necessary, for the performance of such verification (subject to the accounting firm’s execution and delivery of a confidentiality agreement in form and substance reasonably acceptable to the Tax Indemnitee. Such verification shall be binding on Borrower

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and the Tax Indemnitee. The costs of such verification (including the fee of such public accounting firm) shall be borne by Borrower unless such verification results in an adjustment in Borrower’s favor of 5% or more of the net present value of the payment as computed by such Tax Indemnitee, in which case the costs shall be paid by such Tax Indemnitee.

(3) Each Tax Indemnitee shall provide Borrower with such certifications, and such information and documentation in such Tax Indemnitee’s possession or control, as Borrower reasonably requests in writing that are necessary to minimize any indemnity payment pursuant to this Section 9.3 and which such Tax Indemnitee can provide without incurring material adverse consequences under applicable Law, and Borrower shall, on written request from such Tax Indemnitee, reimburse such Tax Indemnitee for its reasonable out-of-pocket expenses incurred in providing such certifications, information and documentation to Borrower. If the Tax Indemnitee believes that providing to Borrower the certifications, information and documentation requested by Borrower would result in the incurrence of material adverse consequences under applicable Law, the Tax Indemnitee shall notify Borrower of the bases of that belief and the Tax Indemnitee and Borrower shall promptly meet to discuss the matter and, if the Borrower and the Tax Indemnitee are unable to agree whether such material adverse consequences would result, shall appoint an independent accounting firm to resolve the issue on terms similar to those set forth in Section 9.3(d)(2) hereof (except that the Borrower and the Tax Indemnitee shall share equally the costs of such accounting firm).

(4) Each Tax Indemnitee shall promptly forward to Borrower any written notice, bill, or advice that such Tax Indemnitee receives from any Taxing Authority concerning any Tax for which it seeks indemnification under this Section 9.3. Borrower shall pay any amount for which it is liable pursuant to this Section 9.3 directly to the appropriate Taxing Authority if legally permissible, or, upon written demand of a Tax Indemnitee, to such Tax Indemnitee within 30 days of such demand (or, if a contest occurs in accordance with Section 9.3(d), within 30 days after a Final Determination (as defined below)), but in no event more than three Business Days before the related Tax is due. If requested by a Tax Indemnitee in writing, Borrower shall furnish at its expense to the appropriate Tax Indemnitee the original or a certified copy of a receipt for Borrower’s payment of any Tax paid by Borrower (if such a receipt is reasonably obtainable from the applicable Taxing Authority), or such other evidence of payment of such Tax as is reasonably acceptable to such Tax Indemnitee. Borrower shall also furnish at its expense promptly upon written request such data as any Tax Indemnitee reasonably requires to enable such Tax Indemnitee to comply with the requirements of any taxing jurisdiction; provided that Borrower shall not be required to furnish such data if (x) such data are not within the possession or control of Borrower (unless Borrower is required to maintain such data pursuant to applicable Law) or (y) such data are not customarily furnished by U.S. domestic air carriers under similar circumstances (unless such data are specifically requested by a Taxing Authority). For purposes of this Section 9.3, a

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“Final Determination” is (1) a decision, judgment, decree, or other order by any court of competent jurisdiction that occurs pursuant to the provisions of Section 9.3(e), which decision, judgment, decree, or other order has become final and unappealable, (2) a closing agreement or settlement agreement entered into in accordance with Section 9.3(e) that has become binding and is not subject to further review or appeal (absent fraud, misrepresentation, etc.), or (3) the termination of administrative proceedings and the expiration of the time for instituting a claim in a court proceeding; provided that, notwithstanding the foregoing, the positions taken by such Tax Indemnitee on its Tax returns and filings, dealing with Tax authorities and, subject to the provisions of Section 9.3(e) hereof, in any Tax proceedings shall be in the sole, good-faith discretion of such Tax Indemnitee and, subject to the provisions of Section 9.3(d)(2) hereof, no Person shall have the right to require disclosure of the Tax returns or filings of such Tax Indemnitee, provided further that, in the case of any Tax credit or other Tax benefit that is limited in its availability, in the aggregate, to such Tax Indemnitee (and is not directly and fully traceable to the Tax paid or indemnified by Borrower without such limitations), the allocation of such Tax credit or other Tax benefit shall be made in a manner consistent with the requirements of applicable Law, and if and to the extent such allocation is not addressed by applicable Law, in proportion to other Tax credits or Tax benefits claimed by such Tax Indemnitee (taking into account any requirement of applicable Law concerning segregation or basketing of similar Tax credits or Tax benefits), by multiplying the amount of such Tax credit or Tax benefit by the ratio of the Tax credit or Tax benefit realized by the Tax Indemnitee by reason of any Tax paid or indemnified by Borrower over the total of such available Tax credits or Tax benefits for the Tax year at issue (taking into account any requirement of applicable Law concerning segregation or basketing of similar Tax credits or Tax benefits).

(5) If any Tax Indemnitee actually realizes a net tax savings by reason of any Tax paid or indemnified by Borrower pursuant to this Section 9.3 (whether such tax savings arise by means of a foreign tax credit, depreciation or cost recovery deduction, or otherwise), and such net savings is not otherwise taken into account in computing such payment or indemnity, such Tax Indemnitee shall pay to Borrower an amount equal to the lesser of (1) the amount of such net tax savings, plus any additional net tax savings recognized as the result of any payment made pursuant to this sentence, and (2) the amount of all payments pursuant to this Section 9.3 by Borrower to such Tax Indemnitee (less any payments previously made by such Tax Indemnitee to Borrower pursuant to this Section 9.3(d)(5)) (and the excess, if any, of the amount described in clause (1) over the amount described in clause (2) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Borrower to make payments to such Tax Indemnitee pursuant to this Section 9.3); provided, that such Tax Indemnitee shall not be required to make any payment pursuant to this sentence so long as a Special Default or an Event of Default exists. If a tax benefit is later disallowed or denied, the disallowance or denial shall be treated as a Tax indemnifiable under Section 9.3(b) without regard to the provisions of Section

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9.3(c) (other than Section 9.3(c)(5), (8) or (10)). Each such Tax Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with Taxing Authorities to seek and claim any such tax benefit.

(e) Contest.

(1) If a written claim is made against a Tax Indemnitee for Taxes with respect to which Borrower could be liable for payment or indemnity hereunder, or if a Tax Indemnitee determines that a Tax is due for which Borrower could have an indemnity obligation hereunder, such Tax Indemnitee shall promptly notify Borrower in writing of such claim (provided, that failure so to notify Borrower shall not relieve Borrower of its indemnity obligations hereunder except to the extent that such failure has a material adverse effect on Borrower’s indemnification obligations hereunder or on Borrower’s rights to successfully contest such claim), and shall take no action with respect to such claim without Borrower’s prior written consent for 30 days following Borrower’s receipt of such notice; provided, that, if applicable Law requires such Tax Indemnitee to take action before the end of such 30-day period, such Tax Indemnitee shall, in such notice to Borrower, so inform Borrower, and such Tax Indemnitee shall take no action for as long as it is legally able to avoid taking action. Such Tax Indemnitee shall (provided that Borrower shall have agreed to keep such information confidential other than to the extent necessary in order to contest the claim, such agreement to be delivered to the Tax Indemnitee and in form and substance reasonably acceptable to it) furnish Borrower with copies of the relevant portions of any requests for information from any Taxing Authority relating to such Taxes with respect to which Borrower may be required to indemnify hereunder. If requested by Borrower in writing within 30 days after its receipt of such notice, such Tax Indemnitee shall, at Borrower’s expense (including all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ and accountants’ fees and disbursements incurred in connection with, and reasonably allocable to, the contest of such Tax), in good faith contest (or, if permitted by applicable Law, allow Borrower to contest) through appropriate administrative and judicial proceedings the validity, applicability, or amount of such Taxes by (x) resisting payment thereof, (y) not paying the Taxes except under protest if protest is necessary and proper, or (z) if the payment is made, using reasonable efforts to obtain a refund thereof in an appropriate administrative or judicial proceeding. If requested to do so by Borrower in writing, the Tax Indemnitee shall appeal any adverse administrative or judicial decision, except that the Tax Indemnitee shall not be required to pursue any appeals to the United States Supreme Court. If and to the extent that the Tax Indemnitee is able, using reasonable efforts, to separate the contested issue or issues from other issues arising in the same administrative or judicial proceeding that are unrelated to the Transactions without (in such Tax Indemnitee’s good faith judgment) adversely affecting such Tax Indemnitee, such Tax Indemnitee shall permit Borrower to control the conduct of any such proceeding and shall provide to Borrower (at Borrower’s cost and expense) such information or data in such Tax Indemnitee’s control or possession and reasonably necessary to conduct such contest. If the

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contest is being controlled by a Tax Indemnitee, such Tax Indemnitee shall consult with Borrower in good faith regarding the manner of contesting such claim, and shall keep Borrower reasonably informed regarding the progress of such contest. If the contest is being controlled by Borrower, Borrower shall consult with the applicable Tax Indemnitee in good faith regarding the manner of contesting such claim, and shall keep such Tax Indemnitee reasonably informed regarding the progress of such contest. A Tax Indemnitee shall not fail to take any action expressly required by this Section 9.3(e) (including any action regarding any appeal of an adverse determination with respect to any claim) or settle or compromise any claim without Borrower’s prior written consent (except as contemplated by Sections 9.3(e)(2) or (3)).

(2) Notwithstanding the foregoing, in no event shall a Tax Indemnitee be required to pursue any contest (or to permit Borrower to pursue any contest) unless (1) Borrower agrees to pay such Tax Indemnitee on demand all reasonable out-of-pocket costs and expenses that such Tax Indemnitee incurs in connection with contesting such Taxes, including all reasonable out-of-pocket costs and expenses and reasonable attorneys’ and accountants’ fees and disbursements, in each case, to the extent reasonably allocable to the contest of such Taxes), (2) if such contest involves the payment of the claim, Borrower advances the amount thereof (to the extent indemnified hereunder) that are required to be paid before commencing the contest on an interest-free after-tax basis to such Tax Indemnitee (and such Tax Indemnitee shall promptly pay to Borrower any net realized tax benefits resulting from such advance, including any tax benefits resulting from making such payment), (3) the action to be taken will not result in any material risk of forfeiture, sale, or loss of, or the creation of a Lien (other than a Permitted Lien) on, the Aircraft or the Collateral (unless Borrower makes provisions to protect the interests of any such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee) or any material risk of criminal liability or material civil liability (provided, that such Tax Indemnitee shall notify Borrower in writing promptly after it becomes aware of any such risks), (4) no Event of Default exists (unless Borrower has provided security reasonably acceptable to the Tax Indemnitee for its obligations hereunder or has advanced to such Tax Indemnitee, before proceeding or continuing with such contest, the amount of the Tax being contested, plus any interest and penalties and an amount estimated in good faith by such Tax Indemnitee for expenses) and (5) before commencing any judicial action controlled by Borrower, such Tax Indemnitee shall have received written confirmation from Borrower that the Taxes that are the subject of such Tax claim are indemnified by Borrower hereunder, provided, that Borrower shall not be bound by such confirmation to the extent that the Final Determination of the contest articulates conclusions of law and fact that demonstrate the Borrower is not liable hereunder for the Taxes that are the subject of such Tax claim. . Notwithstanding the foregoing, if any Tax Indemnitee releases, waives, compromises, or settles any claim that may be indemnifiable by Borrower pursuant to this Section 9.3 without Borrower’s written permission, Borrower’s obligation to indemnify such Tax Indemnitee with respect to such claim (and all directly-related claims, and claims based on the

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outcome of such claim) shall terminate, and such Tax Indemnitee shall repay to Borrower any amount previously paid or advanced to such Tax Indemnitee with respect to such claim (other than previously incurred costs and expenses of contest described in clause (1) of this paragraph), plus interest at the rate that would have been payable by the relevant Taxing Authority on a refund of such Tax.

(3) Notwithstanding anything contained in this Section 9.3, a Tax Indemnitee will not be required to contest the imposition of any Tax, and shall be permitted to settle or compromise any claim without Borrower’s consent, if such Tax Indemnitee (1) waives its right to indemnity under this Section 9.3 with respect to such Tax (and any directly-related claim, and any claim the outcome of which is determined based upon the outcome of such claim), (2) pays to Borrower any amount previously paid or advanced by Borrower pursuant to this Section 9.3 with respect to such Tax (other than previously incurred costs and expenses of contest described in clause (1) of this paragraph), plus interest at the rate that would have been payable by the relevant Taxing Authority on a refund of such Tax, and (3) agrees to discuss with Borrower the views or positions of any relevant Taxing Authority with respect to the imposition of such Tax.

(f) Refund. If any Tax Indemnitee receives a refund of, or is entitled to a credit against other liability for, all or any part of any Taxes paid, reimbursed, or advanced by Borrower, such Tax Indemnitee shall pay to Borrower within 30 days of such receipt an amount equal to the lesser of (a) the amount of such refund or credit plus any net tax benefit (taking into account any Taxes incurred by such Tax Indemnitee by reason of the receipt of such refund or realization of such credit) actually realized by such Tax Indemnitee as a result of any payment by such Tax Indemnitee made pursuant to this sentence (including this clause (a)), and (b) such tax payment, reimbursement, or advance by Borrower to such Tax Indemnitee theretofore made pursuant to this Section 9.3 (and the excess, if any, of the amount described in clause (a) over the amount described in clause (b) shall be carried forward and applied to reduce pro tanto any subsequent obligation of Borrower to make payments to such Tax Indemnitee pursuant to this Section 9.3). If, in addition to such refund or credit, such Tax Indemnitee receives (or is credited with) an amount representing interest on the amount of such refund or credit, such Tax Indemnitee shall pay to Borrower within 30 days after receiving or realizing such credit that proportion of such interest fairly attributable to Taxes paid, reimbursed, or advanced by Borrower before the receipt of such refund or realization of such credit. Anything herein to the contrary notwithstanding, a Tax Indemnitee shall not be required to make any payment pursuant to this subsection 9.3(e) so long as a Special Default or an Event of Default exists.

(g) Tax Filing. Borrower shall, at its expense, timely file any report, return, or statement that is required to be filed with respect to any Tax which is subject to indemnification under this Section 9.3 (except for any such report, return, or statement which a Tax Indemnitee has timely notified Borrower in writing that such Tax Indemnitee intends to file, or for which such Tax Indemnitee is required by law to file, in its own name); provided, that the relevant Tax Indemnitee shall furnish Borrower with

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any information in such Tax Indemnitee’s possession or control that is reasonably necessary to file any such return, report, or statement and that Borrower reasonably requests in writing. Borrower shall either file such report, return, or statement and send a copy to such Tax Indemnitee, or, if Borrower is not permitted to file such report, return, or statement, it shall notify such Tax Indemnitee of such requirement and prepare and deliver such report, return, or statement to such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee within a reasonable time before the time such report, return, or statement is to be filed; provided, that the relevant Tax Indemnitee shall either furnish Borrower with any information in such Tax Indemnitee’s possession or control that is reasonably necessary to file any such return, report, or statement and that Borrower reasonably requests in writing or such Tax Indemnitee shall itself be responsible for completing and filing such report, return or statement if it fails to, or elects not to, provide Borrower with the requested information.

(h) Forms. Each Tax Indemnitee agrees to furnish from time to time to Borrower, the relevant Mortgagee, or such other Person as Borrower or such Mortgagee shall designate, at Borrower’s or Mortgagee’s request, such duly-executed and properly-completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax imposed by any Taxing Authority, if (i) such reduction or exemption is available to such Tax Indemnitee without such Tax Indemnitee’s incurring material adverse consequences under applicable Law, and (ii) Borrower has provided such Tax Indemnitee with any information necessary to complete such form not otherwise reasonably available to such Tax Indemnitee. If the Tax Indemnitee believes that claiming such reduction or exemption would result in its incurring material adverse consequences under applicable Law, the Tax Indemnitee shall notify Borrower of the basis of that belief, and the Tax Indemnitee and Borrower shall promptly meet to discuss the matter and, if the Tax Indemnitee and the Borrower are unable to agree whether such material adverse consequences would result, shall appoint an independent accounting firm to resolve the issue on terms similar to those set forth in Section 9.3(d)(2) hereof (except that the Tax Indemnitee and Borrower shall share equally the costs of such accounting firm).

(i) Non-Parties. If a Tax Indemnitee is not a party to this Agreement, Borrower may require the Tax Indemnitee to agree in writing, in a form reasonably acceptable to Borrower, to the terms of this Section 9.3 and Section 11.8 before any payment shall be due to such Tax Indemnitee under this Section 9.3.

9.4 Payments.

Except as otherwise provided herein, any payments which Borrower or an Indemnitee or Tax Indemnitee is obligated to make pursuant to Section 9.1 or Section 9.3 shall be paid on the 30th day after demand, but not before five (5) days before the date such Expense or Tax is due or payable by such Indemnitee or Tax Indemnitee, as applicable. If Borrower shall have requested to contest a Tax or Expense as provided in this Section 9 and shall have duly complied with all the terms of this Section 9, Borrower’s liability for indemnification under this Section 9 shall, at Borrower’s election, be deferred until a final determination is made with respect to such contest. At such time, Borrower shall become obligated for the payment of any indemnification

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hereunder resulting from the outcome of such contest, and within fifteen (15) days following such final determination, any amounts so due hereunder shall be paid by Borrower to the Indemnitee or Tax Indemnitee, as applicable. Such payments shall be made directly to the relevant Indemnitee or Tax Indemnitee or to Borrower, in immediately available funds at such bank or to such account as specified by such Indemnitee or Tax Indemnitee or Borrower (as applicable) in written directives to the payor, or, if no such direction has been given, by check of the payor payable to the order of, and mailed to, such Indemnitee or Tax Indemnitee or Borrower (as applicable) by certified mail, postage prepaid, at its address as set forth in this Agreement.

9.5 Interest.

If any amount, payable by Borrower, any Indemnitee, or any Tax Indemnitee under Section 9.1 or Section 9.3 is not paid when due, the Person obligated to make such payment shall pay on demand, to the extent permitted by Law, to the Person entitled thereto, interest on any such amount for the period from and including the due date for such amount to but excluding the date the amount is paid, at the Past-Due Rate. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

9.6 Benefit of Indemnities.

Borrower’s obligations for indemnities, obligations, adjustments, and payments in Section 9.1 or Section 9.3 are expressly made for the benefit of, and shall be enforceable by, the Indemnitee or Tax Indemnitee entitled thereto as and to the extent provided herein, notwithstanding any provision of the Mortgage.

10. INTENTIONALLY OMITTED.

11. MISCELLANEOUS

11.1 Amendments.

No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated, or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate, or otherwise vary and is signed by the party against whom the enforcement of the amendment, supplement, waiver, modification, discharge, termination, or variance is sought. Each such amendment, supplement, waiver, modification, discharge, termination, or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance, or other manner not set forth in writing and signed by the party against whom enforcement of the same is sought.

11.2 Severability.

If any provision of this Agreement is held invalid, illegal, or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law, (a) the remainder of any affected provision (to the extent not invalid, illegal or unenforceable) and all other provisions hereof shall remain in full force and effect in such jurisdiction, and (b) such invalidity, illegality, or

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unenforceability shall not affect the validity, legality, or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which any provision is held invalid, illegal, or unenforceable may be waived, the parties hereto hereby waive that Law to the full extent permitted, to the end that this Agreement shall be a valid and binding agreement in all respects, enforceable in accordance with its terms.

11.3 Survival.

The indemnities and representations and warranties (as and when made) in this Agreement shall survive the delivery of the Aircraft, the Transfer of any interest by any Lender in an Equipment Note it holds, and the expiration or other termination of any Operative Agreement, except to the extent otherwise provided therein.

11.4 Reproduction of Documents.

This Agreement (including all schedules and exhibits hereto) and all documents relating hereto, including (a) future consents, waivers, and modifications, and (b) past and future financial statements, certificates, and other information furnished to any party hereto, may be reproduced by any party by any photographic, photostatic, microfilm, micro-card, miniature photographic, or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original exists and whether or not such party made the reproduction in the regular course of business), and any enlargement, facsimile, or further reproduction of such reproduction also shall be so admissible in evidence.

11.5 Counterparts.

This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each fully-executed set of which shall be an original.

11.6 No Waiver.

No failure on the part of any party hereto to exercise, and no delay by any party hereto in exercising, any of its rights, powers, remedies, or privileges under this Agreement or otherwise available to it shall impair, prejudice, or waive any such right, power, remedy, or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy, or privilege preclude any other or further exercise thereof by it or the exercise of any other right, power, remedy, or privilege by it. No notice to or demand on any party hereto in any case shall, unless otherwise required under this Agreement, entitle such party to any other or further notice or demand in similar or other circumstances, or waive the rights of any party hereto to any other or further action in any circumstances without notice or demand.

11.7 Notices.

Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers, and other communications required or permitted to

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be made, given, furnished, or filed hereunder shall be in writing (and the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement, and shall be personally delivered, sent by fax or telecommunications transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by next-business-day courier service, in each case to the address or fax number set forth for such party in Schedule 1, or to such other address or number as such party hereafter specifies by notice to the other parties hereto. Each such notice, request, demand, authorization, direction, consent, waiver, or other communication shall be effective when received or, if made, given, furnished, or filed by fax or telecommunication transmission, when confirmed.

11.8 Governing Law; Submission to Jurisdiction; Venue.

(a)	THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE.

(b)	EACH PARTY HERETO HEREBY IRREVOCABLY AGREES, ACCEPTS, AND SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION, SUIT, OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THE OPERATIVE AGREEMENTS.

(c)	EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES, AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION, OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH PURSUANT TO SECTION 11.7. EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS SECTION 11.8(c), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

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(d)	EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS, THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER, OR THAT ANY OPERATIVE AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

(e)	EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THE OPERATIVE AGREEMENTS.

11.9 Third-Party Beneficiary.

This Agreement is not intended to, and shall not, provide any Person not a party hereto (except the Persons referred to in Sections 6.3, 6.4 or 9 who are intended third-party beneficiaries of Sections 6.3, 6.4 or 9) with any rights of any nature whatsoever against any of the parties hereto, and no Person not a party hereto shall have any right, power, or privilege in respect of any party hereto, or have any benefit or interest, arising out of this Agreement.

11.10 Entire Agreement.

This Agreement, together with the other Operative Agreements, on and as of the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior understandings or agreements, whether written or oral, among any of the parties hereto with respect to such subject matter are hereby superseded in their entireties.

11.11 Further Assurances.

Each party hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) all such further agreements, instruments, certificates, or other documents, and shall do and cause to be done such further things, as any other party hereto reasonably requests in connection with the administration of, or to carry out more effectively the purposes of, or to assure and confirm better to such other party the rights and benefits to be provided under, this Agreement and the other Operative Agreements.

11.12 Section 1110.

Borrower and the Lenders intend that each Mortgagee shall be entitled to the benefits of Section 1110 in the event of a case under Chapter 11 of the Bankruptcy Code in which Borrower is a debtor.

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IN WITNESS WHEREOF, each of the parties has executed this Loan Agreement.

AIRTRAN AIRWAYS, INC., Borrower

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, in its individual capacity

By
Name:
Title:

CALYON NEW YORK BRANCH, as Lender

By
Name:
Title:

By
Name:
Title:

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ANNEX A

DEFINITIONS

GENERAL PROVISIONS

(a) In the Loan Agreement, unless otherwise expressly provided, a reference to:

(1) each of “Borrower”, “Lender”, “Mortgagee” and any other Person includes any successor in interest to it and any permitted transferee, permitted purchaser, or permitted assignee of it;

(2) any agreement or other document (including any annex, schedule, or exhibit thereto, or any other part thereof) includes that agreement or other document as amended, supplemented, or otherwise modified from time to time in accordance with its terms and in accordance with the Loan Agreement and any agreement or other document entered into in substitution or replacement therefor;

(3) unless the context otherwise requires, any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued, or reenacted before the date of the Loan Agreement and thereafter from time to time;

(4) “Agreement”, “this Agreement”, “hereby”, “herein”, “hereto”, “hereof”, “hereunder”, and words of similar import, when used in the Loan Agreement, refer to the Loan Agreement as a whole and not to any particular provision of the Loan Agreement;

(5) “including”, “include”, and terms or phrases of similar import means “including, without limitation”;

(6) a reference to a “Section”, an “Exhibit”, an “Annex”, or a “Schedule” in the Loan Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex, or a schedule to, the Loan Agreement or such annex, respectively; and

(b) Each exhibit, annex, and schedule to the Loan Agreement is incorporated in, and is a part of, the Loan Agreement.

(c) Unless otherwise defined or specified in the Loan Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

(d) Headings used in the Loan Agreement are for convenience only, and shall not in any way affect the construction of, or be taken into consideration in interpreting, the Loan Agreement.

A-1

DEFINED TERMS

Accepted Jurisdiction: United States, France, Germany, The Netherlands, Ireland, Sweden or United Kingdom.

Actual Knowledge: (a) as it applies to WFB, actual knowledge of a responsible officer in the Corporate Trust Office, and (b) as it applies to Borrower, actual knowledge of a Vice President or more-senior officer of Borrower or any other officer of Borrower having responsibility for the transactions contemplated by the Operative Agreements; provided, that each of Borrower and WFB shall be deemed to have “Actual Knowledge” of any matter as to which it has received notice from Borrower or any Lender given pursuant to Section 11.7 of the Loan Agreement.

Affiliate: of any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and “controlling”, “controlled by”, and “under common control with” have correlative meanings.

After-Tax Basis: a basis such that any payment to be received or receivable by any Person is supplemented by a further payment to that Person so that the sum of all the two payments, after deducting all Taxes (taking into account any current credits or current deductions attributable to the event or circumstance giving rise to the requirement that the original payment be made) currently payable by such Person or any of its Affiliates under any applicable Law or governmental authority, is equal to the payment due to such Person.

Aircraft: defined in the recitals of the Loan Agreement.

Aircraft Bill of Sale: in respect of an Aircraft, the full warranty bill of sale covering such Aircraft delivered by Seller to Borrower on the Applicable Closing Date or pursuant to Section 4.5(c) of the Applicable Mortgage.

Airframe Manufacturer: The Boeing Company.

Applicable: when combined with the term (aa) “Aircraft”, refers to an individual Aircraft in the context of a particular Closing Date or in relation to particular documents or circumstances, (bb) “Closing Date”, refers to the Closing Date of a specific individual Aircraft to which it relates, (cc) “Equipment Note” or “Equipment Notes”, refers to an Equipment Note or Equipment Notes issued pursuant to a Mortgage related to a specific individual Aircraft, (dd) “Mortgage”, refers to a Mortgage related to a specific individual Aircraft, (ee) “Mortgagee”, refers to an individual Mortgagee that is a party to a Mortgage related to a specific individual Aircraft, or (ff) “Operative Agreement” or “Operative Agreements”, refer to an Operative Agreement or set of Operative Agreements related to a specific individual Aircraft (including, in each case, the Loan Agreement).

Aviation Authority: in respect of an Aircraft, the FAA or, if such Aircraft is registered with any other Government Entity under and in accordance with Section 4.2(e) of the Applicable Mortgage, such other Government Entity.

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Bankruptcy Code: the United States Bankruptcy Code, 11 U.S.C. § 101 et seq.

Bills of Sale: in respect of an Aircraft, the FAA Bill of Sale and the Aircraft Bill of Sale related to such Aircraft.

Borrower Person: Borrower, any lessee, assignee, successor, or other user or Person in possession of the Aircraft, the Airframe, or an Engine with or without color of right, or any Affiliate of any of the foregoing (but excluding, in each case, any Tax Indemnitee or any related Tax Indemnitee with respect thereto, or any Person using or claiming any rights with respect to the Aircraft, the Airframe, or an Engine directly by or through any of the Persons in this parenthetical).

Borrower’s Advisor: SkyWorks Capital, LLC.

Business Day: any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law to close in New York, NY, Orlando, FL, or the city and state in which WFB maintains its Corporate Trust Office or receives and disburses funds and, if in relation to the payment of interest and principal of any Equipment Note, or any prepayment thereof, or delivery of any Drawdown Notice, a day on which Dollar transaction are effected in London, England.

Citizen of the United States: defined in Section 40102(a)(15) of the Transportation Code and in the FARs.

Closing: defined in Section 2.4 of the Loan Agreement.

Closing Date: defined in Section 2.1 of the Loan Agreement.

Code: the Internal Revenue Code of 1986, as amended, or any successor thereto; provided, that, when used in relation to a Plan, “Code” shall be interpreted in accordance with the regulations and rulings issued thereunder.

Collateral: in respect of an Aircraft, as defined in the Granting Clause of the Applicable Mortgage.

Commitment: ***per Aircraft and, in respect of each Lender (subject to any Transfer pursuant to Section 7.1(a) and 7.2 of the Loan Agreement), the Dollar amount of its commitment per Aircraft as set forth opposite its name in Schedule 2 to the Loan Agreement.

Commitment Fee: in respect of an Aircraft, *** per annum of the outstanding Commitment in respect of such Aircraft.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Page 1 of 8 pages containing information redacted pursuant to a request for confidential treatment.

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Commitment Termination Date: May 16, 2006.

Consent and Agreement: in respect of an Aircraft, the consent and agreement of Airframe Manufacturer to the assignment contemplated by Granting Clause (2) of the Applicable Mortgage.

Corporate Trust Office: WFB’s principal office, located at WFB’s address for notices under the Loan Agreement, or such other office at which WFB’s corporate trust business shall be administered and which WFB specifies by notice in writing to Borrower and each Lender.

Cutoff Date: as defined in Section 2.2(e)(4).

Debt Rate: for any Equipment Note, for each Interest Period, the LIBOR Rate for such Interest Period plus Loan Margin.

Default: (1) any event or condition that, with the giving of notice or the lapse of time, would become an Event of Default, or (2) any Event of Default.

Delivery Date: the date on which an Aircraft is tendered for delivery by Seller to Borrower which shall be a Business Day.

Dollars, United States Dollars, or $: the lawful currency of the United States.

Drawdown Notice: a notice substantially in the form set out in Exhibit B to the Loan Agreement.

Engine: in respect of an Aircraft, as defined in Annex A of the Applicable Mortgage.

Engine Consent and Agreement: in respect of an Aircraft, the consent and agreement of Engine Manufacturer to the assignment contemplated by Granting Clause (2) of the Applicable Mortgage.

Engine Manufacturer: CFM International, Inc.

Equipment Note: in respect of an Aircraft, any equipment note issued under the Applicable Mortgage in the form specified in Section 2.1 and Exhibit B thereof (as such form may be varied pursuant to the terms of such Mortgage), or any Equipment Note issued under such Mortgage in exchange for or replacement of any such Equipment Note.

ERISA: the Employee Retirement Income Security Act of 1974.

Event of Default: in respect of an Aircraft, as defined in Section 5.1 of the Applicable Mortgage.

Event of Loss: in respect of an Aircraft, the Airframe or any Engine, as defined in Annex A of the Applicable Mortgage.

Expenses: any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses, and disbursements (including reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors, or other professionals, and costs of investigation).

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FAA: the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of such Federal Aviation Administration.

FAA Bill of Sale: in respect of an Aircraft, a bill of sale for such Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered to Borrower on the Applicable Closing Date by Seller or pursuant to Section 4.5(c)(1)(bb) of the Applicable Mortgage.

FAA Counsel: Lytle, Soulé & Curlee.

FAA-Filed Documents: in respect of an Aircraft, the Applicable Mortgage, FAA Bill of Sale related to such Aircraft, and an application for registration of such Aircraft with the FAA in Borrower’s name.

Financing Statements: in respect of an Aircraft, the UCC-1 financing statements covering the Collateral (as defined in the Applicable Mortgage), by Borrower, as debtor, showing the Applicable Mortgagee as secured party, for filing in Delaware and each other jurisdiction where filing is necessary to perfect its Lien on such Collateral.

GAAP: generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as varied by any applicable financial accounting rules or regulations issued by the SEC or the Public Company Accounting Oversight Board, and applied on a basis consistent with prior periods except as may be disclosed in the pertinent Person’s financial statements.

GEES Acknowledgment and Agreement: in respect of an Aircraft, the acknowledgment and agreement of G.E. Engine Services, Inc. to the assignment contemplated by Granting Clause (2) of the Applicable Mortgage and the agreement of Borrower as to certain matters addressed therein.

Government Entity: (1) any federal, state, provincial, or similar government, and any body, board, department, commission, court, tribunal, authority, agency, or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative, or regulatory functions of such government, or (2) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

Holdings: AirTran Holdings, Inc., a Nevada corporation.

Indemnified Withholding Taxes: defined in Section 9.3 of the Loan Agreement.

Indemnitee: (1) WFB (in its individual capacity and as a Mortgagee), (2) each separate or additional trustee appointed pursuant to any of the Mortgages, (3) the Lenders, (4) each Affiliate of the Persons described in clauses (1) through (4) above, (5) the directors, officers, employees, and agents of each of the Persons described in clauses (1) through (4) above and (6) the successors and permitted assigns of the persons described in clauses (1) through (4).

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Initial Lender: Calyon New York Branch.

Interest Period: for any Applicable Equipment Note, (a) initially, the period commencing on an Applicable Closing Date and ending on the first Payment Date for such Equipment Note (or if such date is not a Business Day, the next succeeding Business Day unless, if by virtue of such extension such day would fall in the next succeeding calendar month, then on the next preceding Business Day) and (b) thereafter, each successive period commencing on the final day of the preceding Interest Period and ending on the next succeeding Payment Date for such Equipment Note (or if such date is not a Business Day, the next succeeding Business Day unless, if by virtue of such extension such day would fall in the next succeeding calendar month, then on the next preceding Business Day).

IRS: the Internal Revenue Service of the United States, or any Government Entity succeeding to the functions of such Internal Revenue Service.

Junior Loan: defined in Section 7.3 of the Loan Agreement.

Law: (1) any constitution, treaty, statute, law, decree, regulation, order, rule, or directive of any Government Entity, and (2) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

Lender: in respect of an Aircraft (1) initially each Person identified in Schedule 2 of the Loan Agreement as a Lender making (or holding a commitment to make) a secured loan in respect of such Aircraft (subject to any Transfer pursuant to Section 7.1(a) and 7.2 of the Loan Agreement), and (2) thereafter any Person registered as a holder of one or more Equipment Notes related to such Aircraft.

LIBOR Breakage Amount: as of the date of determination thereof the amount, if any, required to compensate any Lender in respect of the net amount of any loss, cost or expense incurred by such Lender in connection with a premature unwinding or liquidating of any deposits or funding or financing arrangement with its funding sources as the result of any failed borrowing or the redemption of all or any Outstanding Amount of any Equipment Note held by it on a date other than the last day of the then current Interest Period therefor, as reasonably determined by such Lender. Such amount to include without limitation, any and all penalties or charges for prepayment or liquidation or other arrangement or redeployment of funds.

LIBOR Rate: with respect to any Interest Period, the rate per annum at which Dollar deposits are offered in the London interbank market for a six-month period as such rate (rounded upwards, if necessary, to the nearest 1/64 of 1%) as displayed on Telerate Page 3750 at approximately 11:00 a.m., London time (or as soon thereafter as practicable), or if such service no longer displays any such quote, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/64 of 1%) of such rates as displayed on Reuters Page LIBO at approximately 11:00 a.m., London time (or as soon thereafter as practicable), or if such service no longer displays any such quote, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/64 of 1%) of such rates, as quoted by two reputable dealers selected by the Lenders and Borrower, in either

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case on the date two Business Days (for purposes of this definition, the term “Business Days” shall mean any day other than a Saturday or Sunday or day on which commercial banks are required or authorized to close in New York City and London) prior to the Applicable Closing Date or applicable Payment Date.

Lien: any mortgage, pledge, lien, charge, claim, encumbrance, lease, or security interest affecting the title to or any interest in property.

Loan Agreement: the Loan Agreement, dated as of February __, 2006, among Borrower, the Lenders and WFB.

Loan Margin: ***per annum.

Materially Adverse Change: with respect to any Person, any event, condition, or circumstance that materially adversely affects such Person’s business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities, and agreements under the Operative Agreements.

Maturity Date: for any Applicable Equipment Note, the Payment Date falling on or about 12 years following the Scheduled Delivery Date for the related Aircraft.

Mortgage: in respect of an Aircraft, a Trust Indenture and Mortgage, dated an Applicable Closing Date, between Borrower and WFB (in its individual capacity and as the Applicable Mortgagee) in the form attached to the Loan Agreement as Exhibit A.

Mortgagee: Wells Fargo Bank Northwest, National Association, a national banking association, not in its individual capacity but as a mortgagee under a Mortgage.

Non-U.S. Person: any Person, other than a U.S. Person.

Officer’s Certificate: of any party to the Loan Agreement, a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant, or Staff Vice President), the Treasurer, or the Secretary of such party.

Operative Agreements: the Loan Agreement, each Mortgage, each Equipment Note, each Consent and Agreement, each Engine Consent and Agreement and each GEES Acknowledgment and Agreement.

Original Amount: the stated original principal amount of an Equipment Note and, with respect to all Equipment Notes related to one Aircraft, the aggregate stated original principal amounts of all such Equipment Notes.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Page 2 of 8 pages containing information redacted pursuant to a request for confidential treatment.

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Parts: in respect of an Aircraft, as defined in Annex A of the Applicable Mortgage.

Past-Due Rate: the lesser of (A) *** per annum plus the Debt Rate or (B) the maximum rate permitted under applicable Law.

Payment Date: for any Applicable Equipment Note, the day of the month in which the Scheduled Delivery Date for the Applicable Aircraft occurred and the corresponding calendar day of the month that is six months thereafter, the first of which shall fall in the sixth month next following the Scheduled Delivery Date for the Applicable Aircraft and the last of which shall be the Maturity Date for such Equipment Note; provided that, if any such date shall not be a Business Day, then the relevant Payment Date shall be the next succeeding Business Day unless by virtue of such extension such date would fall in the next succeeding calendar month, in which case the relevant Payment Date shall be the next preceding Business Day; provided further that, if there is no day in any month corresponding to the Scheduled Delivery Date for the Applicable Aircraft, then the Payment Date in such month shall be the last Business Day of such month.

Permitted Country: any country listed on Schedule 3 to the Loan Agreement; except any such country that, when the pertinent lease or other transfer begins, does not maintain normal diplomatic relations with the United States, is involved in internal or external war or military conflict, or is a country with which it would constitute a breach of Law for a Mortgagee or any Lender to engage directly or indirectly in business.

Permitted Lease: in respect of any Aircraft, a lease or sublease permitted under Section 4.2(b) of the Applicable Mortgage.

Permitted Lessee: the lessee or sublessee (as the case may be) under a Permitted Lease.

Permitted Lien: in respect of an Aircraft (a) the rights of the Applicable Mortgagee under the Applicable Operative Agreements, or of any Permitted Lessee under any Permitted Lease; (b) Liens arising by, through or under WFB, any Lender or the Applicable Mortgagee; (c) the rights of others under agreements or arrangements to the extent expressly permitted by Section 4.2(b) or Section 4.4 of the Applicable Mortgage; (d) Liens for Taxes either not yet due or being contested in good faith by appropriate procedures if such Liens and such procedures do not involve any material risk of the sale, forfeiture, or loss of such Aircraft, the Airframe or any Engine related thereto, or the interest of the Applicable Mortgagee or any Lender therein, or impair the Lien of the Applicable Mortgage and for which adequate reserves have been established under GAAP; (e) materialmen’s, mechanics’, workers’, repairers’, employees’, or other like Liens arising in the ordinary course of business for amounts the payment of which either is not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, if such Liens and such proceedings do not involve any material risk of the sale, forfeiture, or loss of such Aircraft, the Airframe or any Engine related thereto, or the interest of the Applicable Mortgagee or any Lender therein, or impair the Lien of the Applicable Mortgage; (f) Liens arising out of any judgment or award against Borrower (or any Permitted Lessee), if, within 60 days after the entry thereof, that judgment or award is discharged or

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Page 3 of 8 pages containing information redacted pursuant to a request for confidential treatment.

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vacated, or has its execution stayed pending appeal, or is discharged, vacated, or reversed within 60 days after the expiration of such stay, and if during any such 60-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture, or loss of such Aircraft, the Airframe or any Engine related thereto, or the interest of the Applicable Mortgagee or any Lender therein, or impair the Lien of the Applicable Mortgage; (g) any other Lien with respect to which Borrower (or any Permitted Lessee) shall have provided a bond, cash collateral, or other security adequate in the reasonable opinion of the Applicable Mortgagee; or (h) any Lien arising in respect of a Junior Loan.

Person or person: an individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, limited liability company, government agency, committee, department, authority, and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

Plan: any employee benefit plan within the meaning of ERISA § 3(3), or any plan within the meaning of Code § 4975(e)(1).

Postponement Notice: as defined in Section 2.2(e)(1).

Purchase Agreement: Purchase Agreement No. 2444, dated July 3, 2003, between Airframe Manufacturer and Borrower, including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such Purchase Agreement, all to the extent included in the Granting Clause (2) of the Mortgage.

Regulatory Change: with respect to any Lender, any change that occurs after the date of this Agreement in Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or financial institutions including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful so long as compliance therewith is standard banking practice in the relevant jurisdiction) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

Reserve Requirement: for any Equipment Note, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period in respect of such Equipment Note under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement includes any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the LIBOR Rate is to be determined or (ii) any category of extensions of credit or other assets that includes the Equipment Notes.

Scheduled Delivery Months: February 2006 and March 2006.

SEC: the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.

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Section 1110: 11 U.S.C. Section 1110 of the Bankruptcy Code, or any successor or analogous section of the federal bankruptcy law in effect from time to time.

Securities Act: the Securities Act of 1933.

Security: a “security” as defined in Section 2(l) of the Securities Act.

Seller: Airframe Manufacturer.

Similar Aircraft: a Boeing model 737-7BD aircraft.

Special Default: in respect of an Aircraft, a Default under Sections 5.1(a), (e), (f) or (g) of the Applicable Mortgage.

Tax Indemnitee: (1) WFB (in its individual capacity and as a Mortgagee), (2) each separate or additional trustee appointed pursuant to any Mortgage, (3) each Lender, and (4) the successors, assigns, officers, directors, employees and agents of the foregoing.

Taxes: all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use, property (personal and real) and intangibles taxes), levies, imposts, duties, charges, assessments, or withholdings of any nature whatsoever imposed by any Taxing Authority, and any penalties, additions to tax, fines, or interest thereon or additions thereto.

Taxing Authority: any federal, state, or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority, or any territory or possession of the United States or any political subdivision or taxing authority of any thereof.

Transaction Expenses: in respect of an Aircraft, the reasonable out-of-pocket costs and expenses incurred by the Applicable Mortgagee and the Lenders in connection with (1) the preparation, execution, and delivery of the Applicable Operative Agreements and the recording or filing of any documents, certificates, or instruments in accordance with any Applicable Operative Agreement, including the FAA-Filed Documents and the Financing Statements related to such Aircraft, (2) the initial fee of the Applicable Mortgagee under the Applicable Mortgage, and (3) the reasonable fees and disbursements of counsel for the Applicable Mortgagee, counsel for the Lenders, and FAA Counsel, in each case, in connection with the Applicable Closing.

Transactions: the transactions contemplated by the Loan Agreement.

Transfer: the transfer, sale, assignment, or other conveyance of all or any interest in any property, right, or interest.

Transfer Certificate: a transfer certificate substantially in the form set out in Exhibit C to the Loan Agreement, appropriately modified if relating to a Transfer of a Commitment.

Transferee: any bank or financial institution or, during the existence of an Event of Default, any other Person that is not an air carrier or an Affiliate of an air carrier to whom any

A-10

Lender purports or intends to Transfer any or all of its right, title, or interest in the Commitment and/or Equipment Note it holds, as described in Section 7 of the Loan Agreement and who agrees pursuant to a Transfer Certificate, to perform all, or as the case may be, part of such Lender’s obligations under the Applicable Operative Agreements.

Transportation Code: subtitle VII of title 49, United States Code.

UCC: the Uniform Commercial Code as in effect in any applicable jurisdiction.

United States or U.S.: the United States of America; provided, that for geographic purposes, “United States” means the 50 states and the District of Columbia of the United States of America.

Upfront Fee: in respect of an Aircraft, the percentage of the Original Amount of the Applicable Equipment Notes specified in the Summary of Terms and Conditions in respect of the Transaction between Borrower and the Initial Lender as the “Upfront Fee”.

U.S. Air Carrier: any United States air carrier who is a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of the Transportation Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to whom there is in force an air carrier operating certificate issued pursuant to FAR Part 121, or who may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

U.S. Government: the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

U.S. Person: any Person that is a “United States person” as defined in Code Section 7701(a)(30).

WFB: Wells Fargo Bank Northwest, National Association, a national banking association, not in its capacity as a Mortgagee under any Mortgage, but in its individual capacity.

Working Fee: ***

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Page 4 of 8 pages containing information redacted pursuant to a request for confidential treatment.

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EXHIBIT A

FORM OF MORTGAGE

[ATTACHED HERETO]

ExhA-1

EXHIBIT B

FORM OF:

DRAWDOWN NOTICE

Drawdown Notice dated                          , 2006 (this “Notice”) by AirTran Airways, Inc. (“AIRTRAN”).

Reference is made to the Loan Agreement dated as of February     , 2006 among AIRTRAN, the Lenders party thereto (collectively, the “Lenders”), and Wells Fargo Bank Northwest, National Association (as executed and delivered and as in effect from time to time, and, prior to execution and delivery, the most recently circulated draft thereof, the “Loan Agreement”) relating to the proposed financing of one Boeing model 737-7BD aircraft bearing manufacturer’s serial number [MSN] together with the two CFM International CFM56-7B20 engines originally installed thereon (the “Aircraft”). For convenience of reference, unless specified herein, capitalized terms used herein have the same meanings attributed thereto in the Loan Agreement (or the Mortgage referred to therein).

Pursuant to Section 2.2(b) of the Loan Agreement, to induce each Lender to fund its pro rata share of $29,000,000 (for each Lender, its “Participation Amount”), such amount being the amount of the financing expected to be made by such Lender under the Loan Agreement on the Scheduled Delivery Date (as defined below) and to finalize arrangements with such Lender’s funding sources prior to the execution and delivery of the Operative Documents, AIRTRAN has agreed to provide this Drawdown Notice.

Subject to its rights under Section 2.2 of the Loan Agreement, AIRTRAN hereby irrevocably notifies each Lender that (a) the scheduled Delivery Date is                          , 2006 (the “Scheduled Delivery Date”), (b) the Participation Amount for such Lender is as specified above and (c) the Payment Dates will be the      day of each              and             , the first of which being                          , 2006. In reliance on such notice, Lender will be making funding arrangements two (2) Business Days prior to the Scheduled Delivery Date to fund its Participation Amount in the London interbank market or otherwise.

AIRTRAN agrees to reimburse the Lenders for expenses incurred pursuant to and in the manner specified in Section 2.2 of the Loan Agreement in respect of their respective Participation Amounts. Section 2.2 of the Loan Agreement is incorporated herein by reference, mutatis mutandis.

ExhB-1

IN WITNESS WHEREOF, AirTran has caused this Notice to be duly executed by its officer thereunto duly authorized on the day and year first above written.

AIRTRAN AIRWAYS, INC.

By:
Title:

ExhB-2

EXHIBIT C

FORM OF TRANSFER CERTIFICATE

[                     ] [    ], [            ]

AirTran Airways, Inc.

9955 AirTran Blvd.

Orlando, Florida 32827

Attn:	General Counsel

Wells Fargo Bank Northwest, National Association, as Mortgagee

299 South Main Street, 12th Floor

MAC: U1228-120

Salt Lake City, UT 84111

Attn: Corporate Trust Department

Re:	Loan Agreement, dated February , 2006 (as amended, varied, novated or supplemented from time to time, the “Agreement”), by and among AirTran Airways, Inc., as Borrower (“Borrower”), each of the parties identified in Schedule 1 to the Agreement as Lenders (“Lenders”), and Wells Fargo Bank Northwest, National Association, in its individual capacity (“WFB”).

This Transfer Certificate is being delivered to your attention pursuant to Section 7.1 of the Agreement in connection with Transferring Lender’s Transfer to Transferee of Equipment Note No. [    ], dated [                    ] [    ], [            ], issued by Borrower in respect of one Boeing model 737-7BD aircraft bearing United States registration number N[    ]AT (the “Equipment Note”).

1.	Terms defined in the Agreement shall, subject to any contrary indication herein, have the same meanings in this Transfer Certificate. The terms Transferring Lender, Transferee and Transfer Date are defined in the attached Schedule I hereto.

2.	With effect from the Transfer Date, the Transferring Lender hereby Transfers to Transferee, and Transferee hereby assumes from Transferring Lender, all of Transferring Lender’s right, title and interest in and to, and all of its duties, liabilities and obligations arising on or before the Transfer Date under, the Equipment Note.

3.	Transferee hereby agrees, for the benefit of the Lenders, Borrower, WFB and Mortgagee, that with effect from the Transfer Date, it will perform, in accordance with the terms of the Agreement and the other Operative Agreements, all duties, liabilities and obligations which by the terms hereof have been assumed by it, and hereby agrees to be bound by any and all consents, approvals, elections or other actions given, made or taken by Transferring Lender prior to the Transfer Date. With effect from the Transfer Date, Transferring Lender hereby releases the Lenders, Borrower, WFB and Mortgagee from their respective duties, liabilities and obligations owing to Transferring Lender under the

ExhC-1

Agreement and all other Operative Agreement; provided, that such release is not intended to extinguish, and such release shall not be construed to extinguish, any such obligations, duties and liabilities existing on the Transfer Date, all of which shall survive such release and be performed directly to and for the benefit of Transferee.

4.	Transferee hereby represents and warrants, and agrees for the benefit of the Lenders, Borrower, WFB and Mortgagee, that:

a.	No portion of the funds it uses to purchase, acquire and hold the Equipment Note or any interest therein directly or indirectly constitutes, or may be deemed under the Code or ERISA or any rulings, regulations, or court decisions thereunder to constitute, the assets of any Plan.

b.	It will not Transfer any Equipment Note which it holds or any interest in, or represented by, any Equipment Note which it holds unless the proposed Transferee thereof first provides Borrower with the following:

(1)	a written representation and covenant that no portion of the funds it uses to purchase, acquire and hold such Equipment Note or interest directly or indirectly constitutes, or may be deemed under the Code or ERISA or any rulings, regulations, or court decisions thereunder to constitute, the assets of any Plan; and

(2)	a written covenant that it will not Transfer any Equipment Note or any interest in, or represented by, any Equipment Note unless the subsequent Transferee also makes the representation described in clause (1) above and agrees to comply with this clause (2).

c.	It will not Transfer any Equipment Note which it holds or any interest in, or represented by, any Equipment Note which it holds in violation of the Securities Act or any applicable state or foreign securities Law.

5.	Transferee and Transferring Lender hereby represent and warrant, and agree for the benefit of the Lenders, Borrower, WFB and Mortgagee, that:

a.	the Transfer of the Equipment Note by Transferring Lender to Transferee does not violate the Securities Act or any applicable state or federal securities Law; and

b.	the Transfer of the Equipment Note by Transferring Lender to Transferee complies with all of the requirements of Section 7.1 of the Loan Agreement.

6.	This Transfer Certificate and the rights, benefits and obligations of the parties under this Transfer Certificate shall be governed by and construed in accordance with the laws of the State of New York.

ExhC-2

IN WITNESS WHEREOF, each of the parties have executed this Transfer Certificate as of the date first written above.

[TRANSFERRING LENDER]

By:
Name:
Title:

[TRANSFEREE]

By:
Name:
Title:

ExhC-3

SCHEDULE I

TO

TRANSFER CERTIFICATE

1.	Transferring Lender:

2.	Transferee:

3.	Transfer Date: The date on which the Transfer contemplated by this Transfer Certificate is evidenced by registration of such Transfer on the Equipment Note Register

Address for Notices and Accounts of Transferee for purposes of Schedule 1 to Loan Agreement:

Address:	Account:

ExhC-4

SCHEDULE 1

ACCOUNTS; ADDRESSES

BORROWER

Address:	Account:

AirTran Airways, Inc. 9955 AirTran Blvd Orlando, Florida 32827 Att: General Counsel Fax: ***	***

LENDERS

Address:	Account:

Calyon New York Branch 1031 Avenue of the Americas New York, NY 10019 Attention: Client Banking Services Fax: *** or ***	***

WFB/MORTGAGEE

Address:	Account:

Wells Fargo Bank Northwest, N.A. 299 South Main Street, 12th Floor MAC: U1228-120 Salt Lake City, UT 84111 Attention: Corporate Trust Department Fax: ***	***

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Page 7 of 8 pages containing information redacted pursuant to a request for confidential treatment.

SCH1-1

SCHEDULE 2

COMMITMENTS; TRANSACTION EXPENSES LIMIT

1. Commitments.

The following sets forth the amount of the secured loans to be provided by the Lenders in respect of each Aircraft.

Lender	Commitment for the Aircraft Scheduled to be Delivered
	February 2006	March 2006
Calyon New York Branch	***	***

Aggregate Commitment	***	***

The Commitments stated herein shall be the Original Amount on the Equipment Notes to be issued in connection with the secured loan of each such Aircraft on the Applicable Closing Dates. In any event, the aggregate Original Amount of all such Equipment Notes related to any such Aircraft shall not exceed the applicable aggregate Commitment.

2. Transaction Expenses Limit.

With respect to Borrower’s obligations under Section 4.1 of the Loan Agreement, it is agreed that such obligations of the Borrower, as such obligations relate to the fees of outside counsel for the Lenders incurred by the Lenders in connection with the negotiation and preparation of the Loan Agreement and the other documents or forms of documents contemplated thereby and in connection with each Closing contemplated to occur by the Loan Agreement, shall not exceed, in the aggregate, an amount equal to ***.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Page 8 of 8 pages containing information redacted pursuant to a request for confidential treatment.

SCH2-1

SCHEDULE 3

PERMITTED COUNTRIES

Australia	Luxembourg
Austria	Netherlands
Belgium	New Zealand
Canada	Norway
Chile	Portugal
Denmark	Singapore
Finland	South Korea
France	Spain
Germany	Sweden
Iceland	Switzerland
Ireland	United Kingdom
Italy
Japan

SCH3-1

TRUST INDENTURE AND MORTGAGE N[    ]AT

dated as of [    ], 2006

between

AIRTRAN AIRWAYS, INC.,

Borrower

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION not in its individual capacity, except as expressly provided herein, but solely as mortgagee,

Mortgagee

Equipment Notes covering

one Boeing model 737-7BD aircraft

bearing United States registration no. N[    ]AT and

manufacturer’s serial no. [    ]

TABLE OF CONTENTS

1. DEFINITIONS		4

2. THE EQUIPMENT NOTES		4

2.1	FORM OF EQUIPMENT NOTES.	4
2.2	ISSUANCE AND TERMS OF EQUIPMENT NOTES.	4
2.3	METHOD OF PAYMENT.	4
2.4	APPLICATION OF PAYMENTS.	6
2.5	TERMINATION OF INTEREST IN COLLATERAL.	7
2.6	REGISTRATION, TRANSFER, AND EXCHANGE OF EQUIPMENT NOTES.	7
2.7	MUTILATED, DESTROYED, LOST, OR STOLEN EQUIPMENT NOTES.	8
2.8	PAYMENT OF EXPENSES ON TRANSFER; CANCELLATION.	8
2.9	MANDATORY REDEMPTIONS OF EQUIPMENT NOTES.	9
2.10	VOLUNTARY REDEMPTIONS OF EQUIPMENT NOTES.	9
2.11	REDEMPTIONS; NOTICE OF REDEMPTION.	10

3. RECEIPT, DISTRIBUTION, AND APPLICATION OF PAYMENTS		11

3.1	BASIC DISTRIBUTIONS.	11
3.2	EVENT OF LOSS; REPLACEMENT; OPTIONAL REDEMPTION.	11
3.3	PAYMENTS AFTER EVENT OF DEFAULT.	11
3.4	CERTAIN PAYMENTS.	12
3.5	OTHER PAYMENTS.	13

4. BORROWER’S COVENANTS		13

4.1	LIENS; AMENDMENTS TO MORTGAGOR AGREEMENTS.	13
4.2	POSSESSION; OPERATION AND USE; MAINTENANCE; REGISTRATION; MARKINGS.	13
4.3	INSPECTION.	19
4.4	REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS, AND ADDITIONS; SUBSTITUTION OF ENGINES.	20
4.5	LOSS, DESTRUCTION, OR REQUISITION.	24
4.6	INSURANCE.	29
4.7	MERGER OF BORROWER.	30

5. EVENTS OF DEFAULT; REMEDIES		31

5.1	EVENT OF DEFAULT.	31
5.2	REMEDIES.	32
5.3	RETURN OF AIRCRAFT, ETC.	34
5.4	REMEDIES CUMULATIVE.	34
5.5	DISCONTINUANCE OF PROCEEDINGS.	35
5.6	WAIVER OF PAST DEFAULTS.	35
5.7	APPOINTMENT OF RECEIVER.	35
5.8	MORTGAGEE AUTHORIZED TO EXECUTE BILLS OF SALE, ETC.	35
5.9	RIGHTS OF LENDERS TO RECEIVE PAYMENT	36

6. MORTGAGEE’S DUTIES		36

6.1	NOTICE OF DEFAULT.	36
6.2	ACTION UPON INSTRUCTIONS; CERTAIN RIGHTS AND LIMITATIONS.	36
6.3	INDEMNIFICATION.	37
6.4	NO DUTIES EXCEPT AS SPECIFIED IN MORTGAGE OR INSTRUCTIONS.	37
6.5	NO ACTION EXCEPT UNDER MORTGAGE OR INSTRUCTIONS.	37
6.6	INVESTMENT OF AMOUNTS HELD BY MORTGAGEE.	38

i

7. THE MORTGAGEE		38

7.1	ACCEPTANCE OF TRUSTS AND DUTIES.	38
7.2	ABSENCE OF DUTIES.	38
7.3	NO REPRESENTATIONS OR WARRANTIES AS TO AIRCRAFT OR DOCUMENTS.	39
7.4	NO SEGREGATION OF FUNDS; NO INTEREST.	39
7.5	RELIANCE; AGREEMENTS; ADVICE OF COUNSEL.	39
7.6	COMPENSATION.	40
7.7	INSTRUCTIONS FROM MAJORITY IN INTEREST.	40

8. ADDITIONAL COVENANTS		40

8.1	BORROWER COVENANTS.	40
8.2	WFB AND MORTGAGEE COVENANTS.	42
8.3	OTHER COVENANTS.	42

9. SUCCESSOR AND SEPARATE TRUSTEES		43

9.1	RESIGNATION OF MORTGAGEE; APPOINTMENT OF SUCCESSOR.	43
9.2	APPOINTMENT OF ADDITIONAL AND SEPARATE TRUSTEES.	44

10. SUPPLEMENTS AND AMENDMENTS		45

10.1	INSTRUCTIONS OF A MAJORITY.	45
10.2	MORTGAGEE PROTECTED.	46
10.3	DOCUMENTS MAILED TO LENDERS.	46
10.4	NO REQUEST NECESSARY FOR MORTGAGE SUPPLEMENT.	46

11. MISCELLANEOUS		46

11.1	TERMINATION OF MORTGAGE.	46
11.2	NO LEGAL TITLE TO COLLATERAL IN LENDERS.	47
11.3	SALE OF AIRCRAFT BY MORTGAGEE IS BINDING.	47
11.4	MORTGAGE FOR BENEFIT OF BORROWER, MORTGAGEE AND LENDERS.	47
11.5	NOTICES.	47
11.6	SEVERABILITY.	47
11.7	NO ORAL MODIFICATION OR CONTINUING WAIVER.	47
11.8	SUCCESSORS AND ASSIGNS.	48
11.9	HEADINGS.	48
11.10	NORMAL COMMERCIAL RELATIONS.	48
11.11	GOVERNING LAW; COUNTERPART FORM.	48
11.12	BANKRUPTCY.	48

ANNEX A	-	DEFINITIONS
ANNEX B	-	INSURANCE
EXHIBIT A	-	AIRCRAFT DESCRIPTION
EXHIBIT B	-	FORM OF EQUIPMENT NOTE
EXHIBIT C	-	FORM OF OFFICER’S CERTIFICATE

II

TRUST INDENTURE AND MORTGAGE N[    ]AT

THIS TRUST INDENTURE AND MORTGAGE N[    ]AT (this “Mortgage”) is entered into as of [    ], 2006 between AIRTRAN AIRWAYS, INC. (“Borrower”), a Delaware corporation, and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as mortgagee hereunder (in such capacity, “Mortgagee”).

Certain terms used in this Mortgage are defined pursuant to Article 1 hereof.

RECITALS:

A. Borrower and Mortgagee intend by this Mortgage to provide, among other things, for (1) Borrower’s issuance of the Equipment Notes, and (2) Borrower’s mortgage, pledge and assignment to Mortgagee, for security as part of the Collateral, of all of Borrower’s right, title, and interest in and to the Aircraft and all payments and other amounts received hereunder in accordance with the terms hereof, as security for Borrower’s obligations to the Lenders.

B. All acts have occurred that are necessary to make the Equipment Notes, when executed and delivered by Borrower hereunder, valid, binding, and enforceable obligations of Borrower, and all acts have occurred that are necessary to make this Mortgage the valid, binding, and legal obligation of Borrower for the uses and purposes herein set forth, in accordance with its terms.

GRANTING CLAUSE

NOW, THEREFORE, THIS MORTGAGE WITNESSETH, that, to secure the prompt payment of the Original Amount of, interest on, and all other amounts due with respect to all Equipment Notes and, subject to Section 7.5 of the Loan Agreement, all Related Equipment Notes, and to secure Borrower’s performance and observance of all the agreements, covenants, and provisions herein and, subject to Section 7.5 of the Loan Agreement, in all Related Mortgages, in the Loan Agreement and in the Equipment Notes and, subject to Section 7.5 of the Loan Agreement, all Related Equipment Notes, for the benefit of the Lenders and, subject to Section 7.5 of the Loan Agreement, the holders of the Related Equipment Notes, and in consideration of the premises and of the covenants herein, and of the acceptance of the Equipment Notes by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, Borrower hereby grants, bargains, sells, assigns, transfers, conveys, mortgages, and pledges to Mortgagee (and its successors in trust and assigns), for the security and benefit of the Lenders and, subject to Section 7.5 of the Loan Agreement, the holders of the Related Equipment Notes, a security interest in and mortgage lien on all Borrower’s right, title and interest in, to, and under the following described property, rights, and privileges, whether now existing or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Mortgage by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Collateral”):

(1) the Airframe and Engines described in the Aircraft Description Exhibit, whether or not any such Engine is installed on or attached to the Airframe or any other airframe, including all Parts included within the definitions of “Airframe” or “Engine”, including all substitutions, renewals, and replacements of and additions, improvements, accessions, and accumulations to the Airframe and Engines (other than additions, improvements, accessions, and accumulations excluded from the definition of Parts), and (b) all Aircraft Documents;

(2) subject to the terms and conditions of the Consent and Agreement, the Engine Consent and Agreement and the GEES Acknowledgment and Agreement, the Purchase Agreement and the GTA to the extent that they relate to Borrower’s remaining rights to any warranty, indemnity, or other agreement, express or implied, as to title, materials, workmanship, design, or patent infringement or related matters with respect to the Airframe or the Engines, reserving to Borrower, however, all of Borrower’s other rights and interest in and to the Purchase Agreement and the GTA;

(3) the Bills of Sale;

(4) all proceeds from any requisition of title to or use of the Aircraft or any Engine by any Government Entity, or from any other disposition of the Aircraft by Borrower, or from Mortgagee’s sale or other disposition of the Aircraft, the Airframe, any Engine, or other property described in any of these Granting Clauses pursuant to the terms of this Mortgage, and all insurance proceeds (other than public liability insurance proceeds) with respect to the Aircraft, the Airframe, any Engine, or any part thereof, up to but not exceeding Insured Value;

(5) any Permitted Lease with a term (including any potential renewal or extension terms) in excess of one (1) year, including without limitation, any rent payments, insurance, requisition, indemnity and other payments of any kind thereunder (other than public liability insurance proceeds);

(6) all tolls, rents, revenues, issues, profits and other proceeds of the property subjected or required to be subjected to the Lien of this Mortgage including all payments and proceeds collected by Mortgagee pursuant to Section 5.3(b), and all money and securities from time to time deposited or required to be deposited with Mortgagee by or for the account of Borrower pursuant to any terms of this Mortgage held or required to be held by Mortgagee hereunder; and

(7) all proceeds of the foregoing;

provided, that notwithstanding any of the foregoing provisions, if no Event of Default exists (a) Mortgagee shall not take or cause to be taken any action contrary to Borrower’s rights hereunder, including, without limitation, Borrower’s right to quiet enjoyment of the Airframe and Engines, and to possess, use, retain, and control the Airframe and Engines and all revenues, income, and profits derived therefrom and (b) Borrower shall have the right, to the exclusion of Mortgagee, with respect to the Purchase Agreement and the GTA, to exercise in Borrower’s name all rights and powers of the buyer under the Purchase Agreement and the GTA (other than to amend, modify, or waive any of the warranties or indemnities therein, except in the exercise of Borrower’s reasonable business judgment) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Purchase Agreement or the GTA.

TO HAVE AND TO HOLD all and singular the aforesaid property unto Mortgagee, and its successors and assigns, in trust for the benefit and security of the Lenders and, subject to Section 7.5 of the Loan Agreement, the holders of the Related Equipment Notes, except as provided in Article 3 hereof, without any preference, distinction, or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, or date of maturity thereof, or otherwise for any reason whatsoever, and for the uses and purposes and (in all cases and as to all property specified in clauses (1) through (7)) subject to the terms and provisions in this Mortgage.

Anything herein to the contrary notwithstanding, Borrower shall remain liable under the Mortgagor Agreements to perform all of the obligations that it assumes thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and Mortgagee and the Lenders shall have no obligation or liability under the Mortgagor Agreements by reason of or arising out of the assignment hereunder, nor shall Mortgagee and the Lenders be required or obligated in any manner to perform or fulfill any of Borrower’s obligations under or pursuant to the Mortgagor Agreements, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Borrower hereby constitutes Mortgagee the true and lawful attorney of Borrower, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of Borrower or otherwise) to ask for, require, demand, receive, compound, and give acquittance for any and all money and claims for money, in each case including all requisition and insurance proceeds (exclusive of public liability insurance proceeds) up to but not exceeding Insured Value, due and to become due under or arising out of the Mortgagor Agreements, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith, and to file any claims or to take any action or to institute any proceedings that Mortgagee deems reasonably necessary or advisable in the premises; provided, that Mortgagee shall not exercise any such rights except during the existence of an Event of Default. Upon Mortgagee’s written request, Borrower will promptly and duly execute and deliver (or cause to be duly executed and delivered) any and all such further instruments and documents (including UCC continuation statements) as Mortgagee shall reasonably request to perfect, preserve, or protect the mortgage, security interests, and assignments created or intended to be created hereby, or to obtain for Mortgagee the full benefits of the mortgage, pledge and assignment hereunder and of the rights and powers herein granted.

Any and all property described or referred to in the granting clauses hereof which Borrower acquires in the future and required or deemed to be subjected to the Lien herein pursuant to the provisions hereof shall ipso facto, and without any other conveyance, assignment, or act on the part of Borrower or Mortgagee, become and be subject to the Lien herein granted as fully and completely as though specifically described herein, but nothing in this paragraph shall modify or change Borrower’s obligations in the foregoing paragraphs.

Borrower and Mortgagee further agree as follows:

1. DEFINITIONS

The terms defined in Annex A, when capitalized as in Annex A, have the same meanings when used in this Mortgage. Annex A also contains rules of usage that control construction in this Mortgage.

2. THE EQUIPMENT NOTES

2.1 Form of Equipment Notes.

The Equipment Notes shall be substantially in the form of Exhibit B.

2.2 Issuance and Terms of Equipment Notes.

The Equipment Notes shall be dated the date of the Closing Date and shall have the maturity and principal amounts and shall bear interest set forth therein. On the Closing Date, Borrower shall issue the Equipment Notes to the Lenders. The Equipment Notes shall be registered in the Equipment Note Register (as defined in Section 2.6) at the time of issuance.

The Equipment Notes shall be executed on behalf of Borrower by one of its authorized officers. Equipment Notes bearing the signatures of individuals who were the proper officers of Borrower at the time of such execution shall bind Borrower, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Equipment Notes. Borrower may from time to time execute and deliver Equipment Notes with respect to the Aircraft to Mortgagee for authentication upon original issue, and Mortgagee thereupon shall authenticate and deliver such Equipment Notes upon Borrower’s written request signed by an authorized officer of Borrower. No Equipment Note shall be secured by or entitled to any benefit under this Mortgage, or be valid or obligatory for any purposes, unless there appears on such Equipment Note a certificate of authentication in the form provided for herein, executed by Mortgagee by the manual signature of one of its authorized officers, and such certificate upon any Equipment Note shall be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

The aggregate Original Amount of the Equipment Notes issued hereunder shall not exceed the amount set forth as the maximum therefor on Schedule 2 of the Loan Agreement.

2.3 Method of Payment.

(a) The Original Amount of, interest on, and other amount due under each Equipment Note or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 11:00 a.m., New York time, on the due date of payment to Mortgagee at the Corporate Trust Office for distribution in the manner provided herein (any payment received after such time being deemed received on the next following Business Day). Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, Mortgagee will pay or cause to be paid all amounts to be paid by Borrower hereunder and under any Equipment Note to the holder thereof (including all amounts distributed pursuant to Article 3 of this Mortgage) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, before 2:00 p.m., New York City time, on the due date for payment, to an account maintained by such holder with a bank located in the continental United States the amount to be distributed to such holder, for credit to the account of such holder maintained at such bank. If Mortgagee fails to initiate the transfer by federal wire transfer of any such payment as provided in the foregoing sentence after its receipt of funds at the place and before the time specified above by reason of its failure to use ordinary care, WFB shall compensate such holders for loss of use of funds at the Debt Rate until such payment is made, and Mortgagee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to Mortgagee for cancellation promptly after such payment. Notwithstanding any other provision of this Mortgage to the contrary, Mortgagee shall not be required to make, or cause to be made, wire transfers as aforesaid before the first Business Day on which it is practicable for Mortgagee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 11:00 a.m., New York time, at the place of payment. Before the due presentment for registration of transfer of any Equipment Note, Borrower and Mortgagee shall deem and treat the Person in whose name any Equipment Note is registered on the Equipment Note Register as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and neither Borrower nor Mortgagee shall be affected by any notice to the contrary. So long as any signatory to the Loan Agreement or nominee thereof shall be a registered Lender, all payments to it shall be made to the account of such Lender specified in Schedule 1 of the Loan Agreement, and otherwise in the manner provided in or pursuant to the Loan Agreement, unless and until it specifies some other account or manner of payment by notice to Mortgagee consistent with this Section 2.3.

(b) Mortgagee (as agent for Borrower) agrees (1) to act as withholding agent in connection with the Mortgage and the Loan Agreement, (2) whenever any present or future United States taxes or similar charges are required by applicable Law to be withheld from a payment of Original Amount of, interest on, or other amounts due hereunder or under an Equipment Note or under the Loan Agreement, to withhold such amounts as are required by applicable Law and timely pay the same to the appropriate authority in the name of and on behalf of the applicable Lenders (and such amount withheld shall constitute payment by Borrower of such amount under the applicable Equipment Note or hereunder or under the Loan Agreement, as the case may be (but, for the avoidance of doubt, such Lender shall still be entitled to gross-ups and indemnities pursuant to the terms of the Operative Agreements with respect to such payment if the Operative Agreements so provide), (3) to file any necessary United States withholding tax returns or statements when due (including an IRS Form 1042-S), and (4) as promptly as possible after the payment thereof, to deliver to each Lender (with a copy to Borrower) appropriate receipts, if available, showing the payment thereof, together with such additional documentary evidence as any such Lender reasonably requests from time to time.

(c) In the case of a Lender that is a Non-U.S. Person, such Lender shall furnish such Mortgagee with a properly completed and executed withholding certificate on an IRS Form W-8BEN or W-8ECI (or any successor forms), as applicable, or such other applicable documentation as may be necessary to enable such Lender to claim an exemption from, or reduced rate of, such taxes. Provided that such Lender has furnished Mortgagee with the requested forms and other documentation duly executed by such Lender and has not notified the Mortgagee of the withdrawal or inaccuracy of such form prior to the date of an interest payment, only the reduced amount (if any) required by applicable Law shall be withheld from payments under the Equipment Notes held by such Lender in respect of United States federal income tax. In the case of a Lender that is a U.S. Person and (1) not an Exempt Recipient that has furnished to the Mortgagee a properly completed and currently effective U.S. Treasury Form W-9 or (2) that is an Exempt Recipient (not required to deliver an IRS form W-9), no amount shall be withheld from payments under the Equipment Notes held by such Lender in respect of United States federal income tax. If a Lender has notified Mortgagee that any of the foregoing forms or certificates that it delivered is withdrawn or inaccurate, or if the Internal Revenue Code or the regulations thereunder or the administrative interpretation thereof are at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Equipment Notes held by such Lender, or if such withholding is otherwise required, Mortgagee agrees to withhold from each payment due to the relevant Lender withholding taxes at the appropriate rate under applicable law, and will, as more fully provided above, on a timely basis, deposit such amounts with an authorized depository and make such returns, filings, and other reports in connection therewith, and in the manner required under applicable Law. For purposes of this paragraph, an “Exempt Recipient” is a Person described in Code §6049(b)(4).

(d) Neither Borrower nor Mortgagee shall have any liability to a Lender as a result of any false, inaccurate, or untrue statement in any form provided by such Lender hereunder.

2.4 Application of Payments.

Each payment of Original Amount, LIBOR Breakage Amount, Redemption Fee and interest due thereon shall be applied:

First: to pay any amount due hereunder or under such Equipment Note other than any amount designated under this Section 2.4 to be paid pursuant to clauses “Second”, “Third” or “Fourth”;

SECOND: to pay accrued interest on such Equipment Note (and any interest on any overdue amount) to the date of such payment;

THIRD: to pay the Original Amount of such Equipment Note (or a portion thereof) then due thereunder; and

FOURTH: to pay the Original Amount of such Equipment Note remaining unpaid (provided, that such Equipment Note shall not be subject to redemption except as provided in Sections 2.9, 2.10, and 2.11).

The amounts paid pursuant to clause “FOURTH” above shall be applied to the installments of Original Amount of such Equipment Note in the inverse order of their normal maturity.

2.5 Termination of Interest in Collateral.

No Lender shall have any further interest in, or other right with respect to, the Collateral when and if the Original Amount of, and interest on and other amounts due under all Equipment Notes held by such Lender and all other sums then due and payable to such Lender (to the extent secured hereby), or Mortgagee hereunder and under the other Operative Agreements by Borrower (collectively, the “Secured Obligations”) have been paid in full.

2.6 Registration, Transfer, and Exchange of Equipment Notes.

Mortgagee shall keep a register (the “Equipment Note Register”) in which Mortgagee shall provide for the registration of Equipment Notes and the registration of transfers of Equipment Notes. No such transfer shall be given effect unless and until registered hereunder. Mortgagee shall keep the Equipment Note Register at its Corporate Trust Office. Mortgagee is hereby appointed “Equipment Note Registrar” for the purpose of registering Equipment Notes and transfers of Equipment Notes as herein provided. A holder of any Equipment Note intending to exchange such Equipment Note shall surrender such Equipment Note to Mortgagee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note, specifying (in the case of a surrender for transfer) the name(s) and address(es) of the new holder(s). Upon surrender for registration of transfer of any Equipment Note, Borrower shall execute, and Mortgagee shall authenticate and deliver, in the name(s) of the designated transferee(s), one or more new Equipment Notes of a like aggregate Original Amount. At the Lender’s option, Equipment Notes may be exchanged for other Equipment Notes of any authorized denominations of a like aggregate Original Amount, upon surrender of the Equipment Notes to be exchanged to Mortgagee at the Corporate Trust Office. Whenever any Equipment Notes are so surrendered for exchange, Borrower shall execute, and Mortgagee shall authenticate and deliver, the Equipment Notes which the Lender making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this Section 2.6 or under Section 2.7 or otherwise under this Mortgage) shall be the valid obligations of Borrower evidencing the same respective obligations, and entitled to the same security and benefits under this Mortgage, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer, shall (if so required by Mortgagee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to Mortgagee duly executed by the Lender or such holder’s attorney duly authorized in writing. Mortgagee shall make a notation on each new Equipment Note of the amount of all payments of Original Amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Interest shall be deemed to have been paid on such new Equipment Note to the date on which interest shall have been paid on such old Equipment Note, and all payments of the Original Amount marked on such new Equipment Note, as provided above, shall be deemed to have been made thereon. Borrower shall not be required to exchange any surrendered Equipment Notes as provided above during the 10-day period preceding the due date of any payment on such Equipment Note. Borrower shall in all cases deem the Person in whose name any Equipment Note shall have been issued and registered as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable by Borrower with respect to such Equipment Note, and for all other purposes, until Borrower receives from Mortgagee a notice stating otherwise and such change is reflected on the Equipment Note Register. Mortgagee will promptly notify Borrower of each registration of a transfer of an Equipment Note. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, agrees to the provisions of this Mortgage and the Loan Agreement applicable to Lenders, including Sections 6 and 7.1 of the Loan Agreement, and shall be deemed to have covenanted to the parties to the Loan Agreement as to the matters covenanted by the original Lender in the Loan Agreement. Subject to compliance by the Lender and its transferee (if any) of the requirements in this Section 2.6, Mortgagee and Borrower shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within 10 Business Days of the date an Equipment Note is surrendered for transfer or exchange.

2.7 Mutilated, Destroyed, Lost, or Stolen Equipment Notes.

If any Equipment Note shall become mutilated, destroyed, lost, or stolen, upon the written request of the holder of such Equipment Note, Borrower shall execute, and Mortgagee shall authenticate and deliver, in replacement thereof, a new Equipment Note, payable in the same Original Amount, dated the same date, and captioned as issued in connection with the Aircraft. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to Mortgagee and a photocopy thereof shall be furnished to Borrower. If the Equipment Note being replaced has been destroyed, lost, or stolen, the holder of such Equipment Note shall furnish to Borrower and Mortgagee (a) such security or indemnity as they require to save Borrower and Mortgagee harmless, and (b) evidence satisfactory to Borrower and Mortgagee of the destruction, loss, or theft of such Equipment Note and of the ownership thereof. If a “qualified institutional buyer” of the type referred to in paragraph (a)(1)(i)(A), (B), (D), or (E) of Rule 144A under the Securities Act (a “QIB”) is the holder of any such destroyed, lost, or stolen Equipment Note, then the written indemnity of such QIB, signed by an authorized officer thereof, in favor of, delivered to, and in form reasonably satisfactory to Borrower shall be accepted as satisfactory indemnity and security, and no further indemnity or security shall be required as a condition to the execution and delivery of such new Equipment Note. Subject to the Lender’s compliance with the requirements in this Section 2.7, Mortgagee and Borrower shall use all reasonable efforts to issue new Equipment Notes within 10 Business Days after receiving the Lender’s written request therefor.

2.8 Payment of Expenses on Transfer; Cancellation.

(a) No service charge shall be made to a Lender for any registration of transfer or exchange of Equipment Notes, but Mortgagee, as Equipment Note Registrar,

may require payment from any such Lender of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes.

(b) Mortgagee shall cancel all Equipment Notes surrendered for replacement, redemption, transfer, exchange, payment, or cancellation, and shall destroy the cancelled Equipment Notes.

2.9 Mandatory Redemptions of Equipment Notes.

On the date on which Borrower is required pursuant to Section 4.5 to prepay the Equipment Notes following an Event of Loss to the Airframe, all Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with all accrued interest thereon to the date of redemption plus any LIBOR Breakage Amount and all other Secured Obligations owed or then due and payable to the Lenders in respect thereto.

2.10 Voluntary Redemptions of Equipment Notes.

Borrower may redeem all or any part of the unpaid Original Amount of the Equipment Notes upon at least 5 Business Days’ prior written notice to Mortgagee and the Lenders. The Equipment Notes shall be redeemed in whole or in part without penalty or premium (except as provided below) together with accrued interest on the amount to be redeemed provided, except in the case of a redemption of Equipment Notes with respect to which (1) Indemnified Withholding Taxes are then payable by Borrower pursuant to Section 9.3 of the Loan Agreement or (2) Increased Costs are then payable by Borrower pursuant to Section 4.4 of the Loan Agreement (each an “Optional Redemption Triggering Event”), Borrower may not redeem an aggregate unpaid Original Amount of less than One Million Dollars ($1,000,000); and provided, further, that notwithstanding anything to the contrary in this Mortgage, the proceeds of any partial redemption shall be distributed by Mortgagee to the Lenders ratably, except in the case of a redemption of Equipment Notes with respect to which an Optional Redemption Triggering Event shall have occurred, in which case the proceeds of such redemption shall be distributed to the Lender or Lenders of the Equipment Notes to which such Optional Redemption Triggering Event relate. Borrower shall not be entitled to reborrow any amounts redeemed. In connection with any redemption (except in the case of a redemption of Equipment Notes with respect to which an Optional Redemption Triggering Event has occurred) of all or part of any Equipment Note having a redemption date prior to the second (2nd) anniversary of the Closing Date, Borrower shall pay to the holder of any such Equipment Note a redemption fee (the “Redemption Fee”) equal to a percentage (set forth in the table below opposite the period in which any such redemption date occurs) of the redeemed unpaid Original Amount of any such Equipment Note.

Period	Percentage
From the Closing Date until the second (2nd) Payment Date:	***
From the second (2nd) Payment Date until the fourth (4th) Payment Date:	***

If a redemption date is not a Payment Date, Borrower shall pay, in addition to the redemption price, any LIBOR Breakage Amount associated with any such redemption.

2.11 Redemptions; Notice of Redemption.

(a) No redemption of any unpaid Original Amount of the Equipment Notes may be made except to the extent and in the manner expressly contemplated by this Mortgage. No purchase of any Equipment Note may be made by Mortgagee.

(b) In case of a mandatory redemption, notice of such redemption with respect to the Equipment Notes shall be given by Mortgagee by commercial courier service for next day delivery (or the nearest thereto as practicable), to each Lender of such Equipment Notes to be redeemed, at such Lender’s address appearing in the Equipment Note Register. Any notice of redemption shall be irrevocable if not revoked by written notice from Borrower to Mortgagee given not later than three (3) Business Days before the redemption date. All notices of redemption shall state: (1) the redemption date, (2) the redemption price, (3) the applicable basis for determining the redemption price, (4) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and (5) the place or places where such Equipment Notes are to be surrendered promptly following payment of the redemption price for exchange or cancellation (as the case may be).

(c) On or before the redemption date, Borrower (or any Person on behalf of Borrower) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed on the redemption date shall not then be held by Mortgagee, deposit or cause to be deposited with Mortgagee by 11:00 a.m. New York time on the redemption date in immediately available funds the redemption price of the unpaid Original Amount of the Equipment Notes to be redeemed.

(d) If notice of redemption is given as aforesaid (and not revoked as contemplated in Section 2.11(b)), then, on the redemption date, the unpaid Original Amount of Equipment Notes to be redeemed shall become due and payable at Mortgagee’s Corporate Trust Office, together with any other amounts then due pursuant to Sections 2.9 or 2.10 (as the case may be), including, without limitation, LIBOR Breakage Amount, if any.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Page 5 of 8 pages containing information redacted pursuant to a request for confidential treatment.

3. RECEIPT, DISTRIBUTION, AND APPLICATION OF PAYMENTS

3.1 Basic Distributions.

Except as otherwise provided in Section 3.2 and Section 3.3, each periodic payment of principal or interest on the Equipment Notes received by Mortgagee shall be promptly distributed so that so much of such payment as is required to pay in full the payment(s) of Original Amount and interest (and any interest on any overdue amount) then due under all Equipment Notes shall be distributed to the Lenders ratably, without priority of one over the other, in the proportion that the amount of such payment(s) then due under each Equipment Note bears to the total amount of the payments then due under all Equipment Notes.

3.2 Event of Loss; Replacement; Optional Redemption.

Except as otherwise provided in Section 3.3, any payments received by Mortgagee (1) with respect to the Airframe or the Airframe and one or more Engines as the result of an Event of Loss or (2) pursuant to an optional redemption of all of the unpaid Original Amount of the Equipment Notes pursuant to Section 2.10 shall be applied to redeem the Equipment Notes and to all other Secured Obligations by applying such funds in the following order of priority:

FIRST, (a) to reimburse Mortgagee and the Lenders for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by Borrower, under the Operative Agreements, and then (b) to pay any other Secured Obligations then due (except as provided in clause “SECOND” below) to Mortgagee and the Lenders under this Mortgage, the Loan Agreement, or the Equipment Notes (other than amounts specified in clause SECOND of this Section 3.2);

SECOND, to pay the amounts specified in clause “SECOND” of Section 3.3, plus any applicable LIBOR Breakage Amount; and

THIRD, as provided in clause “FOURTH” of Section 3.3;

provided, that if a Replacement Airframe (together with any Replacement Engine) is substituted for the Airframe (and, if applicable, Engines) subject to such Event of Loss as provided in Section 4.5, any insurance, condemnation or similar proceeds which result from such Event of Loss and are paid over to Mortgagee shall be held by Mortgagee as permitted by Section 7.4 (provided, that such moneys shall be invested as provided in Section 6.6) as additional security for the obligations of Borrower under the Operative Agreements, and such proceeds (and such investment earnings), to the extent not theretofore applied as provided herein, shall be released to Borrower at Borrower’s written request upon the release of such Airframe (and, if applicable, Engines) and the replacement thereof as provided herein.

3.3 Payments after Event of Default.

Except as otherwise provided in Section 3.4, all payments received and amounts held or realized by Mortgagee (including any amounts realized by Mortgagee from the exercise of any remedies pursuant to Article 5) if an Event of Default exists and after the acceleration specified in Section 5.2(b), as well as all payments or amounts then held by Mortgagee as part of the Collateral, shall be promptly distributed by Mortgagee in the following order of priority:

FIRST, so much of such payments or amounts as shall be required to reimburse Mortgagee or WFB for any tax (except to the extent resulting from a failure of Mortgagee to withhold taxes pursuant to Section 2.3(b)), expense, or other loss (including all amounts to be expended at the expense of, or charged upon the rents, revenues, issues, products, and profits of, the property included in the Collateral (all such property being herein the “Mortgaged Property”) pursuant to Section 5.3(b)) incurred by Mortgagee or WFB (to the extent not previously reimbursed), the expenses of any sale, or other proceeding, reasonable attorneys’ fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by Mortgagee, WFB, Agent or the Lenders in the protection, exercise, or enforcement of any right, power, or remedy or any damages sustained by Mortgagee, WFB, Agent or any Lender, liquidated or otherwise, upon such Event of Default shall be applied by Mortgagee as between itself, WFB, Agent and the Lenders to reimburse such expenses and any other expenses for which Mortgagee, WFB, Agent or the Lenders are entitled to reimbursement under any Operative Agreement; and if the aggregate amount to be so distributed is insufficient to pay all amounts described above, then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

SECOND, so much of such payments or amounts remaining as shall be required to pay in full the unpaid Original Amount of the Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and any LIBOR Breakage Amount and all other Secured Obligations to the date of distribution, shall be distributed to the Lenders, and if the amount so to be distributed is insufficient to pay in full, then ratably, without priority of one over the other, in the proportion that (x) the unpaid Original Amount of the Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder to the distribution date, bears to (y) the aggregate unpaid Original Amount of the Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon to the distribution date;

THIRD, subject to Section 7.5 of the Loan Agreement, so much of such payments or amounts remaining as is required to pay in full the amounts specified in clauses FIRST and SECOND of Section 3.3 of each Related Mortgage, pro rata as to amounts outstanding, but with priority of such clause FIRST amounts over such clause SECOND amounts; and

FOURTH, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to Borrower.

3.4 Certain Payments.

(a) Any payments that Mortgagee receives, and that this Mortgage (other than this Section 3.4) does not provide how to apply but any other Operative Agreement does provide how to apply, shall be applied forthwith to the purpose for which such payment was made in accordance with such other Operative Agreement.

(b) Notwithstanding anything to the contrary in this Article 3, Mortgagee will distribute promptly upon receipt any indemnity payment that it receives from Borrower in respect of WFB, any Lender or any other Indemnitee or Tax Indemnitee, in each case whether or not pursuant to Section 9 of the Loan Agreement, directly to the Person entitled thereto.

3.5 Other Payments.

Mortgagee shall distribute any payments that it receives, and that the Operative Agreements (other than this Section 3.5) do not provide how to apply, as specified in Section 3.1; and after payment in full of all amounts then due in accordance with Section 3.1, then in the manner provided in clause “FOURTH” of Section 3.3.

4. BORROWER’S COVENANTS

4.1 Liens; Amendments to Mortgagor Agreements.

Borrower will not directly or indirectly create, incur, assume, or suffer to exist any Lien or with respect to the Airframe or any Engine or any other Collateral, title to any of the foregoing, or any interest of Borrower therein, except Permitted Liens. Borrower shall promptly, at its own expense, take such action as may be necessary duly to discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time. Except as otherwise permitted in this Mortgage, Borrower will not enter into any agreement amending or supplementing any Mortgagor Agreement (other than a Permitted Lease) which would adversely affect the rights and interest of the Mortgagee without the consent of the Mortgagee.

4.2 Possession; Operation and Use; Maintenance; Registration; Markings.

(a) General. Except as otherwise expressly provided herein, Borrower shall be entitled to operate, use, locate, employ, or otherwise utilize or not utilize the Airframe, any Engine or any Parts in any lawful manner or place in accordance with Borrower’s business judgment.

(b) Possession. Borrower shall not, without Mortgagee’s prior written consent, lease or otherwise in any manner deliver, transfer, or relinquish possession of the Aircraft, the Airframe, or any Engine, or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; except that Borrower may, without such prior written consent:

(1) subject or permit any Permitted Lessee to subject (aa) the Airframe to normal interchange agreements or (bb) any Engine to normal interchange agreements or pooling agreements or arrangements, in each case customary in the commercial airline industry and entered into by Borrower or such Permitted Lessee in the ordinary course of business; provided, that if Borrower’s title to any such Airframe or Engine is divested under any such agreement or arrangement, then such Airframe or Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, and Borrower shall comply with Section 4.4(e) in respect thereof;

(2) deliver or permit any Permitted Lessee to deliver possession of the Aircraft, the Airframe, any Engine, or any Part (aa) to the manufacturer thereof or to any third-party maintenance provider for testing, service, repair, maintenance, or overhaul work on the Aircraft, the Airframe, any Engine, or any Part, or, to the extent required or permitted by Section 4.4, for alterations or modifications in or additions to the Aircraft, the Airframe, or any Engine, or (bb) to any Person for the purpose of transport to a Person referred to in the preceding clause (aa);

(3) install or permit any Permitted Lessee to install an Engine on an airframe owned by Borrower or such Permitted Lessee free and clear of all Liens, except (aa) Permitted Liens and those that do not apply to the Engines, and (bb) the rights of third parties under normal interchange or pooling agreements and arrangements of the type permitted under Section 4.2(b)(1);

(4) install or permit any Permitted Lessee to install an Engine on an airframe leased to Borrower or such Permitted Lessee, or purchased or owned by Borrower or such Permitted Lessee subject to a security agreement, conditional sale, or other secured financing arrangement, but only if (aa) such airframe is free and clear of all Liens, except (i) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe, and (ii) Liens of the type permitted by clause (3) of this Section 4.2(b), and (bb) Borrower or Permitted Lessee has received from the lessor, secured party, or conditional seller in respect of such airframe, a written agreement (which may be a copy of the lease, security agreement, conditional sale agreement, or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title, or interest in, or Lien on, such Engine by reason of the installation of such Engine on such airframe at any time while such Engine is subject to the Lien of this Mortgage;

(5) install or permit any Permitted Lessee to install an Engine on an airframe owned by or leased to Borrower or such Permitted Lessee subject to a conditional sale or other security agreement under circumstances where neither clause (3) nor clause (4) of this Section 4.2(b) applies; provided, that any such installation shall be deemed an Event of Loss with respect to such Engine, and Borrower shall comply with Section 4.4(e) in respect thereof;

(6) transfer or permit any Permitted Lessee to transfer possession of the Aircraft, the Airframe, or any Engine to (aa) a U.S. Government Entity pursuant to CRAF or (bb) to any other Government Entity in the country of registry whose obligations are supported by the full faith and credit of such country when required by applicable Law. Neither such event shall, for the avoidance of doubt, be deemed to be an Event of Loss;

(7) enter into a Wet Lease with respect to the Aircraft or any other aircraft on which any Engine may be installed (which shall not be considered a transfer of possession hereunder); provided, that Borrower’s obligations hereunder shall continue in full force and effect notwithstanding any Wet Lease;

(8) if no Special Default or Event of Default exists, and subject to the following paragraph, enter into a lease with respect to the Aircraft, the Airframe, or any Engine to (aa) any Permitted Air Carrier or Permitted Manufacturer who, in either case, is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution, or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver, or similar Person; but only if, in the case only of a lease to a Permitted Foreign Air Carrier or a Non-U.S. domiciled Permitted Manufacturer, Borrower furnishes Mortgagee a favorable opinion, in form and substance reasonably satisfactory to Mortgagee, of counsel selected by Borrower and reasonably satisfactory to Mortgagee located in the country of domicile of such Permitted Foreign Air Carrier or Permitted Manufacturer, that there are no possessory rights in favor of Borrower, any Permitted Lessee, or any third party (including any Government Entity) which would, upon bankruptcy or other default by Borrower (assuming that the Permitted Lessee is not itself the subject of any bankruptcy proceedings), prevent or unreasonably delay the return of the Aircraft to Borrower in accordance with and when permitted by the terms of this Mortgage upon Mortgagee’s exercise of its remedies hereunder; (bb) any Affiliate of Borrower that is a U.S. Air Carrier; or (cc) a U.S. Government Entity or a Government Entity of the country of registration of the Aircraft;

provided, that (1) the rights of any transferee who receives possession by reason of a transfer permitted by this Section 4.2(b) (other than by a transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to this Mortgage and to Mortgagee’s rights, powers and remedies hereunder, including (x) Mortgagee’s right to repossess the Aircraft pursuant to Section 5.2, (y) Mortgagee’s right to terminate and avoid such lease, delivery, transfer or relinquishment of possession if an Event of Default exists, and (z) the right to require such Person to deliver the Aircraft, the Airframe, and Engines subject to such transfer forthwith if an Event of Default exists, (2) Borrower shall remain primarily liable for the performance of this Mortgage and all the terms and conditions of this Mortgage and the other Operative Agreements shall remain in effect, (3) no lease or transfer of possession otherwise in compliance with this Section 4.2(b) shall (aa) result in any registration or re-registration of an Aircraft (except to the extent permitted by Section 4.2(e)) or the maintenance, operation, or use thereof except in compliance with Sections 4.2(c) and 4.2(d), or (bb) permit any action not permitted to Borrower hereunder and (4) Borrower shall notify Lenders promptly following entring into any Lease permitted by this Section 4.2(b).

In the case of any lease permitted under this Section 4.2(b), Borrower will include in such lease appropriate provisions which (x) make such lease expressly subject and subordinate to this Mortgage, including Mortgagee’s right to avoid such lease in the exercise of its rights to repossession of the Airframe and Engines hereunder; (y) require the Permitted Lessee to comply with Section 4.6, to the extent that Borrower does not obligate itself therein to do so; and (z) require that the Airframe or any Engine subject thereto be used in accordance with the limitations applicable to Borrower’s possession and use provided in this Mortgage and provide for the maintenance and inspection of the Aircraft in the same manner in all material respects as the applicable provisions of this Mortgage. No Permitted Lessee may sublease the Airframe or any Engine, except that a Permitted Manufacturer or Affiliate of Borrower that is a Permitted

Lessee may sublease to any Permitted Lessee to whom a lease would be permitted under this Section 4.2; provided that (A) such sublease shall not permit any sub-subleasing of the Aircraft, the Airframe, or any Engine (and Borrower shall ensure that the same does not occur), (B) such sublease shall be assigned to Borrower to secure such Permitted Manufacturer’s obligations under its lease, and (C) Borrower shall comply, and shall cause such sublease to comply, with all requirements of this Section 4.2 as if such sublease were a direct lease from Borrower to the sublessee. Borrower shall reimburse Mortgagee for all of its reasonable out-of-pocket fees and expenses (including reasonable fees and disbursements of counsel) incurred in connection with any such lease. Except as otherwise provided herein and without in any way relieving Borrower from its primary obligation for the performance of its obligations under this Mortgage, Borrower may in its sole discretion permit a lessee to exercise any or all rights which Borrower would be entitled to exercise under Section 4.2 and Section 4.4, and may cause a lessee to perform any or all of Borrower’s obligations under Article 4, and Mortgagee agrees to accept actual and full performance thereof by a lessee in lieu of performance by Borrower.

Mortgagee hereby agrees, and each Lender by acceptance of an Equipment Note agrees, for the benefit of each lessor, conditional seller, or secured party of any engine leased, purchased, or owned by Borrower or any Permitted Lessee subject to a lease, conditional sale, or other security agreement that Mortgagee, each Lender, and their respective successors and assigns will not acquire or claim, as against such lessor, conditional seller, or secured party, any right, title, or interest in any engine (other than an Engine) as the result of the installation of such engine on the Airframe at any time while such engine is subject to such lease, conditional sale, or other security agreement and owned by such lessor or conditional seller or subject to a security interest in favor of such secured party; provided, Borrower or any Permitted Lessee has received from any such lessor, secured party, or conditional seller in respect of any airframe leased, purchased or owned by Borrower or any Permitted Lessee, a written agreement (which may be a copy of the lease, security agreement, conditional sale agreement, or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title, or interest in an Engine by reason of the installation of such Engine on any such airframe at any time while such Engine is subject to the Lien of this Mortgage.

As security for Borrower’s due and punctual payment and performance of all of its covenants and obligations in the Operative Agreements, Borrower hereby grants to Mortgagee a security interest in all of Borrower’s right, title, and interest in and to each Permitted Lease (and any related permitted sublease) having a term in excess of one year of any Aircraft, Airframe, or Engine, and all payments, including payments of rent, insurance proceeds (other than public liability insurance proceeds), and other amounts due or to become due thereunder. Borrower shall enter into a “Lease Assignment” in form and substance satisfactory to Mortgagee with respect to each Permitted Lease of the Airframe having a term of one or more years.

(c) Operation and Use. Borrower shall not operate, use, or locate the Aircraft, the Airframe, or any Engine, or allow the Aircraft, the Airframe, or any Engine to be operated, used, or located, (1) in any area excluded from coverage by any insurance required by Section 4.6, except in the case of a requisition by the U.S. Government where Borrower obtains indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, against substantially the same risks and for at least the amounts of the insurance required by Section 4.6 covering such area, or (2) in any recognized area of hostilities unless covered in accordance with Section 4.6 by war risk insurance, or in either case unless the Aircraft, the Airframe, or any Engine is only temporarily operated, used, or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition, or other similar unforeseen circumstance, so long as Borrower diligently and in good faith proceeds to remove the Aircraft from such area. Borrower shall not permit the Aircraft, the Airframe, or any Engine to be used, operated, maintained, serviced, repaired or overhauled (x) in violation of any Law binding on or applicable to such Aircraft, Airframe, or Engine or (y) in violation of any airworthiness certificate, license or registration of any Government Entity relating to the Aircraft, the Airframe, or any Engine, except (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by Borrower or Permitted Lessee upon discovery thereof, or (ii) to the extent the validity or application of any such Law or requirement relating to any such certificate, license, or registration is being contested in good faith by Borrower or Permitted Lessee in any reasonable manner which does not involve any material risk of the sale, forfeiture, or loss of the Aircraft, the Airframe, or any Engine, any material risk of criminal liability or material civil penalty against Mortgagee or any Lender or impair in any material respect Mortgagee’s or any Lender’s interest in the Aircraft, the Airframe, or any Engine.

(d) Maintenance and Repair. At its own cost and expense, Borrower shall cause the Aircraft, the Airframe, and each Engine to be maintained, serviced, repaired, and overhauled in accordance with (1) maintenance standards required by, or substantially as stringent as those required by, the FAA (the “Maintenance Program”), so as (aa) to keep the Aircraft, the Airframe, and each Engine in as good operating condition as on the Closing Date, ordinary wear and tear excepted, (bb) in passenger configuration, and (cc) to keep the Aircraft in such operating condition as may be necessary to enable the applicable airworthiness certification of such Aircraft to be maintained under the regulations of the FAA or other Aviation Authority then having jurisdiction over the operation of the Aircraft (but in any event in accordance with the Maintenance Program), except during (x) temporary periods of storage in accordance with applicable regulations and applicable manufacturer guidelines, in which case Borrower undertakes to notify Mortgagee of any such storage and any change in the Maintenance Program as a result thereof, (y) maintenance and modification permitted hereunder, or (z) periods when the FAA or such other Aviation Authority has revoked or suspended the airworthiness certificates for Similar Aircraft; and (2) except during periods when a Permitted Lease is in effect, the same standards as Borrower uses with respect to similar aircraft of similar size in its fleet operated by Borrower in similar circumstances and, during any period in which a Permitted Lease is in effect, the same standards used by the Permitted Lessee with respect to similar aircraft of similar size in its fleet and operated by the Permitted Lessee in similar circumstances. Borrower further agrees that the Aircraft, the Airframe, and Engines will be maintained, used, serviced, repaired, overhauled, or inspected in compliance with applicable Laws with respect to the maintenance of the Aircraft and in compliance with each applicable airworthiness certificate, license, and registration relating to the Aircraft, the Airframe, or any Engine issued by the Aviation Authority, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent Borrower or Permitted Lessee is contesting in good faith the validity or application of any such Law or requirement relating to any such certificate, license, or registration in any reasonable manner which does not create any material risk of sale, loss, or forfeiture of the Aircraft, the Airframe, or any Engine or the interest of Mortgagee or any Lender therein, or any material risk of criminal liability or material civil penalty against Mortgagee or any Lender. Borrower shall maintain or cause to be maintained the Aircraft Documents in English. Any maintenance, service, repair or overhaul that is intended to be accomplished with respect to the Airframe, any Engine, or any Part, as the case may be, shall be accomplished by Borrower or any Permitted Lessee or by Persons certificated by the FAA, JAA/EASA or any other applicable governmental or regulatory agency or authority having jurisdiction over such Person, and approved by the FAA, JAA/EASA or such other agency for the accomplishment of any such maintenance, service, repair or overhaul.

(e) Registration. On or as promptly as practicable after the Closing Date, Borrower shall cause the Aircraft to be duly registered in its name under the Transportation Code, and except as otherwise permitted by this Section 4.2(e) at all times thereafter shall cause the Aircraft to remain so registered. Borrower shall be entitled to register the Aircraft or cause the Aircraft to be registered in a Permitted Country or another country with the approval of Lenders if: (1) such proposed change of registration is made in connection with a Permitted Lease; (2) Borrower and Permitted Lessee duly register with the appropriate Government Entity or such country the rights of Mortgagee in and to the Aircraft; (3) any import or export permits necessary to take the Aircraft into or out of such country and any exchange permits necessary to allow all payments provided for hereunder shall be in full force and effect; (4) all insurance provided for in this Mortgage shall be in full force and effect before, at the time of, and after such change in registration, and Mortgagee and each Lender shall receive a certificate of Borrower’s or Permitted Lessee’s insurance broker evidencing such insurance; (5) there are no procedural impediments to the repossession of the Aircraft greater than under United States law, and upon termination of any Permitted Lease, registration shall be terminable without material burden or delay; (6) there is no strict tort liability imposed on passive lenders, except such tort liability not of materially greater scope or magnitude than might be imposed on such passive lender or security trustee under the prevailing rule among the states of the United States, and except liabilities that Borrower or a Permitted Lessee has agreed to insure against, which insurance is reasonably satisfactory to the Lenders and the Mortgagee; (7) such country imposes, or Borrower shall cause the Aircraft to be maintained in accordance with, aircraft maintenance standards approved by, or at least as stringent as those approved by, the FAA, the JAA/EASA, or the central civil aviation authority of Transport Canada, the United Kingdom, France, or Germany; (8) it shall not be necessary by reason of such re-registration or for purposes of enforcing remedies contained in this Mortgage or in the Loan Agreement or any Permitted Lease for Mortgagee or the Lenders to register or qualify to do business in such country; (9) the laws of such country require fair compensation, in currency freely convertible to U.S. dollars, for the loss of use of the Aircraft due to its requisition by the government of registry (unless Borrower or any Permitted Lessee provides insurance reasonably satisfactory to the Lenders covering the risk of requisition of use of the Aircraft by the government of such country so long as the Aircraft is registered under the laws of such country); (10) neither Mortgagee nor any Lender shall be subjected to any adverse tax consequences as a result of such re-registration for which Borrower is not required to indemnify such Person, unless Borrower has agreed to indemnify such Person therefore; (11) Mortgagee receives from Permitted Lessee and the Borrower an appropriate power of attorney required in connection with any repossession, deregistration or return of the Aircraft; and (12) Mortgagee receives an opinion of counsel (subject to customary assumptions and exceptions) reasonably satisfactory to Mortgagee (including as to such assumptions and exceptions), addressed to the Lenders and Mortgagee to the effect (i) that such country recognizes Borrower’s ownership interest in the Aircraft; (ii) that Borrower’s obligations, and Mortgagee’s rights and remedies, under the Mortgage are legal, valid, binding and enforceable under the laws of such jurisdiction (or the laws of the jurisdiction to which the laws of such jurisdiction would refer as the applicable governing law); (iii) that after giving effect to such change in registration, the Lien of the Mortgage on Borrower’s right, title, and interest in and to the Aircraft continues as valid a binding and duly-perfected first-priority security interest enforceable in such jurisdiction and all filing, recording, or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording, or other action is necessary, and (2) Mortgagee receive a certificate from Borrower that all possible preparations to accomplish such filing, recording, and other action are done, and such filing, recording, and other action are accomplished, and a supplemental opinion to that effect shall be delivered to Mortgagee promptly after the effective date of such change in registration); and (iv) as to the matters in the preceding clauses (3), (5), (6), (8) and (9) (unless Borrower or any Permitted Lessee provides the insurance contemplated by such clause (9)). Borrower shall reimburse Mortgagee, Agent and the Lenders for all of their reasonable out-of-pocket fees and expenses (including reasonable fees and disbursements of counsel) incurred in connection with any such change in registration. Mortgagee and each Lender agrees to cooperate in good faith with Borrower to the extent necessary to enable it to effectuate such change in registration. Borrower shall also cause this Mortgage to be duly recorded and at all times maintained of record as a first-priority perfected mortgage (subject to Permitted Liens) on the Aircraft, the Airframe, and each of the Engines (except to the extent such perfection or priority cannot be maintained solely as a result of the failure by Mortgagee to execute and deliver any necessary documents).

(f) Markings. On or reasonably promptly after the Closing Date, Borrower will cause to be affixed to, and maintained in, the cockpit of the Airframe and on each Engine, in each case, in a clearly visible location, a placard of a reasonable size and shape bearing the legend: “Subject to a security interest in favor of Wells Fargo Bank Northwest, National Association, as Mortgagee.” Such placards may be removed temporarily, if necessary, in the course of maintenance of the Airframe or Engines and promptly replaced thereafter. If any such placard is damaged or becomes illegible, Borrower shall promptly replace it with a placard complying with the requirements of this Section 4.2(f).

4.3 Inspection.

(a) At all reasonable times, Mortgagee or its authorized representatives (the “Inspecting Parties”) may (not more than once every 12 months, unless an Event of Default exists, then such inspection right shall not be so limited) inspect the Aircraft and the Aircraft Documents.

(b) Any inspection of the Aircraft hereunder shall be limited to a visual, walk-around inspection, and shall not include the opening of any panels, bays, or other components of the Aircraft, and no such inspection shall interfere with Borrower’s or any Permitted Lessee’s maintenance or operation of the Aircraft, the Airframe, or any Engine.

(c) With respect to such rights of inspection, neither Mortgagee nor Agent shall have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.

(d) Each Inspecting Party shall bear its own expenses in connection with any such inspection, unless an Event of Default exists, then Borrower shall reimburse each Inspecting Party for its reasonable out-of-pocket costs and expenses incurred in connection with any such inspection.

(e) Any Inspecting Party shall, upon request, be provided, at any such Inspecting Party’s cost and expense (unless at the time of such request an Event of Default exists), with copies of the reports and records of Borrower required to be maintained by the FAA or the regulatory agency or body of another jurisdiction in which the Aircraft is then registered which summarize the maintenance status of the Aircraft.

4.4 Replacement and Pooling of Parts; Alterations, Modifications, and Additions; Substitution of Engines.

(a) Replacement of Parts. Except as otherwise provided herein, Borrower, at its own cost and expense, will promptly replace (or cause to be replaced) all Parts that are from time to time incorporated or installed in or attached to the Aircraft, and that become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, or permanently rendered unfit for use for any reason whatsoever. In addition, Borrower, at its own cost and expense, may remove (or cause to be removed) in the ordinary course of business, fleet management, maintenance, service, repair, overhaul, or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, or permanently rendered unfit for use; provided, that, except as otherwise provided herein, Borrower will replace or cause the replacement of such Parts as promptly as practicable. All replacement parts (other than replacement parts installed in or attached to the Airframe or any Engine on a temporary basis) shall be owned by Borrower and shall be free and clear of all Liens, except for Permitted Liens and pooling arrangements to the extent permitted by Section 4.4(c), and shall be in good operating condition and (except in the case of replacement parts installed in or attached to the Airframe on a temporary basis) have a value, remaining useful life (without regard to hours and/or cycles to overhaul or replacement (as applicable)) and utility not less than the value, remaining useful life (without regard to hours and/or cycles to overhaul or replacement (as applicable)) and utility of the Parts replaced (assuming such replaced Parts were in the condition required hereunder).

(b) Removal of Parts. Except as otherwise provided herein, any Part at any time removed from the Airframe or any Engine shall remain subject to the Lien of this Mortgage, no matter where located, until it is replaced by a part that has been incorporated or installed in or attached to such Airframe or any Engine and that meets the requirements for replacement parts specified above. Except with respect to replacement parts installed in or attached to the Airframe or any Engine on a temporary basis, as soon as a replacement part is incorporated or installed in or attached to the Airframe or any Engine as provided in Section 4.4(a), without further act, (1) the replaced part shall thereupon be free and clear of all rights of Mortgagee and shall no longer be a Part hereunder, and (2) such replacement part shall become a Part hereunder and subject to this Mortgage and be part of such Airframe or Engine for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or Engine.

(c) Pooling of Parts. Any Part removed from the Aircraft may be subjected by Borrower or a Permitted Lessee to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of business of Borrower or Permitted Lessee, provided, that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or any Engine in accordance with Section 4.4(a) and Section 4.4(b) as promptly as practicable after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to the Airframe or any Engine may be owned by any third party, subject to a normal pooling arrangement, so long as Borrower or a Permitted Lessee, as promptly thereafter as reasonably possible, either (1) causes such replacement part to become subject to the Lien of this Mortgage, free and clear of all Liens except Permitted Liens, at which time such replacement part shall become a Part, or (2) replaces (or causes to be replaced) such replacement part by incorporating or installing in or attaching to the Aircraft a further replacement part owned by Borrower free and clear of all Liens except Permitted Liens and which shall become subject to the Lien of this Mortgage in accordance with Section 4.4(b).

(d) Alterations, Modifications, and Additions. Borrower shall make (or cause to be made) alterations and modifications in and additions to the Aircraft as may be required to be made from time to time to meet the applicable standards of the FAA or other Aviation Authority having jurisdiction over the operation of the Aircraft, to the extent made mandatory in respect of the Aircraft (a “Mandatory Modification”); provided, that Borrower or a Permitted Lessee may, in good faith and by appropriate procedure, contest the validity or application of any law, rule, regulation, or order in any reasonable manner which does not adversely affect in any material respect Mortgagee’s interest in the Aircraft and does not involve any material risk of sale, forfeiture, or loss of the Aircraft or the interest of Mortgagee or any Lender therein, or any material risk of material civil penalty or criminal liability being imposed on Mortgagee or any Lender. In addition, Borrower may make or permit to be made such alterations and modifications in and additions to the Airframe or any Engine (each an “Optional Modification”) as Borrower or a Permitted Lessee deems desirable in the proper conduct of its business, including removal of Parts which Borrower deems are obsolete or no longer suitable or appropriate for use in the Aircraft; provided, that no such Optional Modification shall (1)

diminish the fair market value, utility, or useful life of the Aircraft or any Engine below its fair market value, utility, or useful life immediately before such Optional Modification (assuming the Aircraft or such Engine was in the condition required by this Mortgage immediately before such Optional Modification), or (2) cause the Aircraft to cease to have the applicable standard certificate of airworthiness. Except as otherwise provided herein, all Parts (other than Removable Parts) incorporated or installed in or attached to the Aircraft as a result of such Optional Modification shall, without further act, become subject to this Mortgage. Borrower or any Permitted Lessee may, at any time so long as the Airframe or any Engine is subject to the Lien of this Mortgage, remove any such Part (such Part being referred to herein as a “Removable Part”) from such Airframe or an Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or any Engine pursuant to Section 4.2(d) or the first sentence of this Section 4.4(d), and (iii) such Part can be removed from such Airframe or any Engine without diminishing the fair market value, utility, or remaining useful life which such Airframe or any Engine would have had at the time of removal had such removal not been effected, assuming the Aircraft was otherwise maintained in the condition required by this Mortgage and such Removable Part had not been incorporated or installed in or attached to the Aircraft. No Removable Part shall be subject to the Lien of this Mortgage. Removable Parts may be leased from or financed by third parties other than Mortgagee. For the avoidance of any doubt, Mortgagee and Borrower acknowledge and agree that (x) any and all in-flight entertainment equipment installed in the Aircraft (whether before or after delivery thereof) shall be deemed to be a Removable Part for purposes of this Mortgage, (y) parts installed on the Engines (whether before or after delivery thereof) to increase the thrust setting of any such Engine shall be deemed to be a Removable Part for purposes of this Mortgage and (y) any winglets installed on the Aircraft shall not constitute a Removable Part.

(e) Substitution of Engines. Subject to the terms and conditions of this Section 4.4(e), (A) Borrower shall have the right at its option at any time for operational or fleet management purposes and so long as no Special Default or Event of Default shall exist, on at least five (5) Business Days’ prior notice to Mortgagee, to substitute for any Engine, and (B) if an Event of Loss to an Engine occurs under circumstances in which an Event of Loss to the Airframe has not occurred, Borrower shall within 90 days of the occurrence of such Event of Loss substitute for such Engine, a Replacement Engine, free and clear of Liens (other than Permitted Liens not of record). In such event, immediately upon the effectiveness of such substitution and without further act, (1) the replaced Engine shall thereupon be free and clear of all rights of Mortgagee and the Lien of this Mortgage and shall no longer be deemed an Engine hereunder, and (2) such Replacement Engine shall become subject to this Mortgage and be deemed part of the Aircraft for all purposes hereof to the same extent as was the replaced Engine. Such Replacement Engine shall be an engine manufactured by Engine Manufacturer that was placed into service after October 22, 1994 and that is the same model as the Engine being replaced thereby, or an improved model (but in any event the same model as the other Engine then subject to this Mortgage), and that is suitable for installation and use on the Airframe, and that has a value, utility, and remaining useful life (without regard to hours and cycles remaining until overhaul) similar to the Engine being replaced thereby (assuming that such Engine had been maintained in accordance with this Mortgage and was in the condition required hereunder). In connection with any such substitution, Borrower shall be required to fulfill the following conditions at Borrower’s sole cost and expense, and Mortgagee shall cooperate reasonably with Borrower to enable Borrower timely to satisfy such conditions:

(1) an executed counterpart of each of the following documents shall be delivered to Mortgagee:

(aa) furnish a certificate signed on the Borrower’s behalf by a duly authorized officer of the Borrower stating with respect to any Replacement Engine: (A) a description of the Engine suffering the Event of Loss, which shall be identified by manufacturer’s serial number; (B) a description of the Replacement Engine (including the manufacturer’s name and serial number); and (C) that on the date of the Mortgage Supplement relating to the Replacement Engine, each of the conditions specified in this Section 4.4(e) with respect to such Replacement Engine has been satisfied;

(bb) a supplement to this Mortgage covering the Replacement Engine, which shall be duly filed for recordation pursuant to the Transportation Code or such other applicable law of the jurisdiction other than the United States in which the Aircraft is registered in accordance with Section 4.2(e);

(cc) a full warranty (as to title) bill of sale, covering the Replacement Engine, executed by the former owner thereof in favor of Borrower (or, at Borrower’s option, other evidence of Borrower’s ownership of such Replacement Engine, reasonably satisfactory to Mortgagee);

(dd) Financing Statements covering the security interests created by this Mortgage (and any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which such Aircraft may be registered) as are necessary to protect the security interests of Mortgagee in the Replacement Engine;

(ee) furnish the Mortgagee with evidence that such Replacement Engine was manufactured after October 22, 1994;

(ff) furnish a certificate signed by a qualified aircraft engineer (who may be an employee of Borrower) or appraiser reasonably acceptable to the Mortgagee certifying that such Replacement Engine is of the same as or improved model of the replaced Engine and has value and utility required by this Section 4.4(e); and

(gg) appropriate instruments collaterally assigning to the Mortgagee the benefits, if any, of all manufacturer’s and vendor’s warranties generally available and permitted to be assigned by the Borrower with respect to such Replacement Engine.

(2) Borrower shall cause to be delivered to Mortgagee such evidence of compliance with the insurance provisions of Section 4.6 with respect to such Replacement Engine as Mortgagee may reasonably request; and

(3) Borrower shall have furnished to Mortgagee one or more opinions of the Borrower’s counsel (including aviation counsel) to the combined effect that (subject to customary exceptions) such Replacement Engine is owned by Borrower free and clear of all Liens (other than Permitted Liens not of record), that upon execution and filing of the supplement to this Mortgage or other required documents the Replacement Engine will be subject to the Lien of this Mortgage on a first priority and perfected basis, as to the due filing for recordation of the supplement to this Mortgage with respect to such Replacement Engine under the Transportation Code or such other applicable law of the jurisdiction other than the United States in which the Aircraft is registered in accordance with Section 4.2(e) and Mortgagee will be entitled to the benefits of Section 1110 with respect to the Replacement Engine, provided that such opinion with respect to Section 1110 need not be delivered to the extent that immediately prior to such replacement the benefits of Section 1110 were not, solely by reason of a change in law or court interpretation thereto, available to Mortgagee.

Upon satisfaction of the conditions to such substitution, (x) Mortgagee shall execute and deliver to Borrower such documents and instruments as Borrower reasonably requests to evidence the release of such replaced Engine from the Lien of this Mortgage, (y) Mortgagee shall assign to Borrower all claims that Mortgagee may have against any other Person relating to any Event of Loss giving rise to such substitution, and (z) Borrower shall receive all insurance proceeds (other than those reserved to others under Section 4.6(b)) and proceeds in respect of any Event of Loss giving rise to such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Section 4.5(d).

4.5 Loss, Destruction, or Requisition.

(a) Event of Loss to the Aircraft.

If an Event of Loss to the Airframe (and any Engine(s) installed thereon) occurs, Borrower shall promptly (and in any event within fifteen (15) days after such occurrence, or, if later, within fifteen (15) days after the determination that an Event of Loss has occurred) notify Mortgagee of such Event of Loss. Within 60 days after such occurrence, Borrower shall notify Mortgagee of Borrower’s election either to replace the Airframe and any such Engine(s) as provided under Section 4.5(a)(1) or to make payment in respect of such Event of Loss as provided under Section 4.5(a)(2) (and if Borrower does not notify Mortgagee of such election within the 60-day time period, Borrower shall be deemed to have elected to make payment in respect of such Event of Loss as provided under Section 4.5(a)(2)):

(1) If Borrower elects to replace the Airframe and any such Engine(s), Borrower shall, subject to the satisfaction of the conditions in Section 4.5(c), as promptly as possible and in any event within 150 days after the occurrence of such Event of Loss, cause to be subjected to the Lien of this Mortgage, in replacement of the Airframe with respect to which the Event of Loss occurred, a Replacement Airframe and, if any Engine was installed on the Airframe when it suffered the Event of Loss, a Replacement Engine therefor; provided, that if Borrower does not perform its obligation to effect such replacement under this clause (1) during the 150-day period provided herein, it shall pay the amounts required to be paid pursuant to and within the time frame specified in clause (2) below.

(2) If Borrower elects to make a payment for such Event of Loss to the Airframe, Borrower shall make a payment to Mortgagee for purposes of redeeming Equipment Notes in accordance with Section 2.9 on a date on or before the Business Day following the earlier of (aa) the 150th day after the occurrence of such Event of Loss, and (bb) the third (3rd) Business Day after the receipt of insurance proceeds with respect to such Event of Loss (but in any event not earlier than the date of Borrower’s election under Section 4.5(a) to make payment under this Section 4.5(a)(2)); and upon such payment and payment of all other Secured Obligations then due and payable, Mortgagee shall, at Borrower’s cost and expense, release from the Lien of this Mortgage the Airframe and the Engines, by executing and delivering to Borrower all documents that Borrower reasonably requests to evidence such release.

Borrower may extend the period set forth in clause (1) above for an additional 30 days or the period set forth in clause (2) above for an addition 60 days if (aa) Borrower provides Mortgagee with a cash payment equal to the then unpaid Original Amount of the Equipment Notes, such payment to be held by Mortgagee as security for Borrower’s obligations under this Section 4.5, (bb) Mortgagee shall have received the insurance proceeds with respect to such loss and such proceeds are at least equal to the then unpaid Original Amount of the Equipment Notes or (cc) any combination of (aa) and (bb) shall result in Mortgagee holding funds as security for Borrower’s obligations under this Section 4.5 equal to the then unpaid Original Amount of the Equipment Notes.

(b) Effect of Replacement. If Borrower provides a Replacement Airframe and any Replacement Engine(s) as provided for in Section 4.5(a)(1), then (1) the Lien of this Mortgage shall continue with respect to such Replacement Airframe and Replacement Engine(s) (if any) as though no Event of Loss had occurred; (2) Mortgagee shall release from the Lien of this Mortgage the replaced Airframe and Engines (if any) by executing and delivering to Borrower such documents and instruments as Borrower reasonably requests to evidence such release; and (3) in the case of a replacement upon an Event of Loss, Mortgagee shall assign to Borrower all claims Mortgagee may have against any other Person arising from the Event of Loss, and Borrower shall receive all insurance proceeds (other than those reserved to others under Section 4.6(b)) and proceeds from any award in respect of condemnation, confiscation, seizure, or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Airframe and any Replacement Engine(s) as provided in Section 4.5(d).

(c) Conditions to Airframe and Engine Replacement upon an Event of Loss. Borrower’s right to substitute a Replacement Airframe and any Replacement Engine(s) as provided in Section 4.5(a)(1) is subject to the fulfillment, at Borrower’s sole cost and expense, in addition to the conditions in Section 4.5(a)(1), of the following conditions precedent (and Mortgagee shall cooperate reasonably with Borrower to enable Borrower timely to satisfy such conditions):

(1) on the date when the Replacement Airframe and any Replacement Engine(s) are subjected to the Lien of this Mortgage (the “Replacement Closing Date”), Mortgagee receives an executed counterpart of each of the following documents (or, in the case of the FAA Bill of Sale and full warranty bill of sale referred to below, a photocopy thereof):

(aa) a certificate signed on the Borrower’s behalf by a duly authorized officer of the Borrower stating with respect to the Replacement Airframe and any Replacement Engine: (A) a description of the Airframe and any Engine(s) suffering the Event of Loss, which shall be identified by tail number (in the case of the Airframe) and manufacturer’s serial number; (B) a description of the Replacement Airframe and any Replacement Engine(s) (including the manufacturer’s name, tail number (in the case of the Airframe) and serial number(s)); and (C) that on the date of the Mortgage Supplement relating to the Replacement Airframe and any Replacement Engine(s), each of the conditions specified in this Section 4.5 with respect to such Replacement Airframe and any Replacement Engine(s) has been satisfied;

(bb) a supplement to this Mortgage covering the Replacement Airframe and any Replacement Engine(s), which is being duly filed for recordation pursuant to the Transportation Code or such other applicable law of such jurisdiction other than the United States in which the Replacement Airframe and any Replacement Engine(s) are to be registered in accordance with Section 4.2(e);

(cc) an FAA Bill of Sale (or a comparable document, if any, of another Aviation Authority, if applicable) covering the Replacement Airframe, executed by the former owner thereof in favor of Borrower;

(dd) a full warranty (as to title) bill of sale, covering the Replacement Airframe and any Replacement Engine(s), executed by the former owner thereof in favor of Borrower (or, at Borrower’s option, other evidence of Borrower’s ownership of such Replacement Airframe and any Replacement Engine(s), reasonably satisfactory to Mortgagee);

(ee) Financing Statements (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Replacement Airframe and any Replacement Engine(s) may be registered in accordance with Section 4.2(e)) as counsel for Mortgagee deems reasonably necessary or desirable to protect the security interests of Mortgagee in the Replacement Airframe and any Replacement Engine(s); and

(ff) appropriate instruments collaterally assigning to the Mortgagee the benefits, if any, of all manufacturer’s and vendor’s warranties generally available and permitted to be assigned by the Borrower with respect to such Replacement Airframe and any Replacement Engine.

(2) the Replacement Airframe and any Replacement Engine(s) are of the same model as the Airframe or Engines, or an improved model of such aircraft or engines of the manufacturer thereof (and, in the case of a Replacement Engine, the same model as the other Engine then subject to this Mortgage), shall have a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check or overhaul (as applicable)) at least equal to, and year of manufacture no earlier than the year of manufacture of, the Airframe and any Engine(s) being replaced (assuming such Airframe and Engine(s) had been maintained in accordance with this Mortgage);

(3) on the Replacement Closing Date, (aa) Borrower causes the Replacement Airframe and any Replacement Engine(s) to be subjected to the Lien of this Mortgage free and clear of Liens (other than Permitted Liens), (bb) the Replacement Airframe has been duly certified by the FAA as to type and (upon registration) is eligible to receive a standard certificate of airworthiness, and (cc) application for registration of the Replacement Airframe in accordance with Section 4.2(e) is duly made with the FAA or other applicable Aviation Authority and Borrower has authority to operate the Replacement Airframe;

(4) Mortgagee receives (aa) an opinion of Borrower’s counsel, reasonably satisfactory to and addressed to Mortgagee to the effect that upon the execution and filing of the supplement to this Mortgage relating to the Replacement

Airframe and Replacement Engines, the Replacement Airframe and Replacement Engines will be subject to the Lien of this Mortgage and that Mortgagee will be entitled to the benefits of Section 1110 with respect to the Replacement Airframe and Replacement Engines, provided, that such opinion with respect to Section 1110 need not be delivered to the extent that immediately before such replacement, solely by reason of a change in law or court interpretation thereof, the benefits of Section 1110 are not available to Mortgagee, and (bb) an opinion of Borrower’s special FAA counsel, reasonably satisfactory to and addressed to Mortgagee, as to the due registration of any such Replacement Airframe, the absence of Liens of record at the FAA as to any such Replacement Airframe and Replacement Engine(s), and the due filing for recordation of each supplement to this Mortgage with respect to such Replacement Airframe and any Replacement Engine(s) under the Transportation Code or such other applicable law of the jurisdiction other than the United States in which the Replacement Airframe is to be registered in accordance with Section 4.2(e), and the due filing of any Financing Statement or other filings reasonably requested by Mortgagee with respect to such Replacement Airframe or Replacement Engine(s) under applicable Law;

(5) Borrower shall have collaterally assigned to Mortgagee the benefit of all assignable manufacturers’ and vendors’ warranties with respect to such Replacement Airframe and such Replacement Engine(s);

(6) Borrower shall cause to be delivered to Mortgagee such evidence of compliance with the insurance provisions of Section 4.6 with respect to such Replacement Airframe and Replacement Engine(s) as Mortgagee may reasonably request; and

(7) Mortgagee shall have received an appraisal reasonably satisfactory to it from an appraiser reasonably satisfactory to it as to the requisite valuation of the Replacement Airframe and Replacement Engine(s).

(d) Non-Insurance Payments Received on Account of an Event of Loss. Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Annex B), received at any time by Mortgagee or Borrower from any Government Entity or any other Person in respect of any Event of Loss will be held by Mortgagee and applied as follows:

(1) If such amounts are received with respect to the Airframe, and any Engine installed thereon at the time of such Event of Loss, such amount shall be paid over to and held by Mortgagee and, upon Borrower’s compliance with the applicable terms of Section 4.5(a)(1) and Section 4.5(c) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or (if received after such compliance) retained by, Borrower;

(2) If such amounts are received with respect to an Engine (other than an Engine installed on the Airframe at the time such Airframe suffers an Event of Loss), such amount shall be paid over to and held by Mortgagee and, upon Borrower’s compliance with the applicable terms of Section 4.4(e) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or (if received after such compliance) retained by, Borrower;

(3) If such amounts are received, in whole or in part, with respect to the Airframe, and Borrower makes, has made or is deemed to have made the election in Section 4.5(a)(2), such amounts shall be applied as follows:

FIRST, if the sum described in Section 4.5(a)(2) has not then been paid in full by Borrower, such amounts shall be paid to Mortgagee to the extent necessary to pay in full such sum; and

SECOND, the remainder, if any, shall be paid to Borrower.

(e) Requisition for Use. If any Government Entity requisitions the use of the Airframe and any Engine(s) or engine(s) installed on such Airframe while such Airframe is subject to the Lien of this Mortgage and such requisition does not constitute an Event of Loss, Borrower shall promptly notify Mortgagee of such requisition, and all of Borrower’s obligations under this Mortgage shall continue to the same extent as if such requisition had not occurred. Any payments received by Mortgagee or Borrower or a Permitted Lessee from such Government Entity with respect to such requisition of use shall be paid over to, or retained by, Borrower. If an Event of Loss to an Engine results from the requisition for use by a Government Entity of such Engine (but not the Airframe), Borrower will replace such Engine hereunder by complying with Section 4.4(e), and any payments received by Mortgagee or Borrower from such Government Entity with respect to such requisition shall be paid over to and held by Mortgagee and following such compliance shall be paid over to, or retained by, Borrower.

(f) Certain Payments to be held as Security. Except with respect to insurance proceeds in excess of the Insured Value, any amount referred to in Section 4.4, this Section 4.5 or Section 4.6 which is payable or creditable to, or retainable by, Borrower shall not be paid or credited to or retained by Borrower if at the time of such payment, credit, or retention a Special Default or an Event of Default exists, but shall be paid to and held by Mortgagee as security for Borrower’s obligations under this Mortgage and the other Operative Agreements, and at such time as no Special Default or Event of Default exists, such amount and any net gain realized as a result of investments required to be made pursuant to Section 6.6 shall (to the extent not theretofore applied as provided herein) be paid over to Borrower.

4.6 Insurance.

(a) Borrower’s Obligation to Insure. Borrower shall comply with, or cause to be complied with, each of the provisions of Annex B, which provisions are hereby incorporated by this reference as if set forth in full herein.

(b) Insurance for Own Account. Nothing in Section 4.6 shall limit or prohibit (a) Borrower from maintaining the policies of insurance required under Annex B with higher limits than those specified in Annex B, or (b) Mortgagee from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, that (i) Borrower may not insure the hull value of the Aircraft by an amount greater than twenty percent (20%) over the Insured Value (calculated as of the Closing Date) and (ii) no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of or increase the cost of any insurance required to be obtained or maintained by Borrower pursuant to this Section 4.6 and Annex B.

(c) Indemnification by Government in Lieu of Insurance. During any period of requisition or transfer of the Aircraft or any part thereof by or to the U.S. Government or any other Government Entity, Mortgagee shall accept, in lieu of insurance against any risk with respect to the Aircraft described in Annex B, indemnification from, or insurance provided by, the U.S. Government, or upon Mortgagee’s written consent, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that Borrower (or any Permitted Lessee) may continue to maintain, in accordance with this Section 4.6, during the period of such requisition or transfer, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 4.6.

(d) Government Insurance. Mortgagee shall accept, in lieu of insurance when required against war risk and allied perils with respect to the Aircraft described in Annex B, indemnification or insurance from the United States Government against war risks and allied perils in such amounts and on such terms that when added to the insurance maintained by Borrower, Borrower is in full compliance with the requirements of this Section 4.6.

(e) Application of Insurance Proceeds. As between Borrower and Mortgagee, all insurance proceeds received as a result of the occurrence of an Event of Loss to the Aircraft or any Engine under policies required to be maintained by Borrower pursuant to this Section 4.6 will be applied in accordance with Section 4.5(d). All proceeds of insurance required to be maintained by Borrower, in accordance with Section 4.6 and Section B of Annex B, in respect of any property damage or loss not constituting an Event of Loss with respect to the Aircraft, the Airframe, or any Engine will be held by Mortgagee and applied to pay (or to reimburse Borrower) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, Borrower.

4.7 Merger of Borrower.

(a) In General. Borrower shall not consolidate with or merge into any other Person under circumstances in which Borrower is not the surviving corporation, unless:

(1) such Person is organized, existing, and in good standing under the Laws of the United States, any state of the United States, or the District of Columbia, and, upon consummation of such transaction, such Person will be a U.S. Air Carrier with respect to which, absent a change in law or court interpretation, Mortgagee will be entitled to the benefits of Section 1110;

(2) such Person executes and delivers to Mortgagee a duly authorized, legal, valid and binding agreement, reasonably satisfactory in form and substance to Mortgagee, containing an effective assumption by such Person of the due and punctual performance and observance of each covenant, agreement, and condition in the Operative Agreements to be performed or observed by Borrower; and

(3) such Person, immediately after giving effect to such transaction, shall have a tangible net worth of not less than (aa) Borrower’s tangible net worth (determined in each case in accordance with GAAP) as of the Closing Date or (bb) Borrower’s tangible net worth (determined in each case in accordance with GAAP) immediately prior to such transaction.

(b) Effect of Merger. Upon any such consolidation or merger of Borrower with any Person in accordance with this Section 4.7, such Person will succeed to, and be substituted for, and may exercise every right and power of, Borrower under the Operative Agreements with the same effect as if such Person had been named as “Borrower” therein. No such consolidation or merger shall have the effect of releasing Borrower or such Person from any of the obligations, liabilities, covenants, or undertakings of Borrower under the Mortgage.

5. EVENTS OF DEFAULT; REMEDIES

5.1 Event of Default.

“Event of Default” means any of the following events:

(a) Borrower fails to pay (1) principal of and, interest on, any Equipment Note when due, and such failure shall continue unremedied for a period of 5 Business Days, or (2) any other amount payable by it to Mortgagee or the Lenders under this Mortgage or the Loan Agreement when due, and such failure continues for a period in excess of 10 Business Days after Borrower has received written notice from Mortgagee of the failure to make such payment when due;

(b) Borrower fails to carry and maintain, or cause to be carried and maintained, insurance on and in respect of the Aircraft, the Airframe, and the Engines in accordance with the provisions of Section 4.6;

(c) Borrower fails to observe or perform (or caused to be observed and performed) in any material respect any other covenant, agreement, or obligation of Borrower in any Operative Agreement, and such failure continues unremedied for a period of 30 days from and after the date Borrower receives written notice thereof from Mortgagee, unless such failure is capable of being corrected and Borrower is diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure continues unremedied for a period of 180 days after receipt of such notice;

(d) any representation or warranty made by Borrower in any Operative Agreement proves to have been untrue or inaccurate in any material respect as of the date made, is material at the time in question, and, is capable of being cured and remains uncured (to the extent of the adverse impact of such incorrectness on the interest of Mortgagee or any Lender) for a period in excess of 30 days from and after the date of written notice thereof from Mortgagee to Borrower unless such failure is capable of being corrected and Borrower is diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure continues unremedied for a period of 180 days after receipt of such notice;

(e) Borrower consents to the appointment of or taking possession by a receiver, trustee, or liquidator of itself or of a substantial part of its property, or Borrower admits in writing its inability to pay its debts generally as they come due or makes a general assignment for the benefit of its creditors, or Borrower files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation, or other relief as debtor under any bankruptcy Laws or insolvency Laws (as in effect at such time), or an answer admitting the material allegations of a petition filed against it in any such case, or Borrower seeks relief as debtor by voluntary petition, answer, or consent under the provisions of any other bankruptcy or similar Law providing for the reorganization or winding-up of corporations (as in effect at such time), or Borrower seeks an agreement, composition, extension, or adjustment with its creditors under such laws;

(f) an order, judgment, or decree is entered by any court of competent jurisdiction appointing, without Borrower’s consent, a receiver, trustee, or liquidator of Borrower or of all or substantially all of its property, or all or substantially all of the property of Borrower is sequestered, or any other relief in respect of Borrower as a debtor is granted under any bankruptcy Laws or other insolvency Laws (as in effect at such time), and any such order, judgment, decree, or decree of appointment or sequestration remains in force undismissed, unstayed, and unvacated for a period of 90 days after the date of entry thereof;

(g) a petition against Borrower in a proceeding under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any Law providing for reorganization or winding-up of corporations that applies to Borrower, any court of competent jurisdiction assumes jurisdiction, custody, or control of Borrower or of substantially all of the property of Borrower, and such jurisdiction, custody, or control remains in force unrelinquished, unstayed, and unterminated for a period of 90 days;

(h) subject to Section 7.5 of the Loan Agreement, an “Event of Default” (as defined in the Related Mortgage) exists; or

(i) Borrower shall suffer the loss (or suspension for a period of 30 days or more) of its air carrier operating certificate.

5.2 Remedies.

(a) If an Event of Default exists, then and in every such case Mortgagee may (and shall, upon receipt of a written demand therefor from a Majority in Interest of Lenders) exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article 5, and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code, and may take possession of all or any part of the properties covered or intended to be covered by the

Lien created hereby or pursuant hereto, and may exclude Borrower and all Persons claiming under it wholly or partly therefrom; provided, that Mortgagee shall give Borrower 20 days’ prior written notice of its intention to sell the Aircraft. Without limiting any of the foregoing, Mortgagee may exercise any right of sale of the Aircraft available to it, even if it has not taken possession of the Aircraft and will not have possession thereof at the time of such sale.

(b) If an Event of Default exists, then and in every such case Mortgagee may (and shall, upon receipt of a written demand therefor from Agent), at any time, by delivery of written notice or notices to Borrower, declare all the Equipment Notes to be due and payable, whereupon the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon, any LIBOR Breakage Amount and other amounts due thereunder or otherwise payable hereunder, shall immediately become due and payable without presentment, demand, protest, or notice, all of which are hereby waived; provided, that if an Event of Default referred to in clause (e), (f), or (g) of Section 5.1 exists, then and in every such case the unpaid Original Amount then outstanding, together with accrued but unpaid interest, any LIBOR Breakage Amount and all other amounts due hereunder and under the Equipment Notes, shall immediately and without further act become due and payable without presentment, demand, protest, or notice, all of which are hereby waived.

If at any time after the Original Amount of the Equipment Notes becomes so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, is entered, all overdue payments of interest upon the Equipment Notes and all other amounts payable hereunder or under the Equipment Notes (except the Original Amount of the Equipment Notes which by such declaration shall have become payable) has been duly paid, and every other Event of Default with respect to any covenant or provision of this Mortgage has been cured, then and in every such case a Majority in Interest of Lenders may (but shall not be obligated to), by written instrument filed with Mortgagee, rescind and annul Mortgagee’s declaration (or such automatic acceleration) and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

(c) The Lenders shall be entitled, at any sale pursuant to this Section 5.2, to credit against any purchase price bid at such sale by such holder all or any part of the unpaid obligations owing to such Lender and secured by the Lien of this Mortgage (only to the extent that such purchase price would have been paid to such Lender pursuant to Article 3 if such purchase price were paid in cash and the foregoing provisions of this Section 5.2(c) were not given effect).

(d) If the Collateral (or any part thereof) is sold pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of this Mortgage, the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued interest thereon, and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest, or notice, all of which are hereby waived.

5.3 Return of Aircraft, Etc.

(a) If an Event of Default exists and the Equipment Notes have been accelerated, at Mortgagee’s request, Borrower shall promptly execute and deliver to Mortgagee such instruments of title and other documents as Mortgagee deems necessary or advisable to enable Mortgagee or an agent or representative designated by Mortgagee, at such time or times and place or places as Mortgagee shall specify, to obtain possession of all or any part of the Collateral to which Mortgagee shall at the time be entitled hereunder. If Borrower for any reason fails to execute and deliver such instruments and documents after such request by Mortgagee, Mortgagee may (1) obtain a judgment conferring on Mortgagee the right to immediate possession and requiring Borrower to execute and deliver such instruments and documents to Mortgagee, to the entry of which judgment Borrower hereby specifically consents to the fullest extent permitted by Law, and (2) pursue all or part of such Collateral wherever it may be found, and enter any of the premises of Borrower wherever such Collateral may be or be supposed to be, and search for such Collateral and take possession of and remove such Collateral. All expenses of obtaining such judgment or of pursuing, searching for, and taking such property shall, until paid, be secured by the Lien of this Mortgage.

(b) Upon every such taking of possession, Mortgagee may, from time to time, at the expense of the Collateral, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification, or alteration to and of the Collateral, as it deems proper. In each such case, Mortgagee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify, or alter the Collateral, and to exercise all rights and powers of Borrower relating to the Collateral, as Mortgagee deems best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification, or alteration of the Collateral or any part thereof as Mortgagee shall determine, and Mortgagee shall be entitled to collect and receive directly all rents, revenues, and other proceeds of the Collateral and every part thereof, without prejudice, however, to Mortgagee’s right under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, Mortgagee hereunder. Such rents, revenues, and other proceeds shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification, or alteration of the Collateral and of conducting the business thereof, and to make all payments which Mortgagee is required or elects to make (if any) for taxes, assessments, insurance, or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect, and make reports upon Borrower’s properties and books and records), and all other payments which Mortgagee is required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of Mortgagee, and of all Persons properly engaged and employed by Mortgagee with respect hereto.

5.4 Remedies Cumulative.

Each and every right, power, and remedy given to Mortgagee specifically or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power, and remedy herein specifically given or now or hereafter existing at Law, in equity, or by statute, and each and every right, power, and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as Mortgagee deems expedient, and the exercise or the beginning of the exercise of any right, power, or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power, or remedy. No delay or omission by Mortgagee in the exercise of any right, remedy, or power or in the pursuance of any remedy shall impair any such right, power, or remedy or be construed to be a waiver of any default on the part of Borrower or to be an acquiescence therein.

5.5 Discontinuance of Proceedings.

If Mortgagee institutes any proceeding to enforce any right, power, or remedy under this Mortgage by foreclosure, entry, or otherwise, and such proceedings is discontinued or abandoned for any reason or is determined adversely to Mortgagee, then and in every such case Borrower and Mortgagee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies, and powers of Borrower or Mortgagee shall continue as if no such proceedings had been instituted.

5.6 Waiver of Past Defaults.

Upon written instruction from a Majority in Interest of the Lenders, Mortgagee shall waive any past Default hereunder and its consequences, and upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Mortgage, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon; provided, that in the absence of written instructions from a Majority in Interest of the Lenders, Mortgagee shall not waive any Default (a) in the payment of the Original Amount, and interest and other amounts due under any Equipment Note then outstanding, or (b) in respect of a covenant or provision hereof which, under Article 10, cannot be modified or amended without the consent of a Majority in Interest of the Lenders.

5.7 Appointment of Receiver.

If an Event of Default exists and the Equipment Notes have been accelerated, Mortgagee shall, as a matter of right, be entitled to the appointment of a receiver (who may be Mortgagee or any successor or nominee thereof) for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and Borrower hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of Mortgagee with respect to the Collateral.

5.8 Mortgagee Authorized to Execute Bills of Sale, Etc.

Borrower irrevocably appoints Mortgagee as Borrower’s true and lawful attorney-in-fact (which appointment is coupled with an interest), in Borrower’s name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer, or delivery for the enforcement of the Lien of this Mortgage, whether pursuant to foreclosure or power of sale, assignments, and other instruments as may be necessary or appropriate, with full power of substitution, Borrower hereby ratifying and confirming all that such attorney or any substitute shall do pursuant to and in accordance with the terms of this Mortgage; provided, that such power of attorney may be exercised by Mortgagee only if an Event of Default exists. Nevertheless, if so requested by Mortgagee or any purchaser, Borrower shall ratify and confirm any such sale, assignment, transfer, or delivery, by executing and delivering to Mortgagee or such purchaser all bills of sale, assignments, releases, and other proper instruments to effect such ratification and confirmation as designated in any such request.

5.9 Rights of Lenders to Receive Payment

Notwithstanding any other provision of this Mortgage, the right of any Lender to receive payment of principal of, any premium, and interest on an Equipment Note on or after the due dates expressed in such Equipment Note, or to bring suit for the enforcement of any such payment on or after such respective dates in accordance with the terms hereof, shall not be impaired or affected without such Lender’s consent.

6. MORTGAGEE’S DUTIES

6.1 Notice of Default.

If Mortgagee obtains Actual Knowledge of a Default, Mortgagee shall notify each Lender. Subject to Sections 5.6, 6.2, and 6.3, Mortgagee shall take such action, or refrain from taking such action, with respect to an Event of Default or Default (including with respect to the exercise of any rights or remedies hereunder) as Mortgagee shall be instructed in writing by a Majority in Interest of the Lenders. Subject to the provisions of Section 6.3, if Mortgagee does not receive instructions as above provided within 20 days after delivering notice of such Event of Default to Agent and the Lenders, Mortgagee may (subject to instructions thereafter received pursuant to the preceding provisions of this Section 6.1) take such action, or refrain from taking such action (but shall be under no duty to take or refrain from taking any action) with respect to such Event of Default as it determines to be advisable in the best interests of the Lenders; provided, that Mortgagee may not sell the Aircraft or any Engine without the consent of a Majority in Interest of Lenders. For all purposes of this Mortgage, unless it has Actual Knowledge, Mortgagee shall not be deemed to have knowledge of a Default or an Event of Default (except that Borrower’s failure to pay any installment of principal or interest within one Business Day after it becomes due shall constitute knowledge of a Default) unless notified in writing by Borrower or one or more Lenders.

6.2 Action upon Instructions; Certain Rights and Limitations.

Subject to Sections 5.2(a), 5.6, 6.1, and 6.3, upon the written instructions at any time and from time to time of a Majority in Interest of the Lenders, Mortgagee shall, subject to this Section 6.2, take such of the following actions as shall be specified in such instructions: (a) give such notice or direction or exercise such right, remedy, or power hereunder as shall be specified in such instructions, (b) give such notice or direction or exercise such right, remedy, or power hereunder with respect to any part of the Collateral as shall be specified in such instructions, and (c) approve as satisfactory to Mortgagee all matters required hereby to be satisfactory to Mortgagee (and, without the written instructions of a Majority in Interest of the Lenders, Mortgagee shall not, except as provided in Section 6.1, approve any such matter as satisfactory to Mortgagee).

Mortgagee will furnish to each Lender, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, and other instruments furnished to Mortgagee hereunder.

6.3 Indemnification.

Mortgagee shall not be required to take any action or refrain from taking any action under Section 6.1 (other than the first sentence thereof), Section 6.2, or Article 5 unless Mortgagee is indemnified to its reasonable satisfaction against any liability, cost, or expense (including counsel fees) which may be incurred in connection therewith pursuant to a written agreement with one or more Lenders. Mortgagee agrees that it shall look solely to the Lenders for the satisfaction of any indemnity (except expenses of the type referred to in clause “FIRST” of Section 3.3) owed to it pursuant to this Section 6.3. Mortgagee shall not be under any obligation to take any action under this Mortgage or any Operative Agreement, and nothing herein or therein shall require Mortgagee to expend or risk its own funds or otherwise incur the risk of any financial liability in the performance of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (the written indemnity of any Lender who is a QIB, signed by an authorized officer thereof, in favor of, delivered to, and in form reasonably satisfactory to Mortgagee shall be accepted as reasonable assurance of adequate indemnity). Mortgagee shall not be required to take any action under Section 6.1 (other than the first sentence thereof), Section 6.2, or Article 5, nor shall any other provision of this Mortgage or any other Operative Agreement impose a duty on Mortgagee to take any action, if Mortgagee is advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to Law.

6.4 No Duties Except as Specified in Mortgage or Instructions.

Mortgagee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of, or otherwise deal with the Aircraft or any other part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Mortgage or any part of the Collateral, except as expressly provided by this Mortgage or as expressly provided in written instructions from the Lenders as provided in this Mortgage; and no implied duties or obligations shall be read into this Mortgage against Mortgagee. WFB agrees that it will at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 8.1) promptly take such action as may be necessary duly to discharge all Liens on any part of the Collateral which result from claims against WFB not related to the administration of the Collateral or any other transaction pursuant to this Mortgage or any document included in the Collateral.

6.5 No Action Except under Mortgage or Instructions.

Mortgagee will not use, operate, store, lease, control, manage, sell, dispose of, or otherwise deal with the Aircraft or any other part of the Collateral except in accordance with the powers granted to, or the authority conferred upon, Mortgagee pursuant to this Mortgage and in accordance with the express terms hereof.

6.6 Investment of Amounts Held by Mortgagee.

Any amounts held by Mortgagee pursuant to Section 3.2 or pursuant to any provision of any other Operative Agreement providing for amounts to be held by Mortgagee which are not distributed pursuant to the other provisions of Article 3 shall be invested by Mortgagee from time to time in Cash Equivalents as directed by Borrower (or, during the existence of any Event of Default, the Lenders) so long as Mortgagee may acquire them using its reasonable efforts. All Cash Equivalents held by Mortgagee pursuant to this Section 6.6 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, Mortgagee, or (b) held in an Eligible Account. Unless otherwise expressly provided in this Mortgage, any income realized as a result of any such investment, net of Mortgagee’s reasonable fees and expenses in making such investment, shall be held and applied by Mortgagee in the same manner as the principal amount of such investment is to be applied, and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. Mortgagee shall not be liable for any loss resulting from any investment required to be made by it under this Mortgage other than by reason of its willful misconduct or gross negligence, and any such investment may be sold (without regard to its maturity) by Mortgagee without instructions whenever such sale is necessary to make a distribution required by this Mortgage.

7. THE MORTGAGEE

7.1 Acceptance of Trusts and Duties.

Mortgagee accepts the duties hereby created and applicable to it, agrees to perform them (but only upon the terms of this Mortgage), and agrees to receive and disburse all money constituting part of the Collateral in accordance with the terms hereof. WFB shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence (other than for the handling of funds, for which the standard of accountability shall be willful misconduct or negligence), (b) as provided in the third sentence of Section 2.3(a) and the last sentence of Section 6.4, and (c) from the inaccuracy of any representation or warranty of WFB in the Loan Agreement or expressly made hereunder.

7.2 Absence of Duties.

Except in accordance with written instructions furnished pursuant to Section 6.1 or Section 6.2, and except as provided in (and without limiting the generality of) Section 6.3, Section 6.4, and Section 7.7, Mortgagee shall have no duty (a) to see to any registration of the Aircraft or any recording or filing of this Mortgage or any other document, or to see to the maintenance of any such registration, recording, or filing, (b) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Borrower is in default with respect thereto, (c) to see to the payment or discharge of any Lien of any kind against any part of the Collateral, (d) to confirm, verify, or inquire into the failure to receive any financial statements from Borrower, or (e) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of Borrower’s covenants herein or any Permitted Lessee’s covenants under any assigned Permitted Lease with respect to the Aircraft.

7.3 No Representations or Warranties as to Aircraft or Documents.

NEITHER MORTGAGEE NOR WFB MAKES, NOR SHALL EITHER BE DEEMED TO HAVE MADE, AND EACH HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER. Neither Mortgagee nor WFB makes, nor shall either be deemed to have made, any representation or warranty as to the validity, legality, or enforceability of this Mortgage, the Loan Agreement, the Equipment Notes or as to the correctness of any statement in any thereof, except for WFB’s representations and warranties expressly made in this Mortgage or in the Loan Agreement. The Lenders make no representation or warranty hereunder whatsoever.

7.4 No Segregation of Funds; No Interest.

Any money paid to or retained by Mortgagee pursuant to this Mortgage, and not then required to be distributed to the Lenders or Borrower as provided in Article 3, need not be segregated in any manner except to the extent required by Law or Section 6.6, and may be deposited under such general conditions as prescribed by Law, and Mortgagee shall not be liable for any interest thereon (except that Mortgagee shall invest all money held as directed by Borrower so long as no Event of Default exists (or in the absence of such direction, by the Majority In Interest of the Lenders) in Cash Equivalents; provided, that Mortgagee shall account for any payments that it receives, or applies hereunder, so that it is identifiable as to its source.

7.5 Reliance; Agreements; Advice of Counsel.

Mortgagee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper that it believed to be genuine and to be signed by the proper party or parties. Mortgagee may accept a copy of a resolution of the Board of Directors (or Executive Committee thereof) of Borrower, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution was duly adopted and is in full force and effect. As to the aggregate unpaid Original Amount of Equipment Notes outstanding as of any date, Borrower may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of Mortgagee. As to any fact or matter relating to Borrower that this Mortgage does not specifically describe how to ascertain, Mortgagee may for all purposes hereof rely on a certificate, signed by a duly-authorized officer of Borrower, as to such fact or matter, and such certificate shall constitute full protection to Mortgagee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, Mortgagee (x) may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys, (y) may, at the expense of the Collateral, consult with counsel, accountants, and other skilled Persons to be selected and retained by it, and (z) shall not be liable for anything done, suffered, or omitted in good faith by it in accordance with the written advice or written opinion of any such counsel, accountants, or other skilled Persons.

7.6 Compensation.

WFB shall be entitled to reasonable compensation, including expenses and disbursements (including the reasonable fees and expenses of counsel), for all services rendered hereunder, and shall, on and after an Event of Default, have a right to payment of such compensation as provided in Section 3.3, to the extent that Borrower does not pay such compensation, and shall have the right, on and after an Event of Default, to use or apply any money held by it hereunder in the Collateral toward such payments. WFB agrees that it shall have no right against the Lenders for any fee as compensation for its services as trustee under this Mortgage.

7.7 Instructions from Majority in Interest.

In the administration of the trusts created hereunder, Mortgagee shall have the right to seek instructions from a Majority in Interest of the Lenders if any provision of this Mortgage appears to conflict with any other provision herein or if Mortgagee’s duties or obligations hereunder are unclear, and Mortgagee shall incur no liability in refraining from acting until it receives such instructions. Mortgagee shall be fully protected for acting in accordance with any instructions received under this Section 7.7.

8. ADDITIONAL COVENANTS

8.1 Borrower Covenants.

Borrower agrees, for the benefit of the Lenders and Mortgagee, as follows:

(a) Corporate Existence, U.S. Air Carrier. Borrower shall at all times maintain its corporate existence, except as permitted by Section 4.7, and shall at all times remain a U.S. Air Carrier.

(b) Notice of Change of Location. Borrower will give to Mortgagee timely written notice (but in any event at least 30 days before the expiration of the period of time specified under applicable Law to prevent lapse of perfection) of any change of its jurisdiction of organization (as defined in UCC Article 9), and will promptly take any action required by Section 8.1(c)(3) as a result of such relocation.

(c) Certain Assurances. With respect to the Aircraft:

(1) Borrower shall duly execute, acknowledge, and deliver (or cause to be executed, acknowledged, and delivered) all such further documents, and shall do and cause to be done such further things, as Mortgagee reasonably requests to accomplish the purposes of the

Operative Agreements, provided that any document so executed by Borrower will not expand any obligations or limit any rights of Borrower in respect of the Transactions.

(2) Borrower shall promptly take such action with respect to the recording, filing, re-recording, and re-filing of the Mortgage, and any supplements thereto, as shall be necessary to continue the perfection and priority of the Lien created by the Mortgage.

(3) Borrower will cause the FAA-Filed Documents, the Financing Statement, and all continuation statements (and any amendments necessitated by any combination, consolidation, or merger of Borrower, or any relocation of its chief executive office) in respect of the Financing Statements to be prepared and, subject only to Mortgagee’s execution (if necessary) and delivery thereof, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Transportation Code (with respect to the FAA-Filed Documents) or the UCC or similar law of any other applicable jurisdiction (with respect to such other documents).

(d) Securities Laws. Neither Borrower nor any Person authorized to act on its behalf will directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in any of the Equipment Notes or any other interest in or security under the Mortgage, for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws.

(e) Financial Information. Borrower shall provide to the Lenders, copies of (x) the audited statements of income, cash flow and retained earnings and balance sheet (hereinafter, collectively referred to as “financial statements”) of Holdings and unaudited financial statements of Borrower for the financial year ended December 31, 2005 and for each financial year thereafter as soon as they are available but in any event not later than 120 days after the close of the relevant period and (y) unaudited financial statements of Holdings and Borrower for each quarterly period as soon as they are available but in any event not later than sixty (60) days after the close of the relevant period. Each of the financial statements provided hereunder shall have been prepared in accordance with GAAP and each of the annual financial statements shall be accompanied by an Officer’s Certificate of Borrower (in the form attached as Exhibit C hereto), stating that, (A) the annual financial statements of Holdings and Borrower have been prepared in accordance with GAAP and fairly present in all material respects in accordance with GAAP the financial condition of Holdings and Borrower, respectively, and (B) based on an examination sufficient to enable such officer to make an informed statement, no Default or Event of Default under the Operative Agreements has occurred or is continuing or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by Borrower with respect thereto. Notwithstanding the foregoing to the contrary, if Holdings is subject to, and so long as Holdings is complying with the reporting requirements under the Securities and Exchange Act of

1934, the timely delivery (or public posting on the website of the Securities Exchange Commission (“SEC”)) of a copy of Holdings’ report on Form 10-K (or any successor form) with respect to the relevant year shall satisfy the requirements of clause (x) as it relates to the audited financial statements of Holdings and the timely delivery (or public posting on the SEC’s website) a copy of Holdings’ report on Form 10Q (or any successor form) for the relevant quarter shall satisfy the requirements of clause (y) as it relates to the unaudited quarterly financial statements of Holdings.

8.2 WFB and Mortgagee Covenants.

WFB and Mortgagee agree for Borrower’s benefit as follows:

(a) Liens. WFB (a) will not directly or indirectly create, incur, assume, or suffer to exist any Lien attributable to it on or with respect to all or any part of the Collateral or the Aircraft (other than Liens created by the Operative Agreements), (b) will, at its own cost and expense, promptly take such action as is necessary to discharge any such Lien attributable to WFB on all or any part of the Collateral or the Aircraft, and (c) will personally hold harmless and indemnify Borrower and its Affiliates, successors, and permitted assigns, and the Collateral from and against (1) any and all Expenses, and (2) any interference with the possession, operation, or other use of all or any part of the Aircraft, imposed on, incurred by, or asserted against any of the foregoing as a consequence of any such Lien.

(b) Securities Laws. WFB and Mortgagee (respectively) will not offer any beneficial interest or security relating to the ownership of the Aircraft or any interest in the Collateral, or any of the Equipment Notes or any other interest in or security under the Mortgage for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws.

(c) Performance of Agreements. WFB and Mortgagee (respectively) shall perform its obligations under the Operative Agreements in accordance with their terms.

(d) Withholding Taxes. WFB shall indemnify (on an After-Tax Basis) and hold harmless Borrower against any United States withholding taxes (and related interest, penalties, and additions to tax) and any liability of Borrower arising under the Loan Agreement or any Operative Agreement with respect to indemnification of such withholding taxes, in each case, as a result of WFB’s failure to withhold on payments to any Lender.

8.3 Other Covenants.

(a) Consents. Each Lender (by acceptance of an Equipment Note) and Mortgagee covenant and agree, for Borrower’s benefit, that it shall not unreasonably withhold its consent to any consent or approval requested of it under the terms of any of the Operative Agreements which by its terms is not to be unreasonably withheld.

(b) Insurance. Each Lender (by acceptance of an Equipment Note) and Mortgagee covenant and agree not to obtain or maintain insurance for its own account as permitted by Section 4.6 if such insurance would limit, increase the cost of, or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Borrower pursuant to Section 4.6.

9. SUCCESSOR AND SEPARATE TRUSTEES

9.1 Resignation of Mortgagee; Appointment of Successor.

(a) The institution acting as Mortgagee or any successor thereto may resign at any time without cause by giving at least 30 days’ prior written notice to Borrower and each Lender, such resignation to be effective upon the acceptance of the trusteeship by a successor institution. In addition, a Majority in Interest of the Lenders may at any time (but only with the consent of Borrower, which consent shall not be unreasonably withheld, except that such consent shall not be necessary if an Event of Default exists) remove the institution acting as Mortgagee without cause by an instrument in writing delivered to Borrower and Mortgagee, and Mortgagee shall promptly notify each Lender thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor institution. In the case of the resignation or removal of the institution acting as Mortgagee, a Majority in Interest of the Lenders may appoint a successor by an instrument signed by such holders, which successor (if no Event of Default exists) shall be subject to Borrower’s reasonable approval. If a successor is not appointed within 30 days after such notice of resignation or removal, Mortgagee, Borrower or any Lender may apply to any court of competent jurisdiction to appoint a successor to act until such time, if any, as a successor is appointed as provided above. The court-appointed successor shall immediately and without further act be superseded by any successor appointed by a Majority in Interest of the Lenders as above provided.

(b) Any successor institution acting as Mortgagee, however appointed, shall execute and deliver to Borrower and the predecessor institution acting as Mortgagee an instrument accepting such appointment and assuming the obligations of Mortgagee arising from and after the time of such appointment, and thereupon, without further act, such successor shall become vested with all the estates, properties, rights, powers, and duties of the predecessor hereunder in the trust hereunder applicable to it with like effect as if originally named Mortgagee herein; but nevertheless upon the written request of such successor Mortgagee, such predecessor shall execute and deliver an instrument transferring to such successor, upon the trusts herein expressed applicable to it, all the estates, properties, rights, and powers of such predecessor, and such predecessor shall duly assign, transfer, deliver, and pay over to such successor all money or other property then held by such predecessor hereunder. Any successor Mortgagee shall be bound by all actions taken or omitted to be taken under the Operative Agreements by each predecessor Mortgagee.

(c) Any successor institution acting as Mortgagee, however appointed, shall be a bank or trust company that has its principal place of business in the United States of America (or, failing such standards, a Lender (subject to appropriate modifications to this

Mortgage with respect to withholding taxes)), and that has (or whose obligations under the Operative Agreements are guaranteed by an affiliated entity that has) a combined capital and surplus of at least $250,000,000, if such an institution is then willing, able, and legally qualified to perform the duties of Mortgagee hereunder upon reasonable or customary terms.

(d) Any corporation into which the institution acting as Mortgagee is merged or converted or with which it is consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the institution acting as Mortgagee is a party, or any corporation to which substantially all the corporate trust business of the institution acting as Mortgagee is transferred, shall, subject to Section 9.1(c), be a successor Mortgagee and Mortgagee under this Mortgage without further act.

9.2 Appointment of Additional and Separate Trustees.

(a) Whenever (1) Mortgagee deems it necessary or desirable in order to conform to any Law of any jurisdiction in which all or any part of the Collateral is situated or to make any claim or bring any suit with respect to or in connection with the Collateral, this Mortgage, any other Mortgagor Agreement, the Equipment Notes, or any of the transactions contemplated by the Loan Agreement, (2) Mortgagee is advised by counsel satisfactory to it that it is so necessary or prudent in the interests of the Lenders (and Mortgagee so advises Borrower), or (3) Mortgagee is requested to do so by a Majority in Interest of the Lenders, then in any such case, Mortgagee and (upon Mortgagee’s written request) Borrower, shall execute and deliver an indenture supplemental hereto and such other instruments as may from time to time be necessary or advisable either (x) to constitute one or more bank or trust companies or one or more Persons approved by Mortgagee, either to act jointly with Mortgagee as additional trustee(s) of all or any part of the Collateral, or to act as separate trustee(s) of all or any part of the Collateral, in each case with such rights, powers, duties, and obligations consistent with this Mortgage as are provided in such supplemental indenture or other instruments as Mortgagee or a Majority in Interest of the Lenders deems necessary or advisable, or (y) to clarify, add to, or subtract from the rights, powers, duties, and obligations theretofore granted any such additional or separate trustee, subject in each case to the remaining provisions of this Section 9.2. If Borrower has not taken any action requested of it under this Section 9.2(a) that is permitted or required by its terms within 15 days after receiving a written request from Mortgagee to do so, or if an Event of Default exists, Mortgagee may act under the foregoing provisions of this Section 9.2(a) without Borrower’s concurrence, and Borrower hereby irrevocably appoints (which appointment is coupled with an interest) Mortgagee as Borrower’s agent and attorney-in-fact to act for Borrower under the foregoing provisions of this Section 9.2(a) in either of such contingencies. In such capacity, Mortgagee may execute, deliver, and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to, or subtraction from the rights, powers, duties, or obligations theretofore granted to any such additional or separate trustee. If any additional or separate trustee appointed under this Section 9.2(a) dies, becomes incapable of acting, resigns, or is moved, all the assets, property, rights, powers, trusts, duties, and obligations of such additional or separate trustee shall revert to Mortgagee until a successor additional or separate trustee is appointed as provided in this Section 9.2(a).

(b) No additional or separate trustee shall be entitled to exercise any of the rights, powers, duties, and obligations conferred upon Mortgagee in respect of the custody, investment, and payment of money, and any such additional or separate trustee shall promptly pay over to Mortgagee all money that such additional or separate trustee receives from or constituting part of the Collateral or otherwise payable to Mortgagee under any Operative Agreement. All other rights, powers, duties, and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by Mortgagee and such additional or separate trustee jointly, except to the extent that applicable Law of any jurisdiction in which any particular act is to be performed renders Mortgagee incompetent or unqualified to perform such act, in which event such rights, powers, duties, and obligations (including the holding of title to all or part of the Collateral in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall take any discretionary action except on the instructions of Mortgagee or a Majority in Interest of the Lenders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that Mortgagee shall be liable for the consequences of its lack of reasonable care in selecting, and Mortgagee’s own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this Section 9.2 shall be subject to, and shall have the benefit of, Articles 5 through 9 and Article 11 insofar as they apply to Mortgagee. The powers of any additional or separate trustee appointed pursuant to this Section 9.2 shall not in any case exceed those of Mortgagee hereunder.

(c) If at any time Mortgagee deems it no longer necessary or in order to conform to any such Law or take any such action or shall be advised by such counsel that it is no longer so necessary or desirable in the interest of the Lenders, or if Mortgagee is requested to do so in writing by a Majority in Interest of the Lenders, Mortgagee and (upon Mortgagee’s written request) Borrower shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional or separate trustee. Mortgagee may act on behalf of Borrower under this Section 9.2(c) when and to the extent it could so act under Section 9.2(a).

10. SUPPLEMENTS AND AMENDMENTS

10.1 Instructions of a Majority.

Mortgagee agrees for and on behalf of each Lender that it shall not enter into any amendment, waiver, or modification of, or supplement or consent to, any Operative Agreement without the written consent of a Majority in Interest of the Lenders, but upon the written request of a Majority in Interest of the Lenders, Mortgagee shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification, or consent, as is specified in such request (and, to the extent required, agreed to by Borrower, Airframe Manufacturer, or Engine Manufacturer) provided, that, without the consent of each holder of an affected Equipment Note then outstanding, no such amendment, waiver, or modification shall (1)

modify this Section 10.1, or Article 2 or 3, or Section 6.2, the definitions of “Event of Default”, “Default”, “Majority in Interest of Lenders”, or “Lenders”, or the percentage of Lenders required to take or approve any action hereunder, (2) reduce the amount, or change the time of payment or method of calculation of any amount, of principal, or interest with respect to any Equipment Note, (3) reduce, modify, or amend any indemnities in favor of Mortgagee or the Lenders (except that Mortgagee may consent to any waiver or reduction of an indemnity payable to it), or (4) permit the creation of any Lien on the Collateral or any part thereof (other than Permitted Liens), or deprive any Lender of the benefit of the Lien of this Mortgage on the Collateral, except as provided in connection with the exercise of remedies under Article 5.

10.2 Mortgagee Protected.

If, in the opinion of the institution acting as Mortgagee hereunder, any document required to be executed by it pursuant to Section 10.1 affects any right, duty, immunity, or indemnity with respect to such institution under this Mortgage, such institution may in its discretion decline to execute such document.

10.3 Documents Mailed to Lenders.

Promptly after Borrower or Mortgagee executes any document entered into pursuant to Section 10.1, Mortgagee shall mail, by first class mail, postage prepaid, a copy thereof to Borrower (if not a party thereto) and to each Lender at its address last set forth in the Equipment Note Register, but Mortgagee’s failure to mail such copies shall not impair or affect the validity of such document.

10.4 No Request Necessary for Mortgage Supplement.

No written request or consent of the Lenders pursuant to Section 10.1 shall be required to enable Mortgagee to execute and deliver a supplement to this Mortgage specifically required by the terms hereof.

11. MISCELLANEOUS

11.1 Termination of Mortgage.

Upon (or at any time after) payment in full of the Original Amount of, interest on, and all other amounts due under all Equipment Notes, and provided that no other Secured Obligations are then due to the Lenders and Mortgagee hereunder or under the Loan Agreement or other Operative Agreement, Borrower shall direct Mortgagee to execute and deliver to or as directed in writing by Borrower an appropriate instrument releasing the Aircraft and the Engines and all other Collateral from the Lien of the Mortgage, and Mortgagee shall execute and deliver such instrument; provided, that this Mortgage and the trusts created hereby shall earlier terminate, and this Mortgage shall be of no further force or effect, upon any sale or other final disposition by Mortgagee of all property constituting part of the Collateral, and Mortgagee’s final distribution of all money or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. Except as otherwise provided in this Section 11.1, this Mortgage and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

11.2 No Legal Title to Collateral in Lenders.

No holder of an Equipment Note shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title, and interest of any Lender in and to the Collateral or hereunder shall terminate this Mortgage or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.

11.3 Sale of Aircraft by Mortgagee is Binding.

Any sale or other conveyance of the Collateral, or any part thereof (including any part thereof or interest therein), by Mortgagee made pursuant to this Mortgage shall bind the Lenders and shall be effective to transfer or convey all right, title, and interest of Mortgagee, Borrower, and such holders in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency, or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by Mortgagee.

11.4 Mortgage for Benefit of Borrower, Mortgagee and Lenders.

Nothing in this Mortgage, whether express or implied, shall give any Person other than Borrower, Mortgagee and the Lenders any legal or equitable right, remedy, or claim under or in respect of this Mortgage, except that the Persons referred to in the second from last paragraph of Section 4.2(b) shall be third-party beneficiaries of such paragraph.

11.5 Notices.

Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers, or other communications provided or permitted by this Mortgage to be made, given, furnished, or filed shall be made, given, furnished, or filed, and shall become effective, in the manner prescribed in the Loan Agreement.

11.6 Severability.

Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.7 No Oral Modification or Continuing Waiver.

No term or provision of this Mortgage or the Equipment Notes may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by Borrower and Mortgagee, in compliance with Section 10.1. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

11.8 Successors and Assigns.

All covenants and agreements herein shall bind and benefit each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver, or other instrument or action by Agent or any Lender shall bind the successors and assigns of such holder. Each Lender by its acceptance of an Equipment Note agrees to be bound by this Mortgage and all provisions of the Operative Agreements applicable to a Lender.

11.9 Headings.

The headings of the Articles and sections herein and in the table of contents hereto are for convenience of reference only, and shall not define or limit any of the terms or provisions hereof.

11.10 Normal Commercial Relations.

Anything in this Mortgage to the contrary notwithstanding, WFB may conduct any banking or other financial transactions, and have banking or other commercial relationships, with Borrower, fully to the same extent as if this Mortgage were not in effect, including the making of loans or other extensions of credit to Borrower for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

11.11 Governing Law; Counterpart Form.

THIS MORTGAGE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE. This Mortgage is being delivered in the State of New York. This Mortgage may be executed in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each fully-executed set of which shall be an original.

11.12 Bankruptcy.

Borrower and Mortgagee intend that Mortgagee shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines, and Parts as provided herein in the event of a case under Chapter 11 of the Bankruptcy Code in which Borrower is a debtor. In any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Agreement, a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

IN WITNESS WHEREOF, Borrower and Mortgagee have executed this Trust Indenture and Mortgage N[    ]AT.

AIRTRAN AIRWAYS, INC.

By:
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Mortgagee

By:
Name:
Title:

ANNEX A

DEFINITIONS

GENERAL PROVISIONS

(a) In the Mortgage, unless otherwise expressly provided, a reference to:

(1) each of “Borrower”, “Mortgagee”, “Lender”, and any other Person includes any successor in interest to it and any permitted transferee, permitted purchaser, or permitted assignee of it;

(2) any agreement or other document (including any annex, schedule, or exhibit thereto, or any other part thereof) includes that agreement or other document as amended, supplemented, or otherwise modified from time to time in accordance with its terms and in accordance with the Mortgage, and any agreement or other document entered into in substitution or replacement therefor;

(3) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued, or reenacted before the Closing Date, and thereafter from time to time;

(4) “Agreement”, “this Agreement”, “hereby”, “herein”, “hereto”, “hereof”, “hereunder”, and words of similar import, when used in the Mortgage, refer to the Mortgage as a whole and not to any particular provision of the Mortgage;

(5) “including”, “include”, and terms or phrases of similar import means “including, without limitation” “or” is conjunctive and not disjunctive; and;

(6) a reference to a “Section”, an “Exhibit”, an “Annex”, or a “Schedule” in the Mortgage, or in any annex thereto, is a reference to a section of, or an exhibit, an annex, or a schedule to, the Mortgage or such annex, respectively.

(b) Each exhibit, annex, and schedule to the Mortgage is incorporated in, and is a part of, the Mortgage.

(c) Unless otherwise defined or specified in the Mortgage, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

(d) Headings used in the Mortgage are for convenience only, and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

DEFINED TERMS

Actual Knowledge: (a) as it applies to Mortgagee or WFB, actual knowledge of a responsible officer in the Corporate Trust Office, and (b) as it applies to Borrower, actual knowledge of a Vice President or more-senior officer of Borrower or any other officer of Borrower having responsibility for the transactions contemplated by the Operative Agreements; provided, that each of Borrower and Mortgagee shall be deemed to have “Actual Knowledge” of any matter as to which it has received notice from Borrower, Agent, or Mortgagee, given pursuant to Section 11.5 of the Mortgage.

Affiliate: of a Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and “controlling”, “controlled by”, and “under common control with” have correlative meanings.

After-Tax Basis: a basis such that any payment to be received or receivable by any Person is supplemented by a further payment to that Person so that the sum of all the two payments, after deducting all Taxes (taking into account any current credits or current deductions attributable to the event or circumstances giving rise to the requirement that original payment be made) currently payable by such Person or any of its Affiliates under any applicable Law or governmental authority, is equal to the payment due to such Person.

Aircraft: the Airframe and the two Engines.

Aircraft Bill of Sale: the full warranty bill of sale covering the Aircraft delivered by Seller to Borrower on the Closing Date.

Aircraft Description Exhibit: Exhibit A to the Mortgage.

Aircraft Documents: all technical data, manuals, and log books, and all inspection, modification, and overhaul records and other service, repair, maintenance, and technical records that the relevant Aviation Authority requires to be maintained (or are otherwise maintained by Borrower) with respect to the Aircraft, including all required additions, renewals, revisions, and replacements of any such materials, in each case in whatever form and by whatever means or medium (including microfiche, microfilm, paper, or computer disk) such materials are maintained or retained by or on behalf of Borrower.

Airframe: (1) the aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer’s model number, United States registration number, and Airframe Manufacturer’s serial number in the Aircraft Description Exhibit, or (2) any Replacement Airframe, and in either case including any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless the Lien of the Mortgage does not apply to such Parts in accordance with Section 4.4 of the Mortgage. Upon substitution of a Replacement Airframe under and in accordance with the Mortgage, such Replacement Airframe shall become subject to the Mortgage and shall be the “Airframe” for all purposes of the Operative Agreements, and the replaced Airframe shall cease to be subject to the Mortgage and shall cease to be the “Airframe”.

Airframe Manufacturer: The Boeing Company.

Aviation Authority: the FAA or, if the Aircraft is registered with any other Government Entity under and in accordance with Section 4.2(e) of the Mortgage, such other Government Entity.

Bankruptcy Code: the United States Bankruptcy Code, 11 U.S.C. § 101 et seq.

Bills of Sale: the FAA Bill of Sale and the Aircraft Bill of Sale.

Business Day: any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law to close in New York, NY, Orlando, FL, or the city and state in which Mortgagee maintains its Corporate Trust Office or receives and disburses funds and, if in relation to the payment of interest and principal of any Equipment Note, or any prepayment thereof, or delivery of any Drawndown Notice, a day on which Dollar transactions are effected in London, England.

Cash Equivalents: the following securities (which shall mature within 30 days of the date of purchase thereof): (1) direct obligations of the U.S. Government; (2) obligations fully guaranteed by the U.S. Government; (3) certificates of deposit issued by, or bankers’ acceptances of, or time deposits or a deposit account with, Mortgagee or any bank, trust company, or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $1 billion and having a rate of “A” or better from Standard & Poor’s; or (4) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor’s or Moody’s equal to or higher than A1+ or P1, respectively.

Citizen of the United States: defined in Section 40102(a)(15) of the Transportation Code and in the FARs.

Closing: defined in Section 2.4 of the Loan Agreement.

Closing Date: defined in Section 2.1 of the Loan Agreement, which date shall be the date on which the Mortgage is dated.

Code: the Internal Revenue Code of 1986, as amended, or any successor thereto; provided, that, when used in relation to a Plan, “Code” shall be interpreted in accordance with the regulations and rulings issued thereunder.

Collateral: defined in the Granting Clause of the Mortgage.

Consent and Agreement: the consent and agreement of Airframe Manufacturer to the assignment contemplated by Granting Clause (2) of the Mortgage.

Corporate Trust Office: Mortgagee’s principal office, located at Mortgagee’s address for notices under the Loan Agreement, or such other office at which Mortgagee’s corporate trust business shall be administered and which Mortgagee specifies by notice in writing to Borrower and Agent.

CRAF: the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. § 9511 - 13, or any similar substitute program.

Debt Rate: as defined in Annex A of the Loan Agreement.

Default: (1) any event or condition that, with the giving of notice or the lapse of time, would become an Event of Default, or (2) any Event of Default.

Dollars, United States Dollars, or $: the lawful currency of the United States.

DOT: the Department of Transportation of the United States, or any Government Entity succeeding to the functions of such Department of Transportation.

Eligible Account: an account established by and with an Eligible Institution at Mortgagee’s request, which institution agrees, for all purposes of the UCC (including UCC Article 8), that (1) such account shall be a “securities account” (as defined in UCC § Section 8-501), (2) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in UCC § 8-102(9)), (3) Mortgagee shall be the “entitlement holder” (as defined in UCC § 8-102(7)) of such account, (4) it will comply with all entitlement orders issued by Mortgagee to the exclusion of Borrower, and (5) the “securities intermediary jurisdiction” (under UCC § 8-110(e)) shall be the state of New York.

Eligible Institution: the corporate trust department of (1)Wells Fargo Bank Northwest, National Association, acting solely in its capacity as a “securities intermediary” (as defined in UCC § 8-102(14)), or (2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody’s and Standard & Poor’s of at least A-3 or its equivalent.

Engine: (1) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer’s model number and Engine Manufacturer’s serial number in the Aircraft Description Exhibit or (2) any Replacement Engine, in any case whether or not from time to time installed on such Airframe or installed on any other airframe or aircraft, including (for both clauses (1) and (2)) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless the Lien of the Mortgage does not apply to such Parts in accordance with Section 4.4 of the Mortgage. Upon substitution of a Replacement Engine under and in accordance with the Mortgage, such Replacement Engine shall become subject to the Mortgage and shall be an “Engine” for all purposes of the Operative Agreements, and the replaced Engine shall cease to be subject to the Mortgage and shall cease to be an “Engine”.

Engine Consent and Agreement: the consent and agreement of Engine Manufacturer to the assignment contemplated by Granting Clause (2) of the Mortgage.

Engine Manufacturer: CFM International, Inc.

Equipment Note Register: defined in Section 2.6 of the Mortgage.

Equipment Note: any equipment note issued under the Mortgage in the form specified in Section 2.1 and Exhibit B thereof (as such form may be varied pursuant to the terms of the Mortgage), or any Equipment Note issued under the Mortgage in exchange for or replacement of any Equipment Note.

ERISA: the Employee Retirement Income Security Act of 1974.

Event of Default: defined in Section 5.1 of the Mortgage.

Event of Loss: with respect to the Aircraft, the Airframe, or any Engine: any of the following circumstances, conditions, or events with respect to such property, for any reason whatsoever:

(1) the destruction of such property, damage to such property beyond economic repair, or rendition of such property permanently unfit for normal use by Borrower;

(2) the actual or constructive total loss of such property, or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

(3) any theft, hijacking, or disappearance of such property for a period in excess of 90 consecutive days;

(4) any seizure, condemnation, confiscation, or requisition of title to or of use of such property by any Government Entity or purported Government Entity (other than a requisition of use by a U.S. Government Entity) (aa) for a period exceeding in the case of any requisition of use, 180 consecutive days if the requisition is by a Government Entity of any Permitted Country or 30 consecutive days if the requisition is by any other Government Entity or (bb) in the case of any condemnation, confiscation or seizure of, or requisition of title, on the date such event occurs;

(5) the use of the Aircraft in the normal course of Borrower’s business of passenger air transportation is prohibited for a period of 180 consecutive days, as a result of any law, rule, regulation, order, or other action by the Aviation Authority or by any Government Entity of the government of registry of the Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of the Aircraft which action is applicable to Similar Aircraft, unless, before the expiration of such 180-day period, Borrower undertakes and is diligently carrying forward such steps as are necessary or desirable to permit the normal use of such property by Borrower and shall within such 180-day period have conformed to at least one Boeing model 737-7BD aircraft in its fleet to the requirements of any law, rule, regulation, order or other action, but in any event if such use is prohibited for a continuous period of eighteen (18) months; and

(6) with respect to any Engine, the requisition for use by any Government Entity.

An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss with respect to the Airframe shall have occurred.

Expenses: any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses, and disbursements (including reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors, or other professionals, and costs of investigation).

FAA: the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of such Federal Aviation Administration.

FAA Bill of Sale: a bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered to Borrower on the Closing Date by Seller or pursuant to Section 4.5(c)(1)(bb) of the Mortgage.

FAA Counsel: Lytle, Soulé & Curlee.

FAA-Filed Documents: the Mortgage, the FAA Bill of Sale, and an application for registration of the Aircraft with the FAA in Borrower’s name.

FARS: the Federal Aviation Regulations issued or promulgated pursuant to the Transportation Code from time to time.

Financing Statements: UCC-1 financing statements covering the Collateral, by Borrower, as debtor, showing Mortgagee as secured party, for filing in Delaware and each other jurisdiction where filing is necessary to perfect its Lien on the Collateral.

GAAP: generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as varied by any applicable financial accounting rules or regulations issued by the SEC or the Public Company Accounting Oversight Board, and applied on a basis consistent with prior periods except as may be disclosed in the pertinent Person’s financial statements.

GEES Acknowledgment and Agreement: the acknowledgment and agreement of G.E. Engine Services, Inc. to the assignment contemplated by Granting Clause (2) of the Mortgage and the agreement by Borrower of certain matters addressed therein.

Government Entity: (1) any federal, state, provincial, or similar government, and any body, board, department, commission, court, tribunal, authority, agency, or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative, or regulatory functions of such government, or (2) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

GTA: General Terms Agreement No. CFM-03-0017, dated June 30, 2003, by and between Engine Manufacturer and Borrower including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such GTA, all to the extent included in the Granting Clause (2) of the Mortgage.

Holdings: AirTran Holdings, Inc., a Nevada corporation.

Indemnified Withholding Taxes: defined in Section 9.3 of the Loan Agreement.

Indemnitee: (1) WFB (in its individual capacity and as Mortgagee), (2) each separate or additional trustee appointed pursuant to the Mortgage, (3) the Lenders, (4) Agent, (5) each Affiliate of the Persons described in clauses (1) through (4) above, (6) the directors, officers, employees, and agents of each of the Persons described in clauses (1) through (5) above and (7) the successors and permitted assigns of the persons described in clauses (1) through (5) above.

IRS: the Internal Revenue Service of the United States, or any Government Entity succeeding to the functions of such Internal Revenue Service.

Insured Value: defined in Annex B to the Mortgage.

Interest Period: defined in Annex A to the Loan Agreement.

Junior Loan: defined in Section 7.3 of the Loan Agreement.

Law: (1) any constitution, treaty, statute, law, decree, regulation, order, rule, or directive of any Government Entity, and (2) any judicial or official administrative interpretation or application of, or decision under, any of the foregoing having the force of law.

Lease Assignment: as defined in Section 4.2(b) of the Mortgage.

Lender: (1) initially each Person identified in Schedule 2 of the Loan Agreement as a Lender making (or holding a commitment to make) a secured loan in respect of the Aircraft (subject to any Transfer pursuant to Sections 7.1(a) and 7.2 of the Loan Agreement), and (2) thereafter any Person registered as a holder of one or more Equipment Notes related to the Aircraft.

LIBOR Breakage Amount: as of the date of determination thereof the amount, if any, required to compensate any Lender in respect of the net amount of any loss, cost or expense incurred by such Lender in connection with a premature unwinding or liquidating of any deposits or funding or financing arrangement with its funding sources as the result of any failed borrowing or the redemption of all or any Outstanding Amount of any Equipment Note held by it on a date other than the last day of the then current Interest Period therefor, as reasonably determined by such Lender. Such amount to include without limitation, any and all penalties or charges for prepayment or liquidation or other arrangement or redeployment of funds.

Lien: any mortgage, pledge, lien, charge, claim, encumbrance, lease, or security interest affecting the title to or any interest in property.

Loan Agreement: Loan Agreement, dated as of February     , 2006, among Borrower, the Lenders and WFB.

Majority in Interest of the Lenders: as of a particular date of determination the Lenders holding Equipment Notes constituting a majority of the aggregate unpaid Original Amount of all Equipment Notes outstanding as of such date.

Materially Adverse Change: with respect to any Person, any event, condition, or circumstance that materially adversely affects such Person’s business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities, and agreements under the Operative Agreements.

Moody’s: Moody’s Investors Service, Inc.

Mortgage: Trust Indenture and Mortgage N[    ]AT, dated the Closing Date, between Borrower and Mortgagee.

Mortgage Supplement: a supplement to the Mortgage in substantially the form attached to the Mortgage as Exhibit C.

Mortgaged Property: defined in Section 3.3 of the Mortgage.

Mortgagee: Wells Fargo Bank Northwest, National Association, a national banking association, not in its individual capacity but solely as mortgagee under the Mortgage.

Mortgagor Agreements: the Purchase Agreement and the GTA (to the extent included in Granting Clause (2) of the Mortgage), the Bills of Sale, any Permitted Lease required to be assigned to Mortgagee pursuant to the terms hereof, and any other contract, agreement, or instrument from time to time assigned or pledged under the Mortgage.

Officer’s Certificate: a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant, or Staff Vice President), the Treasurer, or the Secretary of such party.

Operative Agreements: the Loan Agreement, the Mortgage, the Equipment Notes, the Consent and Agreement, the Engine Consent and Agreement and the GEES Acknowledgment and Agreement.

Original Amount: the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, the aggregate stated original principal amounts of all Equipment Notes.

Parts: all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats, and other equipment of whatever nature (other than (1) Engines or engines, and (2) any Removable Part) from time to time installed or incorporated in or attached or appurtenant to the Airframe or any Engine or removed therefrom, unless the Lien of the Mortgage does not apply thereto in accordance with Section 4.4 of the Mortgage.

Past-Due Rate: defined in Annex A to the Loan Agreement.

Payment Date: for any Equipment Note, the day of the month in which the Scheduled Delivery Date occurred and the corresponding calendar day of the month that is six months thereafter, the first of which shall fall in the sixth month next following the Scheduled Delivery Date and the last of which shall be the Maturity Date for such Equipment Note; provided that, if any such date shall not be a Business Day, then the relevant Payment Date shall be the next succeeding Business Day unless by virtue of such extension such date would fall in the next succeeding calendar month, in which case the relevant Payment Date shall be the next preceding Business Day; provided further that, if there is no day in any month corresponding to the Scheduled Delivery Date, then the Payment Date in such month shall be the last Business Day of such month..

Permitted Air Carrier: any Permitted Foreign Air Carrier or U.S. Air Carrier.

Permitted Country: any country listed on Schedule 3 to the Loan Agreement; except any such country that, when the pertinent lease or other transfer begins, does not maintain normal diplomatic relations with the United States, is involved in internal or external war or military conflict, or is a country with which it would constitute a breach of Law for Mortgagee or any Lender to engage directly or indirectly in business.

Permitted Foreign Air Carrier: any air carrier that (1) has its principal executive offices in any Permitted Country or other country approved by Mortgagee (which approval shall not be unreasonably withheld), and (2) is authorized to conduct commercial airline operations and to operate jet aircraft similar to the Aircraft under the applicable Laws of such Permitted Country.

Permitted Lease: a lease or sublease permitted under Section 4.2(b) of the Mortgage.

Permitted Lessee: the lessee under a Permitted Lease.

Permitted Lien: (a) the rights of Mortgagee under the Operative Agreements, or of any Permitted Lessee under any Permitted Lease; (b) Liens arising by, through or under WFB, any Lender or Mortgagee; (c) the rights of others under agreements or arrangements to the extent expressly permitted by Section 4.2(b) or Section 4.4 of the Mortgage; (d) Liens for Taxes either not yet due or being contested in good faith by appropriate procedures if such Liens and such procedures do not involve a material risk of the sale, forfeiture, or loss of the Aircraft, the Airframe, any Engine, or the interest of Mortgagee or any Lender therein, or impair the Lien of the Mortgage and for which adequate reserves have been established under GAAP; (e) materialmen’s, mechanics’, workers’, repairers’, employees’, or other like Liens arising in the ordinary course of business for amounts the payment of which either is not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, if such Liens and such proceedings do not involve any material risk of the sale, forfeiture, or loss of the Aircraft, the Airframe, any Engine, or the interest of Mortgagee or any Lender therein, or impair the Lien of the Mortgage; (f) Liens arising out of any judgment or award against Borrower (or any Permitted Lessee), if, within 60 days after the entry thereof, that judgment or award is discharged or vacated, or has its execution stayed pending appeal, or is discharged, vacated, or reversed within 60 days after the expiration of such stay, and if during any such 60-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture, or loss of the Aircraft, the Airframe, any Engine, or the interest of Mortgagee or any Lender therein, or impair the Lien of the Mortgage; (g) any other Lien with respect to which Borrower (or any Permitted Lessee) shall have provided a bond, cash collateral, or other security adequate in the reasonable opinion of Mortgagee; and (h) the Lien of any Junior Loan.

Permitted Manufacturer: any manufacturer of commercial jet airframes or commercial jet aircraft engines, or Affiliate of any such manufacturer whose obligations are guaranteed by such manufacturer.

Person or person: an individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, limited liability company, government agency, committee, department, authority, and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

Plan: any employee benefit plan within the meaning of ERISA § 3(3), or any plan within the meaning of Code § 4975(e)(1).

Purchase Agreement: Purchase Agreement No. 2444, dated July 3, 2003, between Airframe Manufacturer and Borrower, including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such Purchase Agreement, all to the extent included in the Granting Clause (2) of the Mortgage.

QIB: defined in Section 2.7 of the Mortgage.

Related Equipment Note: an equipment note issued pursuant to a Related Mortgage.

Related Mortgage: a trust indenture and mortgage, other than the Mortgage, that (1) covers a Boeing model 737-7BD aircraft to be delivered pursuant to the Purchase Agreement (or any replacement aircraft therefor) and (2) is entered into in connection with the Loan Agreement.

Removable Part: defined in Section 4.4(d) of the Mortgage.

Replacement Airframe: an airframe substituted for the Airframe pursuant to Section 4.5 of the Mortgage.

Replacement Engine: an engine substituted for an Engine pursuant to Sections 4.4(e) or 4.5 of the Mortgage.

SEC: the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.

Section 1110: 11 U.S.C. Section 1110 of the Bankruptcy Code, or any successor or analogous section of the federal bankruptcy law in effect from time to time.

Secured Obligations: defined in Section 2.5 of the Mortgage.

Securities Act: the Securities Act of 1933.

Security: a “security” as defined in Section 2(l) of the Securities Act.

Seller: Airframe Manufacturer.

Similar Aircraft: a Boeing model 737-7BD aircraft.

Special Default: a Default under Section 5.1(a), (e), (f) or (g) of the Mortgage.

Standard & Poor’s: Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

Tax Indemnitee: (1) WFB and Mortgagee, (2) each separate or additional trustee appointed pursuant to the Mortgage, (3) each Lender, (4) Agent and (5) the successors, assigns, officers, directors, employees and agents of the foregoing.

Taxes: all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use, property (personal and rent) and intangibles taxes), levies, imposts, duties, charges, assessments, or withholdings of any nature whatsoever imposed by any Taxing Authority, and any penalties, additions to tax, fines, or interest thereon or additions thereto.

Taxing Authority: any federal, state, or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority, or any territory or possession of the United States or any political subdivision or taxing authority of any thereof.

Transactions: the transactions contemplated by the Loan Agreement.

Transfer: the transfer, sale, assignment, or other conveyance of all or any interest in any property, right or interest.

Transfer Certificate: a transfer certificate substantially in the form set out in Exhibit C to the Loan Agreement.

Transferee: a Person to whom any Lender purports or intends to Transfer any or all of its right, title, or interest in the Equipment Note, as described in Section 7 of the Loan Agreement.

Transportation Code: subtitle VII of title 49, United States Code.

UCC: the Uniform Commercial Code as in effect in any applicable jurisdiction.

United States or U.S.: the United States of America; provided, that for geographic purposes, “United States” means the 50 states and the District of Columbia of the United States of America.

U.S. Air Carrier: any United States air carrier who is a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of the Transportation Code for aircraft capable of carrying 10 or more individuals or

6000 pounds or more of cargo, and as to whom there is in force an air carrier operating certificate issued pursuant to FAR Part 121, or who may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

U.S. Government: the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

U.S. Person: any Person that is a “United States person” as defined in Code Section 7701(a)(30).

Wet Lease: any arrangement whereby Borrower or a Permitted Lessee agrees to furnish the Aircraft, the Airframe, or any Engine to a third party pursuant to which the Aircraft, Airframe, or Engine is at all times in the operational control of Borrower or a Permitted Lessee, provided, that Borrower’s obligations under the Mortgage shall continue in full force and effect notwithstanding any such arrangement.

WFB: Wells Fargo Bank Northwest, National Association, a national banking association, not in its capacity as Mortgagee under the Mortgage, but in its individual capacity.

ANNEX B

***

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Page 6 of8 pages containing information redacted pursuant to a request for confidential treatment.

B-1

EXHIBIT A

AIRCRAFT DESCRIPTION

The Aircraft is a Boeing model 737-7BD aircraft, consisting of (1) an airframe bearing FAA registration no. N[    ]AT and manufacturer’s serial no. [    ], (2) two CFM International model CFM56-7B20 engines (each of which has 750 or more rated takeoff horsepower or its equivalent), bearing manufacturer’s serial nos. [        ] and [        ], and (3) all appliances, parts, instruments, appurtenances, accessories, furnishings, and other equipment or property incorporated in such airframe and engines.

Exh A-1

EXHIBIT B

FORM OF EQUIPMENT NOTE

Equipment Note due [    ], 2018 (“Maturity Date”), issued in connection with the Boeing model 737-7BD aircraft initially bearing United States registration mark N[    ]AT.

No. [ ]	[ ],200[ ]

$[ ]

AirTran Airways, Inc. (“Borrower”), a Delaware corporation hereby promises to pay to [ ] (or its registered assignee) the principal sum of $[ ] (the “Original Amount”), together with interest at the Debt Rate on the unpaid balance of the Original Amount (calculated on the basis of a 360-day year and actual number of days elapsed from the date hereof until paid in full. The Original Amount of this Equipment Note shall be payable in twenty-four (24) semi-annual installments on the dates set forth in Schedule I hereto (each a “Payment Date”) equal to the corresponding principal amounts set forth in Schedule I hereto. Accrued but unpaid interest shall be due and payable semiannually in arrears on each Payment Date. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. If any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the following Business Day (unless, if by virtue of such extension such day would fall in the next succeeding calendar month, in which case such payment shall be made on the immediately preceding Business Day), and interest payable on the unpaid Original Amount shall be adjusted to take into account such extension (or, in the case of the preceding parenthetical, period reduction; i.e., interest payable on any Payment Date shall be adjusted to include an accrual of interest at the Debt Rate for the number of days included in the Interest Period ending on such Payment Date).

For purposes hereof, “Mortgage” means the Trust Indenture and Mortgage N[    ]AT, dated as of [    ], 2006, between Borrower and Wells Fargo Bank Northwest, National Association (“Mortgagee”), as amended or supplemented from time to time. All terms used in this Equipment Note, if defined in the Mortgage and not in this Equipment Note, have the same meanings as in the Mortgage.

This Equipment Note shall bear interest, payable on demand, at the Past-Due Rate (calculated on the basis of a 360-day year and actual number of days elapsed) on any overdue payment of principal, interest or any other amount required to be made hereunder for the period that it is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration, or otherwise).

An Equipment Note Register shall be maintained at Mortgagee’s Corporate Trust Office (or at the office of any successor), for the purpose of registering transfers and exchanges of Equipment Notes, in the manner provided in Section 2.6 of the Mortgage.

Exh B-1

The Original Amount, interest, any LIBOR Breakage Amount and other amounts due hereunder shall be payable in Dollars in immediately available funds at Mortgagee’s Corporate Trust Office, or as otherwise provided in the Mortgage. Each such payment shall be made without any presentment or surrender of this Equipment Note. However, this Equipment Note shall be surrendered to Mortgagee for cancellation promptly after any final payment.

The holder hereof, by its acceptance of this Equipment Note, agrees that (except as otherwise provided in the Mortgage) each payment of the Original Amount, LIBOR Breakage Amount, Redemption Fee and interest received by it hereunder shall be applied: first, to pay any amount due hereunder or under the Mortgage other than amounts distributable pursuant to clauses second, third or fourth below, second, to pay accrued interest on this Equipment Note (as well as any interest on any overdue payment of any amount required to be made hereunder or under the Mortgage) to the date of such payment, third, to pay the Original Amount of this Equipment Note then due, and fourth, the balance, if any, remaining thereafter, to pay installments of the Original Amount of this Equipment Note remaining unpaid in the inverse order of their maturity.

This Equipment Note is one of the Equipment Notes referred to in the Mortgage which have been or are to be issued by Borrower pursuant to the Mortgage. The Collateral is held by Mortgagee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Mortgage. Refer to the Mortgage for a complete statement of (1) the rights and obligations of the holder of this Equipment Note, and the nature and extent of the security for this Equipment Note, (2) the rights and obligations of the holders of any other Equipment Notes executed and delivered under the Mortgage, and the nature and extent of the security for any other Equipment Notes executed and delivered under the Mortgage, and (3) a statement of the terms and conditions of the trust created by the Mortgage, to all of which terms and conditions in the Mortgage each holder hereof agrees by its acceptance of this Equipment Note.

Before this Equipment Note is duly presented for registration of transfer, Borrower and Mortgagee shall treat the person in whose name this Equipment Note is registered as the owner hereof for all purposes, whether or not this Equipment Note is overdue, and neither Borrower nor Mortgagee shall be affected by notice to the contrary.

This Equipment Note is subject to redemption as provided in Sections 2.9 and 2.10 of the Mortgage, but not otherwise. In addition, this Equipment Note may be accelerated as provided in Section 5.2 of the Mortgage.

Unless the certificate of authentication hereon has been executed by or on behalf of Mortgagee by manual signature, this Equipment Note shall not be entitled to any benefit under the Mortgage or be valid or obligatory for any purpose.

THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Exh B-2

IN WITNESS WHEREOF, Borrower has executed this Equipment Note.

AIRTRAN AIRWAYS, INC.

By:
Name:
Title:

Exh B-3

MORTGAGEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Equipment Notes referred to in the Mortgage (as defined in the foregoing Equipment Note).

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Mortgagee

By:
Name:
Title:

Exh B-4

EXHIBIT C

FORM OF OFFICER’S CERTIFICATE

This certificate is delivered pursuant to Section 8.1(e) of the Trust Indenture and Mortgage N[    ]AT (the “Mortgage”), dated as of [    ], 2006, among AirTran Airways, Inc. as Borrower, and Wells Fargo Bank Northwest, National Association, not in its individual capacity, except as expressly provided herein, but solely as mortgagee. Terms defined in the Mortgage have the same meanings when used in this Certificate.

I certify that:

1. the annual financial statements of Holdings and Borrower delivered on the date hereof have been prepared in accordance with GAAP and fairly present in all material respects in accordance with GAAP the financial condition of Holdings and Borrower, respectively, and

2. based on an examination sufficient to enable me to make an informed statement, no Default or Event of Default under the Operative Agreements has occurred or is continuing.

[ ], 20[ ]

AIRTRAN AIRWAYS, INC.

By:
Name:
Title:

Exh C-1